AGREEMENT AND PLAN OF REORGANIZATION
                                     BETWEEN
                               ACCESS BEYOND, INC.
                                       AND
                       HAYES MICROCOMPUTER PRODUCTS, INC.

                                  July 29, 1997

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

I.    PLAN OF REORGANIZATION ................................................2
      1.1   The Merger.......................................................2
      1.2   Fractional Shares................................................3
      1.3   Hayes Options and Warrants.......................................4
      1.4   Effects of the Merger............................................4
      1.5   Tax-Free Reorganization..........................................6
      1.6   Purchase Accounting Treatment....................................6
      1.7   Charter Amendments ..............................................6

2.    REPRESENTATIONS AND WARRANTIES OF HAYES................................6
      2.1   Organization and Good Standing...................................6
      2.2   Subsidiaries.....................................................7
      2.3   Power, Authorization and Validity................................7
      2.4   Capitalization...................................................8
      2.5   No Conflict or Violation.........................................9
      2.6   Litigation.......................................................9
      2.7   Hayes Financial Statements.......................................9
      2.8   Taxes...........................................................10
      2.9   Title to Properties.............................................10
      2.10  Absence of Certain Changes......................................11
      2.11  Agreements and Commitments......................................12
      2.12  Intellectual Property...........................................13
      2.13  Compliance with Laws............................................14
      2.14  Certain Transactions and Agreements.............................14
      2.15  Employees.......................................................15
      2.16  Corporate Documents.............................................16
      2.17  Books and Records...............................................17
      2.18  Insurance.......................................................17
      2.19  Environmental Matters ..........................................17
      2.20  Government Contracts............................................17
      2.21  No Brokers......................................................18
      2.22  Information Supplied............................................18
      2.23  Interested Party Transactions...................................18
      2.24  Real Property Holding Corporation Status .......................19
      2.25  Disclosure......................................................19

3.    REPRESENTATIONS AND WARRANTIES OF ACCESS BEYOND.......................19
      3.1   Organization and Good Standing..................................19
      3.2   Subsidiaries....................................................19
      3.3   Power, Authorization and Validity...............................20

      3.4   Capitalization..................................................20
      3.5   No Conflict or Violation........................................21
      3.6   Litigation......................................................21
      3.7   Access Beyond Financial Statements..............................22
      3.8   Taxes...........................................................22
      3.9   Title to Properties.............................................23
      3.10  Absence of Certain Changes......................................23
      3.11  Agreements and Commitments......................................25
      3.12  Intellectual Property...........................................26
      3.13  Compliance with Laws............................................27
      3.14  Certain Transactions and Agreements.............................27
      3.15  Employees.......................................................27
      3.16  Corporate Documents.............................................28
      3.17  Books and Records...............................................29
      3.18  Insurance.......................................................29
      3.19  Environmental Matters...........................................29
      3.20  Government Contracts............................................29
      3.21  Remote Access Products .........................................31
      3.22  No Brokers......................................................31
      3.23  Information Supplied............................................31
      3.24  Interested Party Transactions...................................31
      3.25  Disclosure......................................................31
      3.26  SEC Filings ....................................................32

4.    COVENANTS OF THE PARTIES..............................................32
      4.1   Access; Advice of Changes.......................................32
      4.2   Notification of Changes in Relationships........................33
      4.3   Conduct of Business.............................................33
      4.4   No Solicitation.................................................35
      4.5   Registration on Form S-4........................................36
      4.6   Regulatory Approvals............................................37
      4.7   Stockholders Meetings...........................................38
      4.8   Indemnification of Officers and Directors.......................39
      4.9   Confidentiality.................................................40
      4.10  Confidentiality and Disclosure..................................40
      4.11  Affiliates Agreements...........................................40
      4.12  New Capital Funding ............................................41
      4.13  Other Actions Required..........................................41

5.41  HAYES PRECLOSING COVENANTS............................................41
      5.1   Business Plan...................................................41
      5.2   Hayes Dissenting Shares.........................................42
      5.3   Other Actions Required .........................................42

6.    CLOSING MATTERS.......................................................42
      6.1   The Closing.....................................................42
      6.2   Exchange of Certificates........................................43
      6.3   Assumption of Options and Warrants..............................43
      6.4   Access Beyond Options ..........................................44

7.    CONDITIONS TO OBLIGATIONS OF HAYES....................................44
      7.1   Removal of Due Diligence and Other Conditions ..................44
      7.2   Covenants, Representations and Warranties.......................44
      7.3   Compliance with Law.............................................45
      7.4   Government Consents.............................................45
      7.5   Form S-4........................................................45
      7.6   Documents and Consents..........................................45
      7.7   Hart-Scott Rodino Compliance....................................45
      7.8   No Litigation...................................................45
      7.9   Opinion of Counsel..............................................45
      7.10  Employment Agreements...........................................46
      7.11  Tax-Free Transaction ...........................................46
      7.12  Listing.........................................................46
      7.13  Access Beyond Amended and Restated Certificate..................46
      7.14  Satisfactory Form of Legal and Accounting Matters...............46
      7.15  Access Beyond Board of Directors................................46
      7.16  Resignations ...................................................46
      7.17  Shareholders Agreement .........................................46

8.    CONDITIONS TO OBLIGATIONS OF ACCESS BEYOND............................47
      8.1   Removal of Due Diligence and Other Conditions...................47
      8.2   Covenants, Representations and Warranties.......................47
      8.3   Compliance with Law.............................................47
      8.4   Government Consents.............................................47
      8.5   Form S-4........................................................48
      8.6   Hart-Scott-Rodino Compliance....................................48
      8.7   Documents and Consents..........................................48
      8.8   No Litigation...................................................48
      8.9   Opinion of Counsel..............................................48
      8.10  Employment Agreements...........................................48
      8.11  Listing.........................................................48
      8.12  Affiliate Agreements............................................48
      8.13  Satisfactory Form of Legal and Accounting Matters...............49
      8.14  Completion of other Actions.....................................49
      8.15  Access Beyond Restated Certificate..............................49
      8.16  Fairness Opinion................................................49
      8.17  Access Beyond Board of Directors................................49

9.    TERMINATION OF AGREEMENT..............................................49
      9.1   Termination.....................................................49
      9.2   Effect of Termination...........................................51
      9.3   Expenses; Termination Fees......................................52

10.  SURVIVAL OF REPRESENTATIONS, CONTINUING COVENANTS......................53

11.   GENERAL PROVISIONS....................................................53
      11.1  Governing Law; Dispute Resolution...............................53
      11.2  Assignment; Binding Upon Successors and Assigns.................54
      11.3  Severability....................................................54
      11.4  Counterparts....................................................55
      11.5  Other Remedies..................................................55
      11.6  Amendment and Waivers...........................................55
      11.7  No Waiver.......................................................55
      11.8  Notices.........................................................55
      11.9  Construction of Agreement.......................................57
      11.10 No Joint Venture................................................57
      11.11 Further Assurances..............................................57
      11.12 Absence of Third Party Beneficiary Rights.......................57
      11.13 Time is of the Essence..........................................57
      11.14 Entire Agreement................................................57

Exhibits:

      Exhibit A         Form of Certificate of Merger
      Exhibit C-1       Form of Voting Agreement
      Exhibit C-2       Form of Market Standoff Agreement
      Exhibit C-3       Form of Hayes Affiliates Agreement
      Exhibit C-4       Form of Employment Agreement for Ronald A. Howard
      Exhibit C-5       Form of Employment Agreement for Dennis C. Hayes
      Exhibit 1.5A      Certificate of Officer as to Tax Matters
                         (Access Beyond and Newco)
      Exhibit 1.5B      Certificate of Officer as to Tax Matters (Hayes)
      Exhibit 7.13      Form of Restated Certificate

                      AGREEMENT AND PLAN OF REORGANIZATION

      This Agreement and Plan of Reorganization (this "Agreement") is entered into as of July 29, 1997, by and between Access Beyond, Inc., a Delaware corporation ("Access Beyond"), and Hayes Microcomputer Products, Inc., a Georgia corporation ("Hayes") (and individually referred to as "Party" and jointly and severally referred to herein as "Parties").

      A. The Parties intend that, subject to the terms and conditions set forth herein, a new corporation that will be organized in Georgia as a wholly owned subsidiary of Access Beyond ("Newco") will merge with and into Hayes in a reverse triangular merger (the "Merger"), with Hayes to be the surviving corporation of the Merger, all pursuant to the terms and conditions of this Agreement and Certificate of Merger substantially in the form of Exhibit A (the "Certificate of Merger") and the applicable provisions of the laws of Georgia.

      B. Upon the effectiveness of the Merger, all the outstanding capital stock of Hayes will be converted into capital stock of Access Beyond, and Access Beyond will assume all outstanding options and warrants to purchase shares of Hayes capital stock, in the manner and on the basis determined herein and as provided in the Certificate of Merger.

      C. The Merger is intended to be treated as a "purchase" for accounting purposes and a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by virtue of the provisions of Section 368(a)(2)(E) of the Code.

      D.    Concurrent with the execution and delivery of this Agreement:

            (i) Dennis C. Hayes, Chestnut Capital, LLC, Rinzai Limited and Vulcan Ventures Incorporated, who together hold a majority or more of the issued and outstanding shares of each class or series of Hayes capital stock, and a sufficient number of shares of Hayes capital stock to approve the Merger (the "Principal Hayes Shareholders"), are each executing and delivering to Access Beyond a fully signed copy of a certain Voting Agreement substantially in the form of Exhibit C-1 containing a market standoff agreement, an agreement to vote in favor of the Merger, this Agreement, the Certificate of Merger and the transactions provided for herein and against any transaction that could adversely affect the Merger (collectively, the "Voting Agreements");

            (ii) certain other shareholders of Hayes are entering into a "Market Standoff Agreement" in substantially the form attached hereto as Exhibit C-2;

            (iii) the Principal Hayes Shareholders and any other shareholder of Hayes who is an "affiliate" of Hayes within the meaning of Rule 145 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the key corporate officers and directors of Hayes by the end of the Due Diligence Period will be entering into the "Hayes Affiliates Agreements" substantially in the form of Exhibit C-3 hereto;

            (iv) the shareholders of Hayes and Ronald A. Howard are entering into a Shareholders' Agreement to be effective at the Effective Time (the "Shareholders' Agreement"); and

            (v) Ronald A. Howard and Dennis C. Hayes are entering into an Employment Agreement or an amendment to Employment Agreement with Access Beyond substantially in the form of Exhibits C-4 and C-5 hereto, respectively (the "Employment Agreements").

      The Parties acknowledge that in the event that the transactions contemplated by this Agreement are not consummated, each Party would experience a substantial loss and hardship; therefore, to minimize the potential for such
(i) failure to consummate the transactions and (ii) loss and hardship, the Parties have knowingly agreed not to include in this Agreement many otherwise normal conditions to closing the Merger, including but not limited to, a condition that there shall be no material adverse change prior to the Effective Time (as defined below) to either Party, its business, financial condition, results of operations or prospects, or to either Party's industry or to general business conditions.

      Now, therefore, in reliance upon the recitals set forth above, the Parties hereto agree as follows:

      I. PLAN OF REORGANIZATION.

            1.1 The Merger. Subject to the terms and conditions of this Agreement, prior to the Closing Date (as defined in Section 6.1 below), Access Beyond will incorporate and organize Newco and will cause the Board of Directors and shareholders of Newco to approve the Merger and become a party to this Agreement which is obligated to perform all of the duties of Newco set forth in this Agreement. Subject to the terms and conditions of this Agreement, the Certificate of Merger will be filed with the Secretary of State of the State of Georgia on the Closing Date. The date and time that the Certificate of Merger is filed with the Georgia Secretary of State and the Merger thereby becomes effective will be referred to in this Agreement as the "Effective Time." Subject to the terms and conditions of this Agreement and the Certificate of Merger, Newco will be merged with and into Hayes in a statutory merger pursuant to the Certificate of Merger and in accordance with applicable provisions of Georgia law as follows.

                  1.1.1 Creation of Series A Stock. Prior to the Effective Time, Access Beyond will have amended its Certificate of Incorporation to create the Series A Preferred Stock of Access Beyond (the "Access Beyond Series A Stock"), each share of which shall initially be convertible into one share of Access Beyond Common Stock, $0.01 par value ("Access Beyond Common Stock") and shall have the rights, preferences, privileges and restrictions as are specified in the form of Restated Certificate of Incorporation attached hereto as Exhibit 7.13.

                  1.1.2 Conversion of Hayes Common Stock. Each share of Hayes Common Stock, $0.01 par value (the "Hayes Common Stock") that is issued and outstanding immediately prior to the Effective Time (other than shares, if any, for which dissenters rights are perfected in compliance with applicable law), will, by virtue of the Merger and at the Effective Time and without further action on the part of any holder thereof, be converted into the right to receive that number of fully paid and nonassessable shares of Access Beyond Common Stock, that is equal to the Conversion Ratio.

                  1.1.3 Conversion of Hayes Series A Stock. Each share of Hayes Series A Preferred Stock, no par value (the "Hayes Series A Stock"), that is issued and outstanding immediately prior to the Effective Time (other than shares, if any, for which dissenters rights are perfected in compliance with applicable law), will, by virtue of the Merger and at the Effective Time and without further action on the part of any holder thereof, be converted into the right to receive that number of fully paid and nonassessable shares of Access Beyond Common Stock that is equal to the Conversion Ratio multiplied by the number of shares of Hayes Common Stock into which such share of Hayes Series A Stock is then convertible.

                  1.1.4 Conversion of Hayes Series B Stock. Each share of Hayes Series B Preferred Stock, no par value (the "Hayes Series B Stock"), that is issued and outstanding immediately prior to the Effective Time (other than shares, if any, for which dissenters rights are perfected in compliance with applicable law), will, by virtue of the Merger and at the Effective Time and without further action on the part of any holder thereof, be converted into the right to receive that number of fully paid and nonassessable shares of Access Beyond Series A Stock that is equal to the Conversion Ratio multiplied by the number of shares of Hayes Common Stock into which such share of Hayes Series B Stock is then convertible.

                  1.1.5 Conversion Ratio Defined. For purposes of this Agreement, the "Conversion Ratio" shall be determined as follows,

First, take the percentage ownership immediately after Closing of the issued and outstanding shares of Access Beyond Common Stock and Access Beyond Series A Stock that the holders of all classes of Hayes Common, Series A Preferred Stock and Series B Preferred Stock in the aggregate are entitled to receive as a result of and immediately following the Merger, which the Parties hereby agree is seventy-nine percent (79%) (the "Hayes Percentage").

Next, calculate the "Conversion Ratio" according to the following formula:

              Conversion Ratio = [ B ( {C} OVER {1.0 - B} ) ] / D

Where:      B   = .79 (the "Hayes Percentage")

            C   = The number of shares of Access Beyond common and preferred stock issued and outstanding on a fully diluted basis (excluding all issued and outstanding Access Beyond stock options) immediately prior to the Effective Time

            D   = The number of shares of Hayes common and preferred stock issued and outstanding on a fully diluted basis immediately prior to the Effective Time, excluding all issued and outstanding Hayes stock options and warrants in accordance with Sections 2.4.2 and 5.4 hereof

Thus, for example only, assuming that the number of fully diluted shares of Access Beyond common and preferred stock (excluding shares issuable upon exercise of Access Beyond stock options) outstanding immediately prior to the Effective Time, or "C," equals 12,500,000 and that the number of fully diluted shares of Hayes common and preferred stock outstanding (excluding shares issuable upon exercise of Hayes stock options and warrants) immediately prior to the Effective Time, or "D," equals 10,000,000, then the Conversion Ratio would be 4.702381.


                  1.1.6 Dissenting Shares. Holders of Hayes Common Stock, Hayes Series A Stock and/or Hayes Series B Stock (the "Hayes Stock") who have complied with all requirements for perfecting shareholders' rights of appraisal, if any, as set forth in Section 14-2-1301 et seq. of the Georgia Business Corporation Code ("Georgia Law"), shall be entitled to their rights under the Georgia Law, if any, with respect to such shares ("Dissenting Shares") and not to any portion of the Access Beyond Common Stock or Access Beyond Series A Stock receivable by the shareholders of Hayes by reason of the Merger.

                  1.1.7 Conversion of Newco Shares. Each share of Newco Common Stock, par value $0.01 ("Newco Common Stock"), that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without further action on the part of the sole shareholder of Newco, be converted into and become one share of Hayes Common Stock that is to be issued and outstanding immediately after the Effective Time, and the share of Hayes Common Stock into which the shares of Newco Common Stock are so converted shall be the only share of Hayes Stock that is issued and outstanding immediately after the Effective Time.

            1.2 Fractional Shares. No fractional shares of Access Beyond Common Stock or Access Beyond Series A Stock (the "Access Beyond Stock") will be issued in connection with the Merger, but in lieu thereof, the record holder of any shares of Hayes Stock who would otherwise be entitled to receive a fraction of a share of Access Beyond Stock, upon aggregation of all shares and fractional shares owned by such holder, will receive from Access Beyond, promptly after the Effective Time, without interest, an amount of cash equal to the per share market value of Access Beyond Stock (based on the closing sale price of Access Beyond Common Stock on the last trading day prior to the Closing Date, as quoted on the Nasdaq National Market and reported in the Western Edition of The Wall Street Journal) multiplied by the fraction of a share of Access Beyond Stock to which such holder would otherwise be entitled.

            1.3 Hayes Options and Warrants.

                  1.3.1 Assumption of Options and Warrants. At the Effective Time, each outstanding option (collectively, the "Hayes Options") to purchase Hayes Common Stock granted under Hayes' Stock Option Plan, as amended (the "Hayes Plan"), and each warrant for the purchase of Hayes Stock (the "Hayes Warrants") shall be assumed by Access Beyond in accordance with the terms of such option or warrant, and converted into rights with respect to that number of shares of Access Beyond Common Stock, determined by multiplying the number of shares of Hayes Stock subject to such Hayes Option or Hayes Warrant (on an as if exercised basis) immediately prior to the Effective Time by the Conversion Ratio, and the exercise price per share for each such option or warrant will equal the exercise price of the Hayes Option or the Hayes Warrant immediately prior to the Effective Time divided by the Conversion Ratio (rounded up to the nearest whole cent). If the foregoing calculation results in an assumed option or warrant being exercisable for a fraction of a share, then the number of shares of Access Beyond Common Stock subject to such option or warrant will be rounded down to the nearest whole number with no cash being payable for such fractional share.

                  1.3.2 Terms of Assumed Options and Warrants. Access Beyond will administer the Hayes Plan assumed pursuant to this Section 1.3 in a manner that complies with Rule 16b-3 promulgated by the SEC under the Securities Exchange Act of 1934 ("Exchange Act"). Continuous employment with Hayes will be credited to an optionee for purposes of determining the number of shares subject to exercise after the Effective Time. The term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all other terms of the Hayes Options and Hayes Warrants will otherwise be unchanged. Access Beyond will cause the Access Beyond Common Stock issued upon exercise of the assumed Hayes Options and Hayes Warrants (to the extent that such Hayes Warrants were issued in a compensatory transaction and are otherwise eligible to be registered on Form S-8) together with the Access Beyond stock option plans in effect after the Effective Time, to the extent same qualify for such registration and have not previously been registered, to be registered on Form S-8 of the Securities and Exchange Commission ("SEC") within 90 days after the Effective Time, will exercise reasonably diligent efforts to maintain the effectiveness of such registration statement for so long as such assumed Hayes Options and such eligible Hayes Warrants remain outstanding and will reserve a sufficient number of shares of Access Beyond Common Stock for issuance upon exercise of the assumed Hayes Options and Hayes Warrants.

            1.4 Effects of the Merger. At the Effective Time: (a) the separate existence of Newco will cease and Newco will be merged with and into Hayes and Hayes will be the surviving corporation pursuant to the terms of the Certificate of Merger; (b) the Articles of Incorporation and Bylaws of Hayes will remain the Articles of Incorporation and Bylaws of the surviving corporation; (c) each share of Newco Common Stock outstanding immediately prior to the Effective Time will be converted into one outstanding share of Hayes Common Stock; (d) the directors of Hayes to be in effect subsequent to the Effective Time will be the directors of Hayes as the surviving corporation and the officers of Hayes will remain the officers of Hayes as the surviving corporation; (e) each share of Hayes Stock and each Hayes Option and Hayes Warrant outstanding immediately prior to the Effective Time will be converted as provided in Section 1.1, 1.2 and 1.3; and (f) the Merger will, at and after the Effective Time, have all of the effects provided by applicable law.

            1.5 Tax-Free Reorganization. The Parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Code. The Parties believe that the value of the Access Beyond Stock to be received in the Merger is equal, in each instance, to the value of the Hayes Stock to be surrendered in exchange therefor. The Access Beyond Stock issued in the Merger will be issued solely in exchange for the Hayes Stock, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to, the consideration paid for the Hayes Stock. Except for cash paid in lieu of fractional shares or for Dissenting Shares, no consideration that could constitute "other property" within the meaning of Section 356 of the Code is being paid by Access Beyond for the Hayes Stock in the Merger. The Parties shall not take a position on any tax returns inconsistent with this Section 1.5. In addition, Access Beyond represents now, and as of the Closing, that it presently intends to continue Hayes' historic business or use a significant portion of Hayes' business assets in a business. At the Closing, officers of each of Access Beyond and Hayes shall execute and deliver officers' certificates in the forms of Exhibits 1.5A-B. The provisions and representations contained or referred to in this Section 1.5 shall survive until the expiration of the applicable statute of limitations.

            1.6 Purchase Accounting Treatment. The Parties intend that the Merger be treated as a "purchase" for accounting purposes.

            1.7 Charter Amendments. Contemporaneously with or immediately prior to the Closing, the name of Access Beyond will be changed to "Hayes Communications Inc.", and the Amended and Restated Certificate of Incorporation of Access Beyond attached hereto as Exhibit 7.13 will become effective, accomplishing inter alia, the creation of the Access Beyond Series A Stock.

      2. REPRESENTATIONS AND WARRANTIES OF HAYES.

            Except as set forth in the Hayes disclosure letter (the "Hayes Disclosure Letter") a draft of which was delivered by Hayes on July 28, 1997, to Access Beyond herewith (which letter may be updated in an immaterial manner up to the Closing), including items in the Hayes Disclosure Letter referred to as "Items" below, and except as disclosed in the Hayes Financial Statements (as defined below) which have heretofore been delivered to Access Beyond, Hayes hereby represents and warrants to Access Beyond as follows:

            2.1 Organization and Good Standing. Hayes is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and is qualified as a foreign corporation in each jurisdiction listed on Item 2.1. Hayes does not own or lease any real property, has no employees and does not maintain a place of business in any foreign country or in any state of the United States other than as shown on Item 2.1.

            2.2 Subsidiaries. Except for the subsidiaries of Hayes listed on
Item 2.2 (collectively, the "Hayes Subsidiaries," and each, a "Hayes Subsidiary"), each of which is wholly owned by Hayes, Hayes does not have any subsidiaries or any interest, direct or indirect, in any corporation, partnership, joint venture or other business entity. Each Hayes Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of its formation, has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and is qualified as a foreign corporation in each jurisdiction listed on Item 2.2, and in any jurisdiction in which qualification is required, except in those jurisdictions where failure to be qualified would not have a material adverse effect on the business or operations of Hayes.

            2.3 Power, Authorization and Validity.

                  2.3.1 Organization. Hayes has the corporate right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and all agreements to which Hayes or its shareholders are or will be parties that are required to be executed pursuant to this Agreement. This Agreement has been duly and validly approved by the Hayes Board of Directors and, upon submission to, and majority vote in favor of the Merger by the Hayes shareholders, by the Hayes shareholders, as required by applicable law.

                  2.3.2 Authorization. No filing, authorization or approval, governmental or otherwise, is necessary to enable Hayes or to Hayes' knowledge any of the Principal Hayes Shareholders and other Hayes shareholders, officers or directors parties thereto to enter into, and to perform their obligations under, this Agreement, the Hayes Affiliate Agreements, the Voting Agreements and the Market Standoff Agreements, except for: (a) the filing of the Certificate of Merger with the Secretary of State of Georgia, the filing of such officers' certificates and other documents as are required to effectuate the Merger under Georgia law and the filing of appropriate documents with the relevant authorities of the states other than Georgia in which Hayes is qualified to do business, if any, (b) such filings as may be required to comply with federal and state securities laws, (c) consents required under contracts disclosed in Item
2.5 as exceptions to the representation made in the last sentence of Section 2.5 below, (d) the approval of the Hayes shareholders of the transactions contemplated hereby and (e) the filings required by the HSR Act (defined in Section 4.6).

                  2.3.3 Enforceability. This Agreement, the Hayes Affiliate Agreements, the Voting Agreement and the Market Standoff Agreements are, or when executed and delivered by Hayes and the other parties thereto will be, valid and binding obligations of Hayes and, as applicable, the Principal Hayes Shareholders and other Hayes shareholders, directors and officers parties thereto enforceable against such persons or entities in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

            2.4 Capitalization.

                  2.4.1 Capital Stock. The authorized capital stock of Hayes consists of 100,000,000 shares of Hayes Common Stock, $0.01 par value per share, 10,000,000 shares of Hayes Series A Stock and 263,113 shares of Hayes Series B Stock. 4,991,750 shares of Hayes Common Stock, 4,900,000 shares of Hayes Series A Stock and 263,113 shares of Hayes Series B Stock are issued or outstanding as of the date of this Agreement and will be immediately prior to the Closing, all of which are held of record and owned by the Hayes shareholders identified in
Item 2.4. Except as set forth in the Hayes Amended and Restated Articles of Incorporation, each share of Hayes Series A Stock and each share of Hayes Series B Stock is convertible into one share of Hayes Common Stock. None of the outstanding Hayes Stock carries any mandatory redemption rights, other than the Hayes Series B Preferred Stock. All issued and outstanding shares of Hayes Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered, issued, sold and delivered by Hayes in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws.

                  2.4.2 Options/Warrants/Rights. As of the date hereof, 400,000 shares of Hayes Common Stock are subject to issued and outstanding warrants to purchase shares of Hayes Common Stock. As of the date hereof, an aggregate of 1,800,000 shares of Hayes Common Stock are reserved and authorized for issuance pursuant to the Hayes Plan, of which options to purchase a total of 1,414,750 shares of Hayes Common Stock are issued and outstanding. Also, shares of Hayes Common Stock are reserved and authorized for issuance pursuant to conversion of the Notes described in Section 5.3.1 of this Agreement, which notes constitute all issued and outstanding debt that is convertible into any shares of Hayes Stock. A list of all holders of Hayes Stock and options or warrants to purchase Hayes Stock as of the date hereof, and the number of shares, options and warrants held by each has been delivered by Hayes to Access Beyond as Item 2.4, which will be updated at the Closing. Except as set forth in this Section, there are no options, warrants, calls, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase any of Hayes', or any of the Hayes Subsidiaries' authorized but unissued capital stock or any securities convertible into or exchangeable for shares of Hayes Stock or the securities of any Hayes Subsidiary or obligating Hayes or any such Hayes Subsidiary to grant, extend, or enter into any such option, warrant, call, right, commitment, conversion privilege or other right or agreement, and there is no liability for dividends accrued but unpaid. There are no voting agreements, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of Hayes' or any Hayes Subsidiaries' outstanding securities. Neither Hayes nor any Hayes Subsidiary is under any obligation to register under the Securities Act of 1933, as amended (the "Securities Act") any of its presently outstanding securities or any securities that may be subsequently issued.

            2.5 No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions provided for herein, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, (a) any provision of the Articles of Incorporation or Bylaws of Hayes, as currently in effect, (b) any material instrument or contract to which Hayes or any Hayes Subsidiary is a Party or by which Hayes or any Hayes Subsidiary is bound (including, without limitation, the Hayes Material Agreements described in Section 2.11) or (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to, and that would have a material adverse effect on, Hayes or any Hayes Subsidiary or any of their assets or properties. The consummation of the Merger in and of itself will not require the consent of any third party, will not have a material adverse effect upon any such rights, licenses, franchises, leases or agreements pursuant to the terms of the Hayes Material Agreements and will not be affected by, or require compliance with,
Section 14-2-1111 of the Georgia Law.

            2.6 Litigation. There is no action, proceeding or investigation pending or, to Hayes' actual knowledge, threatened against Hayes or any Hayes Subsidiary before any court or administrative agency that, if determined adversely to Hayes or such subsidiary, may reasonably be expected to have a material adverse effect on the present or future operations or financial condition of Hayes or, except as set forth in Item 2.6, in which the adverse party or parties seek to recover in excess of $200,000 against Hayes or such subsidiary. Except as set forth in Item 2.6, there is no basis for any person, firm, corporation or entity to assert a claim against Hayes, any Hayes Subsidiary or Access Beyond as the sole shareholder of Hayes immediately following the Closing based upon: (a) ownership or rights to ownership of any shares of Hayes Stock or Hayes Subsidiary capital stock, (b) any rights as a Hayes or Hayes Subsidiary securities holder, including, without limitation, any option or other right to acquire any Hayes or Hayes Subsidiary securities, any preemptive rights or any rights to notice or to vote or (c) any rights under any agreement between Hayes or any Hayes Subsidiary and any Hayes or Hayes Subsidiary securities holder or former securities holder in such holder's capacity as such.

            2.7 Hayes Financial Statements. Hayes has delivered to Access Beyond Hayes' audited consolidated balance sheet as of December 31, 1996 (the "Hayes Balance Sheet Date") and a consolidated income statement and statement of cash flows for the year then ended, and Hayes' consolidated unaudited balance sheet, income statement and cash flow statement for the period from January 1, 1997 through June 30, 1997 (collectively, the "Hayes Financial Statements"). The Hayes Financial Statements, in all material respects, (a) are in accordance with the books and records of Hayes, (b) fairly and accurately present the financial condition of Hayes and its subsidiaries at the respective dates specified therein and the results of operations for the respective periods specified therein and (c) except as may be indicated in the notes thereto, were prepared in accordance with generally accepted accounting principles consistently applied (subject in the case of unaudited financial statements to normal, year-end audit adjustments and the absence of footnotes) ("GAAP"). Hayes and the Hayes Subsidiaries have no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected, reserved against or disclosed in the Hayes Financial Statements, except for those that may have been incurred after the Hayes Balance Sheet Date in the ordinary course of business, or are not required to be included in a balance sheet prepared in accordance with GAAP. The inventories of Hayes and the Hayes Subsidiaries are of quality and quantity usable or salable in the ordinary course of business, the aggregate value of which has been written down on the books of said corporations to realizable market value or with respect to which adequate reserves have been provided in accordance with GAAP.

            2.8 Taxes. Hayes and the Hayes Subsidiaries have filed all federal, state, local and foreign tax and material information returns required to be filed prior to the date hereof, have paid all taxes required to be paid in respect of all periods prior to the date hereof for which returns have been filed, have made all necessary estimated tax payments, and have no liability for taxes in excess of the amount so paid, except to the extent adequate reserves have been established in the Hayes Financial Statements. True and complete copies of all such tax and information returns have been provided or made available by Hayes to Access Beyond. Neither Hayes nor any Hayes Subsidiary is delinquent in the payment of any tax or in the filing of any tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed which have not been settled or paid. No tax return of Hayes or any Hayes Subsidiary has been audited by the Internal Revenue Service or any state taxing agency or authority during the past seven fiscal years or the current fiscal year. For the purposes of this Section 2.8 and Section 3.8. the terms "tax" and "taxes" include all federal, state, local and foreign income, gains, franchise, excise, property, sales, use, employment, license, payroll. occupation, recording, value added or transfer taxes, governmental charges, fees, levies or assessments (whether payable directly or by withholding), and, with respect to such taxes, any estimated tax, interest and penalties or additions to tax and interest on such penalties and additions to tax. Hayes has no current or deferred federal income tax liabilities on a consolidated basis, and will not as a result of the Merger become liable for any income tax not adequately reserved against on the Financial Statements. Neither Hayes nor any Hayes Subsidiary has filed a consent pursuant to Section 341(f) of the Code.

            2.9 Title to Properties. Hayes and each Hayes Subsidiary has good and marketable title to all of its assets as shown on the balance sheet as of the Hayes Balance Sheet Date included in the Hayes Financial Statements, free and clear of all liens, charges or encumbrances (other than for taxes not yet due and payable and Hayes Permitted Liens as defined below), other than such assets as were sold by Hayes in the ordinary course of business since the Hayes Balance Sheet Date or which are subject to capitalized leases. "Hayes Permitted Liens" means any lien, mortgage, encumbrance or restriction which is reflected in the Hayes Financial Statements and is not in excess of $50,000 and which does not materially detract from the value or materially interfere with the use, as currently utilized, of the properties subject thereto or affected thereby or otherwise materially impair the business operations being conducted thereon. There are no UCC financing statements of record with the State of Georgia, or any other State where Hayes and each Hayes Subsidiary owns or leases property, naming Hayes and each Hayes

Subsidiary as debtor. The machinery and equipment included in such assets are, in all material respects, in good condition and repair, normal wear and tear excepted. All leases of real or personal property to which Hayes and each Hayes Subsidiary is a party are fully effective and afford Hayes and each Hayes Subsidiary adequate possession of the subject matter of the lease. To its knowledge, neither Hayes nor any Hayes Subsidiary is in violation of any material zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties, and Hayes and each Hayes Subsidiary has not received any notice of such violation with which it has not complied or had waived.

            2.10 Absence of Certain Changes. Since the Hayes Balance Sheet Date, Hayes and the Hayes Subsidiaries have carried on their business in the ordinary course substantially in accordance with the procedures and practices in effect on the Hayes Balance Sheet Date, and there has not been with respect to Hayes and the Hayes Subsidiaries:

                  (a) any contingent liability incurred by Hayes or any Hayes Subsidiary as guarantor or surety with respect to the obligations of others;

                  (b) any mortgage, encumbrance or lien placed on any of the properties of Hayes or any Hayes Subsidiary, other than liens for taxes not yet due and payable and Hayes Permitted Liens;

                  (c) any material obligation or liability incurred by Hayes or any Hayes Subsidiary other than in the ordinary course of business;

                  (d) any purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of Hayes or any Hayes Subsidiary other than in the ordinary course of business or in amounts that are not material to Hayes and the Hayes Subsidiaries or their businesses considered as a whole;

                  (e) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of Hayes and the Hayes Subsidiaries or their businesses considered as a whole;

                  (f) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of Hayes, any split, stock dividend, combination or recapitalization of the capital stock of Hayes or any direct or indirect redemption, purchase or other acquisition by Hayes of any Hayes Stock;

                  (g) any unresolved labor dispute or claim of material unfair employment or labor practices, any change in the compensation payable, or to become payable, to any of Hayes' or of any Hayes Subsidiaries' officers, employees or agents earning compensation at an anticipated annual rate in excess of $50,000, or any bonus payment or arrangement made to or with any of such officers, employees or agents; or any change in the compensation payable or to become payable to any of Hayes' or of any Hayes Subsidiaries' other officers, employees or agents other than normal annual raises and bonuses in accordance with past practice;

                  (h) any change with respect to the senior management or other key personnel of Hayes (each of whom is listed in Item 2.15) or of any Hayes Subsidiary, except as contemplated by this Agreement and its Exhibits;

                  (i) any payment or discharge of a material lien or liability thereof, which lien or liability was not either (i) shown on the balance sheet as of the Hayes Balance Sheet Date included in the Hayes Financial Statements or (ii) incurred in the ordinary course of business after the Hayes Balance Sheet Date;

                  (j) any obligation or liability incurred by Hayes or any Hayes Subsidiary to any of their officers, directors or shareholders, or any loans or advances made to any of their officers, directors. shareholders or affiliates, except normal compensation and expense allowances payable to officers; or

                  (k) any material deterioration in the relationship of Hayes or any of the Hayes Subsidiaries with any customer or supplier, which would have a material adverse effect on the businesses of Hayes and the Hayes Subsidiaries, taken as a whole.

            2.11 Agreements and Commitments. A list of oral or written executory agreements, obligations or commitments that are material to Hayes, any Hayes Subsidiary or their businesses, taken as a whole (the "Hayes Material Agreements"), is included as Item 2.11, true and complete copies of which have been or will be delivered to Access Beyond or Access Beyond's counsel. Each Hayes Material Agreement is valid and in full force and effect. Neither Hayes nor, to the knowledge of Hayes, any other party, is in breach of, or default under, any material term of any such Hayes Material Agreement. Except for the Hayes Material Agreements, neither Hayes nor any Hayes Subsidiary is a party or subject to any oral or written executory agreement, obligation or commitment that is material to Hayes, any Hayes Subsidiary or their businesses, taken as a whole, that is not terminable within 60 days without cost or penalty to Hayes or any Hayes Subsidiary, including but not limited to the following:

                  (a) Any contract, commitment, letter agreement, quotation or purchase order providing for payment by or to Hayes or any Hayes Subsidiary of $200,000 or more, or any contract or arrangement that Hayes reasonably believes will have a material adverse effect on their businesses, taken as a whole;

                  (b) Any license agreement under which Hayes or any Hayes Subsidiary is licensor or licensee (except for any nonexclusive software license granted by Hayes or any Hayes Subsidiary to end-user customers where the form of the license, excluding standard immaterial deviations, has been provided to Access Beyond's counsel or for standard "shrink wrap" licenses for off-the-shelf software products);

                  (c) Any agreement by Hayes or any Hayes Subsidiary to encumber, transfer or sell rights in or with respect to any Hayes Intellectual Property (as defined in Section 2.12 hereof);

                  (d) Any agreement for the sale or lease of real or personal property involving more than $200,000 per year;

                  (e) Any dealer, distributor. sales representative, original equipment manufacturer, value added remarketer or other agreement for the distribution of any Hayes product or the product of any Hayes Subsidiary;

                  (f) Any franchise agreement or financing statement covering a substantial portion of the assets of Hayes and the Hayes Subsidiaries taken as a whole;

                  (g) Any stock redemption or purchase agreement;

                  (h) Any joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons or the payment of royalties to any other person;

                  (i) Any instrument evidencing indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise, or any advance to any employee of Hayes or any Hayes Subsidiary, except for trade indebtedness incurred in the ordinary course of business or as disclosed in the Hayes Financial Statements; or

                  (j) Any contract containing covenants purporting to limit Hayes' or any Hayes Subsidiary's freedom to compete in any line of business in any geographic area.

            2.12 Intellectual Property. Hayes and the Hayes Subsidiaries own all right, title and interest in, or have the right to use, all patent applications, patents, trademark applications, trademarks, service marks, trade names, copyright applications, copyrights, trade secrets, know-how, technology and other intellectual property and proprietary rights used in or reasonably necessary to the conduct of its business as presently conducted and the business of the development, production, marketing, licensing and sale of commercial products using such intellectual property and proprietary rights ("Hayes Intellectual Property"). Hayes and the Hayes Subsidiaries have taken all reasonable measures to protect all Hayes Intellectual Property, and Hayes is not aware of any infringement of any Hayes Intellectual Property by any third party. Set forth in Item 2.12 delivered to Access Beyond herewith is a true and complete list of all copyright, mask work and trademark registrations and applications and all patents and patent applications for

Hayes Intellectual Property owned by Hayes or any of the Hayes Subsidiaries. Hayes is not aware of any material loss, cancellation, termination or expiration of any such registration or patent. To Hayes' knowledge, the business of Hayes and the Hayes Subsidiaries, as conducted as of the date hereof, does not infringe or violate any of the patents, trademarks, service marks, trade names, mask works, copyrights, trade secrets, proprietary rights or other intellectual property of any other person, and neither Hayes nor any Hayes Subsidiary has received any written or oral claim or notice of infringement or potential infringement of property of any other person which could be expected to have a material adverse effect on Hayes, and Hayes Subsidiary or their businesses, taken as a whole.

            2.13 Compliance with Laws. Hayes and the Hayes Subsidiaries have complied, or prior to the Closing (as defined in Section 6.1 hereof) will have complied, and are or will be at the Closing, in full compliance in all respects material to Hayes or any Hayes Subsidiary with all applicable laws, ordinances, regulations and rules, and all orders, writs, injunctions, awards, judgments and decrees, applicable to Hayes or any Hayes Subsidiary or to the properties and business of Hayes or such subsidiary, including, without limitation: (a) all applicable federal and state securities laws and regulations, (b) all applicable federal, state and local laws, ordinances and regulations, and all orders, writs, injunctions, awards, judgments and decrees, pertaining to (i) the sale, licensing, leasing, ownership or management of Hayes' or any Hayes Subsidiary's owned, leased or licensed real or personal property, products or technical data,
(ii) employment or employment practices, terms and conditions of employment, or wages and hours or (iii) safety, health, fire prevention, environmental protection (including toxic waste disposal and related matters described in Section 2.19 hereof), building standards, zoning or other similar matters, (c) laws, regulations, rules, orders, writs, injunctions, judgments or decrees applicable to the export or re-export of controlled commodities or technical data or (d) the Immigration Reform and Control Act. Hayes and the Hayes Subsidiaries have received all material permits and approvals from, and have made all material filings with, third parties, including government agencies and authorities, that are necessary to the conduct of their businesses as presently conducted.

            2.14 Certain Transactions and Agreements. No person who is an officer or director of Hayes or any Hayes Subsidiary, or a member of any officer's or director's immediate family, has any direct or indirect ownership interest in, or any employment or consulting agreement with any firm or corporation that competes with Hayes, any Hayes Subsidiary or Access Beyond (except with respect to any interest in less than 1% of the outstanding voting shares of any corporation whose stock is publicly traded). No person who is an officer or director of Hayes or any Hayes Subsidiary, or any member of any officer's or director's immediate family, is directly or indirectly interested in any material contract or informal arrangement with Hayes or any Hayes Subsidiary, including, but not limited to, any loan arrangements, except for compensation for services as an officer, director or employee of Hayes or such subsidiary and except for the normal rights of a shareholder. None of such officers or directors, the compensation arrangements for whom are described in
Item 2.15, or family members has any interest in any property, real or personal, tangible or intangible, including, without limitation, inventions, patents, copyrights, trademarks, trade names or trade secrets, used in the business of Hayes or any Hayes Subsidiary, except for the normal rights of a shareholder.

            2.15 Employees.

                  2.15.1 Identification. A list of all officers, key employees and key consultants (other than attorneys and accountants of Hayes and the Hayes Subsidiaries and the current compensation and benefits of such persons as of the date of this Agreement is set forth in Item 2.15. Except as contemplated by this Agreement, Hayes has no knowledge of any facts indicating that any of its officers, directors or key employees (each of whom is identified in Item 2.15) intends to leave Hayes' or any Hayes Subsidiary's employ.

                  2.15.2 Contracts. Neither Hayes nor any Hayes Subsidiary has any employment contract or consulting agreement currently in effect that is not terminable at will without penalty or payment of compensation by Hayes or any Hayes Subsidiary other than (a) severance compensation as provided in the applicable contracts, and (b) agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions. All employees and consultants of Hayes and the Hayes Subsidiaries have executed Hayes' standard form of assignments to Hayes and the Hayes Subsidiaries of copyright and other intellectual property rights. To Hayes' knowledge, no employee of Hayes or any Hayes Subsidiary is in material violation of any term of any employment contract, nondisclosure agreement or noncompetition agreement or any restrictive covenant, relating to the right of any such employee to be employed by Hayes or any Hayes Subsidiary or to use trade secrets or proprietary information of others.

                  2.15.3 Organized Labor. Neither Hayes nor any Hayes Subsidiary
(a) has been or is now subject to a union organizing effort, (b) is subject to any collective bargaining agreement with respect to any of its employees, (c) is subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization or (d) has any labor dispute that has not been resolved.

                  2.15.4 Identification of Hayes Employee Plans. Item 2.15 delivered by Hayes to Access Beyond in the Hayes Disclosure Letter contains a list of all employment and consulting agreements, pension, retirement, disability, medical, dental or other health plans, life insurance or other death benefit plans, profit sharing, deferred compensation agreements, stock, option, bonus or other incentive plans, vacation, sick, holiday or other paid leave plans, severance plans or other similar employee benefit plans maintained by Hayes or any of the Hayes Subsidiaries (the "Hayes Employee Plans"), including without limitation all "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Hayes has delivered true and complete copies or descriptions of all the Hayes Employee Plans to Access Beyond and Access Beyond's counsel.

                  2.15.5 Conduct of Hayes Employee Plans. All contributions due from Hayes or any Hayes Subsidiary with respect to any of the Hayes Employee Plans have been made or accrued on Hayes' financial statements, and no further contributions will be due or will have accrued thereunder as of the Closing. Each of the Hayes Employee Plans, and its operation and administration, is, in all material respects, in compliance with all applicable, federal, state, local and other governmental laws and ordinances, orders, rules and regulations, including the requirements of ERISA and the Code. All such Hayes Employee Plans that are "employee pension benefit plans" (as defined in Section 3(2) of ERISA) which are intended to qualify under Section 401(a)(8) of the Code have received favorable determination letters that such plans satisfy the qualification requirements of the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit Reduction Act of 1984 and the Retirement Equity Act of 1984. In addition, neither Hayes nor any Hayes Subsidiary has been a participant in any "prohibited transaction," within the meaning of Section 406 of ERISA with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) which Hayes or any Hayes Subsidiary sponsors as employer or in which Hayes or any Hayes Subsidiary participates as an employer, which was not otherwise exempt pursuant to Section 408 of ERISA (including any individual exemption granted under Section 408(a) of ERISA), or which could result in an excise tax under the Code. The group health plans, as defined in Section 4980B(g) of the Code, that benefit employees of Hayes or any Hayes Subsidiaries are in material compliance with the continuation coverage requirements of subsection 4980B of the Code. There are no outstanding violations of Section 4980B of the Code with respect to any Hayes Employee Plan, covered employees or qualified beneficiaries.

                  2.15.6 Effect of Agreement. Neither Hayes nor any Hayes Subsidiary is a party to any agreement with any executive officer or other key employee (a) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Hayes in the nature of any of the transactions contemplated by this Agreement, (b) providing any term of employment or compensation guarantee or (c) providing severance benefits or other benefits after the termination of employment of such employee. Neither Hayes nor any Hayes Subsidiary is a party to any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, (a) any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement or
(b) the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, except for the vesting of certain exercisability rights under the Hayes Warrant Plan and the Hayes Stock Option Plan, and except as described on Exhibit C-5 hereto. Neither Hayes nor any Hayes Subsidiary is obligated to make any excess parachute payment, as defined in Section 280G(b)(1) of the Code, nor will any excess parachute payment be deemed to have occurred as a result of or arising out of the Merger to the extent Section 280G of the Code is applicable to Hayes or any Hayes Subsidiary.

                  2.16 Corporate Documents. Hayes will make available to Access Beyond for examination all documents and information listed in the Hayes Disclosure Letter that are requested by Access Beyond's legal counsel, including, without limitation, the following: (a) copies of

Hayes' and each Hayes Subsidiary's Articles of Incorporation and Bylaws as currently in effect; (b) Hayes' and each Hayes Subsidiary's minute book containing all records of all proceedings, consents, actions and meetings of their directors and shareholders; (c) stock records reflecting all stock issuances and transfers of the securities of Hayes and the Hayes Subsidiaries; and (d) all permits, orders and consents issued by any regulatory agency with respect to Hayes or any Hayes Subsidiary, or any securities of Hayes or any Hayes Subsidiary, and all applications for such permits, orders and consents.

            2.17 Books and Records. The books, records and accounts of Hayes and each Hayes Subsidiary (a) are in all material respects true and complete, (b) have been maintained in accordance with reasonable business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Hayes and such subsidiary and (d) accurately and fairly reflect the basis for the Hayes Financial Statements.

            2.18 Insurance. Hayes and the Hayes Subsidiaries maintain fire and casualty, workers compensation and general liability insurance as listed in Item 2.18.

            2.19 Environmental Matters. During the period that Hayes or any Hayes Subsidiary has leased the premises currently occupied by it and those premises occupied by it since the date of its incorporation, there have been no disposals, releases or threatened releases by Hayes or any Hayes Subsidiary of Hazardous Materials (as defined below) on any such premises that would have a material adverse effect upon Hayes, any Hayes Subsidiary or any of their businesses. Hayes has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on or from any of such premises, which may have occurred prior to Hayes or any Hayes Subsidiary having taken possession of any of such premises that would have a material adverse effect upon Hayes, any Hayes Subsidiary or any of their businesses. For purposes of this Agreement, the terms "disposal," "release," and "threatened release" have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA"). For the purposes of this Agreement, "Hazardous Materials" mean any hazardous or toxic substance, material or waste which is or becomes prior to the Closing Date (as defined in Section 6.1 hereof) regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance" or "hazardous chemical" under (a) CERCLA; (b) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; ( c) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; (d) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.;
(e) the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.; (f) regulations promulgated under any of the above statutes; or (g) any applicable state or local statute, ordinance, rule or regulation that has a scope or purpose similar to those identified above.

            2.20 Government Contracts. All representations, certifications and disclosures made by Hayes or any Hayes Subsidiary to any Government Contract Party (as defined below) have been in all material respects current, complete and accurate at the times they were made. There have been no acts, omissions or noncompliance with regard to any applicable public contracting statute, regulation or contract requirement (whether express or incorporated by reference) relating to any of Hayes' or any Hayes Subsidiary's contracts with any Government Contract Party in either case that have led to or could lead to, either before or after the Closing, (a,) any claim or dispute involving Hayes, any Hayes Subsidiary and any Government Contract Party or (b) any suspension, debarment. contract renegotiation, or contract termination, or proceeding related thereto. There has been no act or omission that relates to the marketing, licensing or selling to any Government Contract Party of any of Hayes' or any Hayes Subsidiary's technical data and computer software and that has led to or could lead to, either before or after the Closing, any material cloud on any of Hayes' or any Hayes Subsidiary's rights in and to its technical data and computer software. All of Hayes' and the Hayes Subsidiaries' development of technical data and computer software was developed exclusively at private expense. For purposes of this Agreement, the term "Government Contract Party" means any independent or executive agency, division, subdivision, audit group or procuring office of the federal government, including any prime contractor of the federal government and any higher level subcontractor of a prime contractor of the federal government, and including any employees or agents thereof, in each case acting in such capacity.

            2.21 No Brokers. Neither Hayes or any of the Hayes Subsidiaries is obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction provided for herein.

            2.22 Information Supplied. None of the information supplied or to be supplied by Hayes for inclusion in the Form S-4 and the Prospectus/Proxy Statement, at the date such information is supplied and at the time of the meetings of the Hayes shareholders and the Access Beyond stockholders to be held to approve the Merger, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or will, in the case of the Form S-4, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

            2.23 Interested Party Transactions. Except as set forth in Item 2.23, no officer or director of Hayes or any Hayes Subsidiary or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has had, either directory or indirectly, a material interest in: (a) any person or entity which purchases from or sells, licenses or furnishes to Hayes or any Hayes Subsidiary any goods, property, technology or intellectual or other property rights or services; or (b) any contract or agreement to which Hayes or any Hayes Subsidiary is a party or by which it may be bound or affected.

            2.24 Real Property Holding Corporation Status. Since its inception, neither Hayes nor any Hayes Subsidiary has been a "United States real property holding corporation," as defined in Section 897(c)(2) of the Code, and in
Section 1.897-2(b) of the Treasury Regulations issued thereunder, and neither Hayes nor any Hayes Subsidiary has filed with the Internal Revenue Service any statement with any of its United States income tax returns that are required under Section 1.897-2(h) of such regulations.

            2.25 Disclosure. This Agreement, its exhibits and schedules, and any of the certificates or documents to be delivered by Hayes to Access Beyond under this Agreement, taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

      3. REPRESENTATIONS AND WARRANTIES OF ACCESS BEYOND.

      Except as set forth in (i) the Access Beyond disclosure letter (the "Access Beyond Disclosure Letter") delivered by Access Beyond to Hayes herewith (which letter may be updated in an immaterial manner up to the Closing), including items in the Access Beyond Disclosure Letter referred to as "Items" below, and (ii) all registration statements, exhibits thereto, proxy statements, quarterly and other reports and other materials filed by Access Beyond with the SEC, Access Beyond hereby represents and warrants to Hayes as follows.

            3.1 Organization and Good Standing. Access Beyond is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and is qualified as a foreign corporation in each jurisdiction listed on Item 3.1. Access Beyond does not own or lease any real property, has no employees and does not maintain a place of business in any foreign country or in any state of the United States, except as set forth in Item 3.1.

            3.2 Subsidiaries. Except for the subsidiaries of Access Beyond listed on Item 3.7 (collectively the "Access Beyond Subsidiaries," and each, an "Access Beyond Subsidiary"), each of which is wholly owned by Access Beyond, Access Beyond does not have any subsidiaries or any interest, direct or indirect, in any corporation, partnership, joint venture or other business entity. Each Access Beyond Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of its formation, has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and is qualified as a foreign corporation in each Jurisdiction listed on Item 3.2.

            3.3 Power, Authorization and Validity.

                  3.3.1 Organization. Access Beyond has and Newco will have the corporate right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and all agreements to which such entity is or will be a party that are required to be executed pursuant to this Agreement (the "Access Beyond Ancillary Agreements"). This Agreement has been duly and validly approved by the Access Beyond Board of Directors, and, upon submission to, and majority vote in favor of the Merger by, the Access Beyond stockholders, the stockholders of Access Beyond, as required by applicable law and will be duly and validly approved by the Newco Board of Directors and Shareholders.

                  3.3.2 Authorization. No filing, authorization or approval, governmental or otherwise, is necessary to enable Access Beyond to enter into, and to perform its obligations under, this Agreement and the Access Beyond Ancillary Agreements, except for: (a) the filing of the Certificate of Merger with the Secretary of State of Georgia, the filing of such officers' certificates and other documents as are required to effectuate the Merger under Georgia law and the filing of appropriate documents with the relevant authorities of the states other than Georgia in which Access Beyond is qualified to do business, if any, (b) such filings as may be required to comply with federal and state securities laws, (c) consents required under contracts disclosed in Item 3.5 as exceptions to the representation made in the last sentence of Section 3.5 below, (d) the approval of the Access Beyond stockholders of the transactions contemplated hereby and (e) the filings required by the HSR Act. Newco has not entered into any Agreement that would require the consent of any Party thereto in order to consummate the Merger.

                  3.3.3 Enforceability. This Agreement and the Access Beyond Ancillary Agreements are, or when executed and delivered by Access Beyond and the other parties thereto will be, valid and binding obligations of Access Beyond enforceable against Access Beyond in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law specific performance, injunctive relief and other equitable remedies.

            3.4 Capitalization.

                  3.4.1 Capital Stock. The authorized capital stock of Access Beyond consists of 30,000,000 shares of Access Beyond Common Stock, $.01 par value per share, and 3,000,000 shares of Preferred Stock, the rights, preferences and privileges of which have not yet been designated as of the date of this Agreement. 12,495,291 shares of Access Beyond Common Stock and no shares of Preferred Stock are issued and outstanding as of the date of this Agreement and as of immediately prior to the Closing. All issued and outstanding shares of Access Beyond Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered, issued, sold and delivered by Access Beyond in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws.

                  3.4.2 Options/Warrants/Rights. As of the date hereof, an aggregate of 2,250,000 shares of Access Beyond Common Stock are reserved and authorized for issuance pursuant to the following employee benefit plans of Access Beyond (the "Access Beyond Plans"): (a) 2,000,000 shares reserved for issuance under the 1996 Long-Term Incentive Plan, the number of shares underlying outstanding options under such plan being set forth in the Disclosure Letter and no shares have been purchased upon exercise of such options; and (b) 250,000 shares reserved for issuance under the Amended and Restated 1996 Nonemployee Director Stock Option Plan, the number of shares underlying options under such Plan being set forth in the Disclosure Letter. A list of all holders of Access Beyond options or warrants to purchase Access Beyond Stock as of the date hereof, and the number of options and warrants held by each has been delivered by Access Beyond to Hayes as Item 3.4, which will be updated at the Closing. Except as set forth in this Section, there are no options, warrants, calls, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase any of Access Beyond's, or any of the Access Beyond Subsidiaries' authorized but unissued capital stock or any securities convertible into or exchangeable for shares of Access Beyond Stock or the securities of any Access Beyond Subsidiary or obligating Access Beyond or any such Access Beyond Subsidiary to grant, extend, or enter into any such option, warrant, call, right, commitment, conversion privilege or other right or agreement, and there is no liability for dividends accrued but unpaid. There are no voting agreements, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of Access Beyond's or any Access Beyond Subsidiaries' outstanding securities. Except with respect to the obligation to register approximately 503,704 shares of Access Beyond common stock issued to Paradyne Corporation, and except for registration of shares issuable upon exercise of options granted under Access Beyond Plans, neither Access Beyond nor any Access Beyond Subsidiary is under any obligation to register under the Securities Act any of its presently outstanding securities or any securities that may be subsequently issued.

            3.5 No Conflict or Violation. Neither the execution and delivery of this Agreement or any Access Beyond Ancillary Agreement, nor the consummation of the transactions provided for herein or therein, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, (a) any provision of the Certificate of Incorporation or Bylaws of Access Beyond, as currently in effect, (b) any material instrument or contract to which Access Beyond or any Access Beyond Subsidiary is a party or by which Access Beyond or any Access Beyond Subsidiary is bound (including, without limitation, the Access Beyond Material Agreements described in Section 3.11) or (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to, and that would have a material adverse effect on, Access Beyond or any Access Beyond Subsidiary or any of their assets or properties. The consummation of the Merger in and of itself will not require the consent of any third party and will not have a material adverse effect upon any such rights, licenses, franchises, leases or agreements pursuant to the terms of the Access Beyond Material Agreements.

            3.6 Litigation. There is no action, proceeding or investigation pending or, to Access Beyond's actual knowledge, threatened against Access Beyond or any Access Beyond

Subsidiary before any court or administrative agency that, if determined adversely to Access Beyond or such subsidiary, may reasonably be expected to have a material adverse effect on the present or future operations or financial condition of Access Beyond or, except as set forth in Item 3.6, in which the adverse party or parties seek to recover in excess of $100,000.00 against Access Beyond or such subsidiary. There is no basis for any person, firm, corporation or entity to assert a claim against Access Beyond or any Access Beyond Subsidiary based upon: (a) ownership or rights to ownership of any shares of Access Beyond Stock or Access Beyond Subsidiary capital stock, (b) any rights as an Access Beyond or Access Beyond Subsidiary securities holder, including, without limitation, any option or other right to acquire any Access Beyond or Access Beyond Subsidiary securities, any preemptive rights or any rights to notice or to vote or (c) any rights under any agreement between Access Beyond or any Access Beyond Subsidiary and any Access Beyond or Access Beyond Subsidiary securities holder or former securities holder in such holder's capacity as such.

            3.7 Access Beyond Financial Statements. Access Beyond has delivered to Hayes Access Beyond's audited consolidated balance sheet as of July 31, 1996 (the "Access Beyond Balance Sheet Date") and a consolidated income statement and statement of cash flows for the year then ended, and Access Beyond's consolidated unaudited balance sheet, income statement and cash flow statement for the period from August 1, 1996 through April 30, 1997 (collectively, the "Access Beyond Financial Statements"). The Access Beyond Financial Statements, in all material respects, (a) are in accordance with the books and records of Access Beyond, (b) fairly and accurately present the financial condition of Access Beyond and its subsidiaries at the respective dates specified therein and
(c) except as may be indicated in the notes thereto, were prepared in accordance with GAAP. Access Beyond and Access Beyond Subsidiaries have no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected, reserved against or disclosed in the Access Beyond Financial Statements, except for those that may have been incurred after the Access Beyond Balance Sheet Date in the ordinary course of business, or are not required to be included in a balance sheet prepared in accordance with GAAP. The inventories of Access Beyond and the Access Beyond Subsidiaries are of a quality and quantity usable or salable in the ordinary course of business, the aggregate value of which has been written-down on the books of said corporations to realizable market value or with respect to which adequate reserves have been provided in accordance with GAAP.

            3.8 Taxes. Access Beyond and the Access Beyond Subsidiaries have filed all federal, state, local and foreign tax and material information returns required to be filed prior to the date hereof, have paid all taxes required to be paid in respect of all periods prior to the date hereof for which returns have been filed, have made all necessary estimated tax payments, and have no liability for taxes in excess of the amount so paid, except to the extent adequate reserves have been established in the Access Beyond Financial Statements. True and complete copies of all such tax and information returns have been provided or made available by Access Beyond to Hayes. Neither Access Beyond nor any Access Beyond Subsidiary is delinquent in the payment of any tax or in the filing of any tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed which have not been settled or paid. -No tax return of Access Beyond or any Access Beyond Subsidiary has been audited by the Internal Revenue Service or any state taxing agency or authority during the past seven fiscal years or the current fiscal year. For the purposes of this Section 3.8, the terms "tax" and "taxes" shall have the meanings given to those terms in
Section 2.8. Access Beyond has no current or deferred federal income tax liabilities on a consolidated basis, and will not as a result of the Merger become liable for any income tax not adequately reserved against on the Financial Statements. Neither Access Beyond nor any Access Beyond Subsidiary has filed a consent pursuant to Section 341(f) of the Code.

            3.9 Title to Properties. Access Beyond has good and marketable title to all of its assets as shown on the balance sheet as of the Access Beyond Balance Sheet Date included in the Access Beyond Financial Statements, free and clear of all liens, charges or encumbrances (other than for taxes not yet due and payable and Access Beyond Permitted Liens as defined below), other than such assets as were sold by Access Beyond in the ordinary course of business since the Access Beyond Balance Sheet Date or which are subject to capitalized leases. "Access Beyond Permitted Liens" means any lien, mortgage, encumbrance or restriction which is reflected in the Access Beyond Financial Statements and is not in excess of $50,000 and which does not materially detract from the value or materially interfere with the use, as currently utilized, of the properties subject thereto or affected thereby or otherwise materially impair the business operations being conducted thereon. There are no UCC financing statements of record with the State of Maryland naming Access Beyond as debtor and Access Beyond neither owns or leases any property in any other state. The machinery and equipment included in such assets are, in all material respects, in good condition and repair, normal wear and tear excepted. All leases of real or personal property to which Access Beyond is a party are fully effective and afford Access Beyond adequate possession of the subject matter of the lease. To its knowledge, Access Beyond is not in violation of any material zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties, and Access Beyond has not received any notice of such violation with which it has not complied or had waived.

            3.10 Absence of Certain Changes. Since the Access Beyond Balance Sheet Date, Access Beyond and the Access Beyond Subsidiaries have carried on their business in the ordinary course substantially in accordance with the procedures and practices in effect on the Access Beyond Balance Sheet Date, and there has not been with respect to Access Beyond and the Access Beyond
Subsidiaries:

                  (a) any contingent liability incurred by Access Beyond or any Access Beyond Subsidiary as guarantor or surety with respect to the obligations of others;

                  (b) any mortgage, encumbrance or lien placed on any of the properties of Access Beyond or any Access Beyond Subsidiary, other than liens for taxes not yet due and payable and Access Beyond Permitted Liens;

                  (c) any material obligation or liability incurred by Access Beyond or any Access Beyond Subsidiary other than in the ordinary course of business,

                  (d) any purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of Access Beyond or any Access Beyond Subsidiary other than in the ordinary course of business or in amounts that are not material to Access Beyond and the Access Beyond Subsidiaries or their businesses considered as a whole, except for disposition of discontinued assets or operations identified in Item 3.10(d) and acquisition of certain technology from Paradyne Corporation;

                  (e) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of Access Beyond and the Access Beyond Subsidiaries or their businesses considered as a whole;

                  (f) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of Access Beyond, any split, stock dividend, combination or recapitalization of the capital stock of Access Beyond or any direct or indirect redemption, purchase or other acquisition by Access Beyond of any Access Beyond Stock;

                  (g) any unresolved labor dispute or claim of material unfair employment or labor practices, any change in the compensation payable, or to become payable, to any of Access Beyond's or of any Access Beyond Subsidiaries' officers, employees or agents earning compensation at an anticipated annual rate in excess of $50,000, or any bonus payment or arrangement made to or with any of such officers, employees or agents; or any change in the compensation payable or to become payable to any of Access Beyond's or of any Access Beyond Subsidiaries' other officers, employees or agents other than normal annual raises and bonuses in accordance with past practice, except for "stay-put" bonuses and severance pay arrangements which do not exceed $600,000 in the aggregate;

                  (h) any change, not in the ordinary course of business, with respect to the management, supervisory, development or other key personnel of Access Beyond (each of whom is listed in Item 3.15) or of any Access Beyond Subsidiary, except as contemplated by this Agreement and its Exhibits;

                  (i) any payment or discharge of a material lien or liability thereof, which lien or liability was not either (i) shown on the balance sheet as of the Access Beyond Balance Sheet Date included in the Access Beyond Financial Statements or (ii) incurred in the ordinary course of business after the Access Beyond Balance Sheet Date;

                  (j) any obligation or liability incurred by Access Beyond or any Access Beyond Subsidiary to any of their officers, directors or shareholders, or any loans or advances made to any of their officers, directors, shareholders or affiliates, except normal compensation and expense allowances payable to officers; or

                  (k) any material deterioration in the relationship of Access Beyond or any of the Access Beyond Subsidiaries with any customer or supplier, which would have a material adverse effect on the businesses of Access Beyond and the Access Beyond Subsidiaries, taken as a whole.

            3.11 Agreements and Commitments. A list of oral or written executory agreements, obligations or commitments that are material to Access Beyond, any Access Beyond Subsidiary or their businesses, taken as a whole (the "Access Beyond Material Agreements"), is included as Item 3.11, true and complete copies of which have been or will be delivered to Hayes or Hayes' counsel. Each Access Beyond Material Agreement is valid and in full force and effect. Neither Access Beyond nor, to the knowledge of Access Beyond, any other party, is in breach of, or default under, any material term of any such Access Beyond Material Agreement. Except for the Access Beyond Material Agreements, neither Access Beyond nor any Access Beyond Subsidiary is a party or subject to any oral or written executory agreement, obligation or commitment that is material to Access Beyond, any Access Beyond Subsidiary or their businesses, taken as a whole, that is not terminable within 60 days without cost or penalty to Access Beyond or any Access Beyond Subsidiary, including but not limited to the following:

                  (a) Any contract, commitment, letter agreement, quotation or purchase order providing for payment by or to Access Beyond or any Access Beyond Subsidiary of $100,000 or more, or any contract or arrangement that Access Beyond reasonably believes will have a material adverse effect on their businesses, taken as a whole;

                  (b) Any license agreement under which Access Beyond or any Access Beyond Subsidiary is licensor or licensee (except for any nonexclusive software license granted by Access Beyond or any Access Beyond Subsidiary to end-user customers where the form of the license, excluding standard immaterial deviations, has been provided to Hayes' counsel or for standard "shrink wrap" licenses for off-the-shelf software products);

                  (c) Any agreement by Access Beyond or any Access Beyond Subsidiary to encumber, transfer or sell rights in or with respect to any Access Beyond Intellectual Property (as defined in Section 3.12 hereof);

                  (d) Any agreement for the sale or lease of real or personal property involving more than $100,000 per year;

                  (e) Any dealer, distributor, sales representative, original equipment manufacturer, value added remarketer or other agreement for the distribution of any Access Beyond product or the product of any Access Beyond Subsidiary;

                  (f) Any franchise agreement or financing statement covering a substantial portion of the assets of Access Beyond and the Access Beyond Subsidiaries taken as a whole;

                  (g) Any stock redemption or purchase agreement;

                  (h) Any joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons or the payment of royalties to any other person;

                  (i) Any instrument evidencing indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise, or any advance to any employee of Access Beyond or any Access Beyond Subsidiary, except for trade indebtedness incurred in the ordinary course of business or as disclosed in the Access Beyond Financial Statements; or

                  (j) Any contract containing covenants purporting to limit Access Beyond or any Access Beyond Subsidiary's freedom to compete in any line of business in any geographic area.

            3.12 Intellectual Property. Access Beyond and the Access Beyond Subsidiaries own all right, title and interest in, or have the right to use, all patent applications, patents, trademark applications, trademarks, service marks, trade names, copyright applications, copyrights, trade secrets, know-how, technology and other intellectual property and proprietary rights used in or reasonably necessary to the conduct of its business as presently conducted and the business of the development, production, marketing, licensing and sale of commercial products using such intellectual property and proprietary rights ("Access Beyond Intellectual Property"). Access Beyond and the Access Beyond Subsidiaries have taken all reasonable measures to protect all Access Beyond Intellectual Property, and Access Beyond is not aware of any infringement of any Access Beyond Intellectual Property by any third party. Set forth in Item 3.12 delivered to Hayes herewith is a true and complete list of all copyright, mask work and trademark registrations and applications and all patents and patent applications for Access Beyond Intellectual Property owned by Access Beyond or any of the Access Beyond Subsidiaries. Access Beyond is not aware of any material loss, cancellation, termination or expiration of any such registration or patent. To Access Beyond's knowledge, the business of Access Beyond and the Access Beyond Subsidiaries, as conducted as of the date hereof, does not infringe or violate any of the patents, trademarks, service marks, trade names, mask works, copyrights, trade secrets, proprietary rights or other intellectual property of any other person, and neither Access Beyond nor any Access Beyond Subsidiary has received any written or oral claim or notice of infringement or potential infringement of the intellectual property of any other person which could be expected to have a material adverse effect on Access Beyond, and Access Beyond Subsidiary or their businesses, taken as a whole.

            3.13 Compliance with Laws. Access Beyond and the Access Beyond Subsidiaries have complied, or prior to the Closing will have complied, and are or will be at the Closing, in full compliance in all respects material to Access Beyond or any Access Beyond Subsidiary with all applicable laws, ordinances, regulations and rules, and all orders, writs, injunctions, awards, judgments and decrees, applicable to Access Beyond or any Access Beyond Subsidiary or to the properties and business of Access Beyond or such subsidiary, including, without limitation, (a) all applicable federal and state securities laws and regulations, (b) all applicable federal, state and local laws, ordinances and regulations, and all orders, writs, injunctions, awards, judgments and decrees, pertaining to (i) the sale, licensing, leasing, ownership or management of Access Beyond's or any Access Beyond Subsidiary's owned, leased or licensed real or personal property, products or technical data, (ii) employment or employment practices, terms and conditions of employment, or wages and hours or (iii) safety, health, fire prevention, environmental protection (including toxic waste disposal and related matters described in Section 3.19 hereof), building standards, zoning or other similar matters, (c) laws, regulations, rules, orders, writs, injunctions, judgments or decrees applicable to the export or re-export of controlled commodities or technical data or (d) the Immigration Reform and Control Act. Access Beyond and the Access Beyond Subsidiaries have received all material permits and approvals from, and have made all material filings with, third parties, including government agencies and authorities, that are necessary to the conduct of their businesses as presently conducted.

            3.14 Certain Transactions and Agreements. No person who is an officer or director of Access Beyond or any Access Beyond Subsidiary, or a member of any officer's or director's immediate family, has any direct or indirect ownership interest in, or any employment or consulting agreement with, any firm or corporation that competes with Access Beyond or any Access Beyond Subsidiary (except with respect to any interest in less than 1% of the outstanding voting shares of any corporation whose stock is publicly traded). No person who is an officer or director of Access Beyond or any Access Beyond Subsidiary, or any member of any officer's or director's immediate family, is directly or indirectly interested in any material contract or informal arrangement with Access Beyond or any Access Beyond Subsidiary, including, but not limited to, any loan arrangements, except for compensation for services as an officer, director or employee of Access Beyond or such subsidiary and except for the normal rights of a stockholder. None of such officers or directors, the compensation arrangements for whom are described in Item 3.15, or family members has any interest in any property, real or personal, tangible or intangible, including, without limitation, inventions, patents, copyrights, trademarks, trade names or trade secrets, used in the business of Access Beyond or any Access Beyond Subsidiary, except for the normal rights of a stockholder.

            3.15  Employees.

                  3.15.1 Identification. A list of all officers, key employees and key consultants (other than attorneys and accountants) of Access Beyond and the Access Beyond Subsidiaries and the current compensation and benefits of such persons as of the date of this Agreement is set forth in Item 3.15. Except as contemplated by this Agreement, Access Beyond has no knowledge of any facts indicating that any of its key sales or engineering staff (each of whom is identified in Item 3.15) intends to leave Access Beyond's or any Access Beyond Subsidiary's employ, provided that Item
3.15 lists any such persons known or expected to be leaving the employ of Access Beyond within ninety (90) days after the Effective Time.

                  3.15.2 Contracts. Neither Access Beyond nor any Access Beyond Subsidiary has any employment contract or consulting agreement currently in effect that is not terminable at will without penalty or payment of compensation in excess of that remaining under the contract by Access Beyond or any Access Beyond Subsidiary (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions). All key engineering staff and consultants of Access Beyond and the Access Beyond Subsidiaries have executed Access Beyond's standard form of assignments to Access Beyond and the Access Beyond Subsidiaries of copyright and other intellectual property rights. To Access Beyond's knowledge, no employee of Access Beyond or any Access Beyond Subsidiary is in material violation of any term of any employment contract, nondisclosure agreement or noncompetition agreement or any restrictive covenant, relating to the right of any such employee to be employed by Access Beyond or any Access Beyond Subsidiary or to use trade secrets or proprietary information of others.

                  3.15.3 Organized Labor. Neither Access Beyond nor any Access Beyond Subsidiary (a) has been or is now subject to a union organizing effort,
(b) is subject to any collective bargaining agreement with respect to any of its employees, (c) is subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization or (d) has any labor dispute that has not been resolved.

                  3.15.4 Identification of Access Beyond Employee Plans. Item
3.15 delivered by Access Beyond to Hayes in the Access Beyond Disclosure Letter contains a list of all employment and consulting agreements, pension, retirement, disability, medical, dental or other health plans, life insurance or other death benefit plans, profit sharing, deferred compensation agreements, stock, option, bonus or other incentive plans, vacation, sick, holiday or other paid leave plans, severance plans or other similar employee benefit plans maintained by Access Beyond or any of the Access Beyond Subsidiaries (the "Access Beyond Employee Plans"), including without limitation all "employee benefit plans" as defined in Section 3(3) of ERISA. Access Beyond has delivered true and complete copies or descriptions of all the Access Beyond Employee Plans to Hayes and Hayes' counsel.

                  3.15.5 Conduct of Access Beyond Employee Plans. All contributions due from Access Beyond or any Access Beyond Subsidiary with respect to any of the Access Beyond Employee Plans have been made or accrued on Access Beyond's financial statements, and no further contributions will be due or will have accrued thereunder as of the Closing. Each of the Access Beyond Employee Plans, and its operation and administration, is, in all material respects, in compliance with all applicable, federal, state, local and other governmental laws and ordinances, orders, rules and regulations, including the requirements of ERISA and the Code. All such Access Beyond Employee Plans that are "employee pension benefit plans" (as defined in Section 3(2) of ERISA) which are intended to qualify under Section 401 (a)(8) of the Code have received favorable determination letters that such plans satisfy the qualification requirements of the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit Reduction Act of 1984 and the Retirement Equity Act of 1984. In addition, neither Access Beyond nor any Access Beyond Subsidiary has been a participant in any "prohibited transaction," within the meaning of Section 406 of ERISA with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) which Access Beyond or any Access Beyond Subsidiary sponsors as employer or in which Access Beyond or any Access Beyond Subsidiary participates as an employer, which was not otherwise exempt pursuant to Section 408 of ERISA (including any individual exemption granted under Section 408(a) of ERISA), or which could result in an excise tax under the Code. The group health plans, as defined in Section 4980B(g) of the Code, that benefit employees of Access Beyond any the Access Beyond Subsidiaries are in material compliance with the continuation coverage requirements of subsection 4980B of the Code. There are no outstanding violations of Section 4980B of the Code with respect to any Access Beyond Employee Plan, covered employees or qualified beneficiaries.

                  3.15.6 Effect of Agreement. Neither Access Beyond nor any Access Beyond Subsidiary is a party to any agreement with any executive officer or other key employee (a) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Access Beyond in the nature of any of the transactions contemplated by this Agreement, (b) providing any term of employment or compensation guarantee or (c) providing severance benefits or other benefits after the termination of employment of such employee, other than Access Beyond's contract with Ronald A. Howard which provides for certain compensation contingent upon completion of a transaction such as the transaction contemplated hereby. Neither Access Beyond nor any Access Beyond Subsidiary is a Party to any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, (a) any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement, except as provided in the Access Beyond Plans, or (b) the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Neither Access Beyond nor any Access Beyond Subsidiary is obligated to make any excess parachute payment, as defined in
Section 280G(b)(1) of the Code, nor will any excess parachute payment be deemed to have occurred as a result of or arising out of the Merger to the extent
Section 280G of the Code is applicable to Access Beyond or any Access Beyond Subsidiary.

            3.16 Corporate Documents. Access Beyond will make available to Hayes for examination all documents and information listed in the Access Beyond Disclosure Letter that are requested by Hayes' legal counsel, including, without limitation, the following: (a) copies of Access Beyond's and each Access Beyond Subsidiary's Agreement of Incorporation and Bylaws as currently in effect; (b) Access Beyond's and each Access Beyond Subsidiary's minute book containing all records of all proceedings, consents, actions and meetings of their directors and shareholders; (c) stock records reflecting all stock issuances and transfers of the securities of Access Beyond and the Access Beyond Subsidiaries; and (d) all permits, orders and consents issued by any regulatory agency with respect to Access Beyond or any Access Beyond Subsidiary, or any securities of Access Beyond or any Access Beyond Subsidiary, and all applications for such permits, orders and consents.

            3.17 Books and Records. The books, records and accounts of Access Beyond and each Access Beyond Subsidiary (a) are in all material respects true and complete, (b) have been maintained in accordance with reasonable business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Access Beyond and such subsidiary and (d) accurately and fairly reflect the basis for the Access Beyond Financial Statements.

            3.18 Insurance. Access Beyond and the Access Beyond Subsidiaries maintain fire and casualty, workers compensation and general liability insurance as listed in Item 3.18.

            3.19 Environmental Matters. During the period that Access Beyond or any Access Beyond Subsidiary has leased the premises currently occupied by it and those premises occupied by it since the date of its incorporation, there have been no disposals, releases or threatened releases by Access Beyond or any Access Beyond Subsidiary of Hazardous Materials on any such premises that would have a material adverse effect upon Access Beyond, any Access Beyond Subsidiary or any of their businesses. Access Beyond has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on or from any of such premises, which may have occurred prior to Access Beyond or any Access Beyond Subsidiary having taken possession of any of such premises that would have a material adverse effect upon Access Beyond, any Access Beyond Subsidiary or any of their businesses.

            3.20 Government Contracts. All representations, certifications and disclosures made by Access Beyond or any Access Beyond Subsidiary to any Government Contract Party (as defined in Section 2.20 above) have been in all material respects current, complete and accurate at the times they were made. There have been no acts, omissions or noncompliance with regard to any applicable public contracting statute, regulation or contract requirement (whether express or incorporated by reference) relating to any of Access Beyond's or any Access Beyond Subsidiary's contracts with any Government Contract Party in either case that have led to or could lead to, either before or after the Closing, (a) any claim or dispute involving Access Beyond or any Access Beyond Subsidiary and any Government Contract Party or (b) any suspension, debarment, contract renegotiation or contract termination, or proceeding related thereto. There has been no act or omission that relates to the marketing, licensing or selling to any Government Contract Party of any of Access Beyond's or any Access Beyond Subsidiary's technical data and computer software and that has led to or could lead to, either before or after the Closing, any material cloud on any of Access Beyond's or any Access Beyond Subsidiary's rights in and to its technical data and computer software. All of Access Beyond's and the Access Beyond

Subsidiaries' development of technical data and computer software was developed exclusively at private expense.

            3.21 Remote Access Products. Development of the remote access products designated as Access Beyond 1000, Access Beyond 3400, Access Beyond 4400 and Hawk Access Products, including eight (8) analogue modem, six (6) BRI SDN, 16 port asynch, twelve (12) digital modem card and T1 link module have passed Access Beyond's quality testing and are ready to be manufactured in volume production.

            3.22 No Brokers. Neither Access Beyond nor any of the Access Beyond Subsidiaries is obligated for the payment of fees or expenses of any investment banker, broker or finder, other than Donaldson, Lufkin & Jenrette Securities Corporation, in connection with the origin, negotiation or execution of this Agreement or In connection with any transaction provided for herein.

            3.23 Information Supplied. None of the information supplied or to be supplied by Access Beyond for inclusion in the Form S-4 and the Prospectus/Proxy Statement, at the date such information is supplied and at the time of the meetings of the Hayes shareholders and the Access Beyond stockholders to be held to approve the Merger, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or will, in the case of the Form S-4, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

            3.24 Interested Party Transactions. Except as set forth in Item 3.24, no officer or director of Access Beyond or any Access Beyond Subsidiary or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has had, either directory or indirectly, a material interest in: (a) any person or entity which purchases from or sells, licenses or furnishes to Access Beyond or any Access Beyond Subsidiary any goods, property, technology or intellectual or other property rights or services; or (b) any contract or agreement to which Access Beyond or any Access Beyond Subsidiary is a party or by which it may be bound or affected.

            3.25 Disclosure. This Agreement, its exhibits and schedules, and any of the certificates or documents to be delivered by Access Beyond to Hayes under this Agreement, taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

            3.26 SEC Filings. Access Beyond has timely filed all reports, filings and other documents required to be filed with the SEC under the Securities Act of 1933 and the Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      4.    COVENANTS OF THE PARTIES.

            4.1 Access; Advice of Changes. During the period from the date of this Agreement until the Effective Time (unless this Agreement is earlier terminated in accordance herewith), each Party covenants to and agrees with the other Party as follows.

                  4.1.1 Access to Information. Until the Closing and subject to the terms and conditions hereof or in any other agreement between the Parties relating to the confidentiality and use of confidential and proprietary information, each Party will provide the other and the other's agents with reasonable access to the files, books, records and offices of the Party making the covenant (the "Promising Party"), including any and all information relating to such Party's taxes, commitments, contracts, leases, licenses, real, personal and intangible property, and financial condition.

                  4.1.2 Discussions with Customers and Suppliers. Through the Due Diligence Period (as defined in Section 7.1), each Party will be entitled to hold meetings and discussions with material customers and suppliers of the other Party in order to determine any business issues that may exist concerning the customer's or supplier's relationship with the other Party. Prior to holding any such discussion, the other Party shall be given at least 24 hours notice of the pendency of and given a reasonable opportunity to be present at the same. Such notice will specify the persons to be present and the nature of the discussions to be held. No such discussions may be held after the expiration of the Due Diligence Period without the prior written consent of the other Party, which consent may not be unreasonably withheld or delayed.

                  4.1.3 Notification of Changes. Each Party will promptly advise the other Party in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of such Party contained in this Agreement, if and to the extent required to be made at the Closing, untrue or inaccurate in any material respect and (b) of any material action, suit, proceeding or investigation by or before any court, board or governmental agency, initiated by or against such Party or any of its subsidiaries or known by such Party to be threatened against it or any subsidiary. The Promising Party hereby agrees to deliver to the other Party within 30 days after the end of each monthly accounting period ending after the date of this Agreement and before the Closing, an unaudited balance sheet and statement of operations, which financial statements shall be prepared in the ordinary course of business consistent with past practice, in accordance with the Promising Party's books and records and generally accepted accounting principles and shall fairly present the financial position of the Promising Party and its subsidiaries as of their respective dates and the results of the Promising Party's and its subsidiaries' operations for the periods then ended.

            4.2 Notification of Changes in Relationships. If the Promising Party becomes aware of a material deterioration in the relationship with any material customer, supplier or key employee of the Promising Party, such Party will promptly bring such information to the attention of the other Party in writing and, if requested by the other Party, will exert all reasonable efforts to restore the relationship.

            4.3 Conduct of Business. During the period from the date of this Agreement until the Effective Time, unless earlier terminated, each Promising Party (including, without limitation, Newco) covenants to and agrees with the other Party that, except as provided otherwise herein or as approved or recommended by the other Party, prior to the Effective Time each Promising Party indicated below (which for purposes of this Section 4.3 will include the subsidiaries of such Party) will not, without the prior written consent of an officer of the other Party, such consent not to be unreasonably withheld or delayed:

                  (a) Enter into any transaction not in the ordinary course of business or enter into any transaction or make any commitment involving a capital expenditure in excess of $100,000 with respect to Access Beyond, $10,000 with respect to Newco and $5,000,000 with respect to Hayes;

                  (b) Borrow any money or encumber or permit to be encumbered any of its assets except in the ordinary course of its business consistent with past practice and to an extent that is not material to the Promising Party or its business, provided that Access Beyond may establish a credit facility with Signet Bank or any other institutional lender prior to the Effective Time in the approximate amount of $3.0 million and may grant security interests in all or substantially all of its assets in connection therewith, and Access Beyond shall not agree to any prepayment fees or penalties in excess of $100,000 in connection therewith without Hayes' prior consent;

                  (c) Dispose of any of its material assets except in the ordinary course of business consistent with past practice and to an extent that is not material to the Promising Party or its business;

                  (d) Enter into any material agreement of the types described in Section 3.11, except in the ordinary course of business consistent with past practice without the consent of Hayes;

                  (e) Fail to maintain its equipment and other assets that are material to the operation of its business in good working condition and repair according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

                  (f) Except as contemplated by this Agreement and for severance and "stay put" bonuses, pay any bonus, royalty, increased salary (except for annual increases in the ordinary course of business consistent with past practice) or special remuneration to any officer, employee or consultant (except pursuant to existing arrangements previously disclosed in writing to the other Party or in connection with the transactions contemplated hereby) or enter into any new employment or consulting agreement with any such person, or enter into any new agreement or plan of the type described in
      Section 2.15.4 or Section 3.15.4, as the case may be;

                  (g) Change accounting methods, unless required by generally accepted accounting principles;

                  (h) Declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or except as necessary to redeem any or all of the issued and outstanding shares of Hayes Series B Preferred Stock, redeem or otherwise acquire any of its capital stock;

                  (i) Amend or terminate any Material Agreements to which Access Beyond is a Party, except those amended or terminated in the ordinary course of business consistent with past practice;

                  (j) Lend any amount to any person or entity, other than advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice, which travel and expenses shall be documented by receipts for the claimed amounts;

                  (k) Guarantee or act as a surety for any obligation, except for the endorsement of checks and other negotiable instruments in the ordinary course of business consistent with past practice;

                  (l) Waive or release any material right or claim, except in the ordinary course of business consistent with past practice;

                  (m) Split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

                  (n) Except for the Merger, merge, consolidate or reorganize with, or acquire the business, stock or assets of any entity, provided that Hayes may enter into any merger or acquisition with any party in which the amount of the transaction consideration does not exceed $10.0 million, provided that no such transaction will be entered into by Hayes in which the percentage of shares of Access Beyond issuable to or retained by the shareholders of either Party, as the case may be, immediately after the Effective Time, would be affected, without the consent of Access Beyond; and no such transaction will be entered into by either Party after filing the S-4 as contemplated in
      Section 4.5 until the earlier of the Effective Time or termination of this Agreement.

                  (o) Amend its Articles of Incorporation or Bylaws, except as contemplated by, and in accordance with, this Agreement;

                  (p) Agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have been delivered to the other Party for its review prior to filing;

                  (q) License any Access Beyond or Hayes Intellectual Property, as the case may be, except in the ordinary course of business consistent with past practice;

                  (r) Terminate the employment of any, officer, director or key employee listed in Item 2.15 with respect to Hayes or Item 3.15 with respect to Access Beyond, as the case may be;

                  (s) Agree to do any of the things described in the preceding clauses 4.3(a) through 4.3(r);

                  (t) File a Registration Statement with the SEC, other than a Form S-8 in respect of the Access Beyond Plans, or become subject to the 1934 Securities Exchange Act by directly or indirectly merging with or acquiring an entity which is a reporting company; or

                  (u) Nothing herein shall prohibit Hayes or other parties from entering into the agreements referred to herein as Exhibits C-2 through C-5, the Chestnut Capital Limited Partnership Pledge Agreement, amendment to the Notes referred to in Section 5.3.1 hereof, or any other agreements expressly set forth as a condition or covenant to be performed by Hayes.

            4.4   No Solicitation.

                  4.4.1 General Prohibition. Subject to Section 4.4.2, neither of the Parties hereto shall directly or indirectly, nor shall either Party authorize or permit any subsidiary of such Party (a Party and its subsidiaries being collectively referred to as a "Party") or any representative of such Party directly or indirectly to, (a) solicit, initiate, encourage or induce the making, submission or announcement of any offer or proposal (other than an offer or proposal by the other Party hereto) contemplating or otherwise relating to any "Acquisition Transaction" (an "Acquisition Proposal"), or take any action that could reasonably be expected to lead to an Acquisition Proposal, (b) furnish any nonpublic information regarding such Party to any person or entity (each, a "Person") in connection with, or in response to, an Acquisition Proposal, (c) engage in discussions with any Person with respect to any Acquisition Proposal, (d) approve, endorse or recommend any Acquisition Proposal or (e) enter into any letter of intent or similar document or any agreement contemplating or otherwise relating to any Acquisition Transaction. As of the date of this Agreement, each Party shall immediately cease and cause to be terminated any existing discussions with any other Person that relate to any Acquisition Proposal.

                  4.4.2 Exceptions. Notwithstanding anything to the contrary contained in this Agreement, this Section 4.4 shall not prohibit such Party from taking any action described in clauses (c), (d) and (e) of Section 4.4.1 in response to an unsolicited bona fide written Acquisition Proposal submitted (and not withdrawn) by such Person if (a) the Board of Directors of such Party concludes in good faith, based upon the written advice of its financial advisor, that such Acquisition Proposal could reasonably be expected to result in a transaction that is more favorable from a financial point of view to such Party's stockholders than the Merger, (b) the Board of Directors of such Party concludes in good faith, after consultation with, and the receipt of written advice from, outside legal counsel, that such action is required in order for the Board of Directors of such Party to comply with its fiduciary obligations to such Party's stockholders under applicable law, (c) prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, such Party gives the other Party written notice of the identity of such Person and of such Party's intention to furnish nonpublic information to, or enter into discussions with, such Person, and such Party receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of such Party, and (d) prior to furnishing any such nonpublic information to such Person, such Party furnishes such nonpublic information to the other Party (to the extent such nonpublic information has not been previously furnished by such Party to the other Party).

                  4.4.3 Definition of Acquisition Transaction. "Acquisition Transaction" shall mean any transaction or series of related transactions involving:

                        (a) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction) in which (i) the Party is a constituent corporation, (ii) a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires such Party or more than 50% of such Party's business or, directly or indirectly, acquires beneficial or record ownership of securities representing more than 50% of the outstanding securities of any class of voting securities of such Party, or (iii) in which such Party issues securities representing more than 50% of the outstanding securities of any class of voting securities of such Party; or

                        (b) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business) or disposition of more than 50% of the assets of the Party.

            4.5 Registration on Form S-4. The Access Beyond Stock to be issued in the Merger shall be registered under the Securities Act on Form S-4. As promptly as practicable after the date of this Agreement, Access Beyond and Hayes shall prepare and file with the SEC a Form S-4 registration statement (the "Form S-4") together with the prospectus/proxy statement included therein (the "Prospectus/Proxy Statement") and any other documents required by the Securities Act or the Exchange Act in connection with the Merger.

                  4.5.1 Filing of Form S-4 and Amendments. Access Beyond and Hayes shall use reasonable, diligent efforts to cause the Form S-4 (including the Prospectus/Proxy Statement) to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Form S-4 declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. Hayes shall promptly furnish to Access Beyond all information concerning Hayes, Hayes' Subsidiaries and such Hayes' shareholders that may be required or reasonably requested in connection with any action contemplated by this Section 4.5. If any event relating to any of Hayes or any Hayes Subsidiary occurs, or if Hayes becomes aware of any information, that should be set forth in an amendment or supplement to the Form S-4 or the Prospectus/Proxy Statement, then Hayes shall promptly inform Access Beyond thereof, shall cooperate with Access Beyond in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the shareholders of Hayes. Any opinion required to be given in connection with the Form S-4 with respect to the tax consequences of the Merger as they relate to the Hayes Shareholders shall be provided by Hayes' accountants or counsel.

                  4.5.2 Other Regulatory Approvals. Prior to the Effective Time, Access Beyond shall use reasonable, diligent efforts to obtain all regulatory approvals needed to ensure that the Access Beyond Stock to be issued in the Merger will be registered or qualified under the securities law, or exempt from the same, of every jurisdiction of the United States in which any holder of the Hayes Stock has an address of record on the record date for determining the shareholders entitled to notice of, and to vote at, the Hayes Shareholders Meeting described below. Hayes shall use reasonable, diligent efforts to assist Access Beyond to the extent necessary to comply with the securities and Blue Sky laws of all applicable jurisdictions in connection with the Merger.

            4.6 Regulatory Approvals. Each of Access Beyond and Hayes shall use reasonable, diligent efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any governmental body or agency with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such governmental body or agency. Without limiting the generality of the foregoing, Access Beyond and Hayes shall, promptly after the date of this Agreement, prepare and file the notifications required under the Hart-Scott-Rodino Antitrust Improvements Act (the "HSR Act") in connection with the Merger. Access Beyond and Hayes shall respond as promptly as practicable to (a) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (b) any inquiries or requests received from any state attorney general or other governmental body or agency in connection with antitrust or related matters. Each of the Parties hereto shall (a) give the other Party prompt notice of the commencement of any action, suit, arbitration, proceeding, hearing, audit or active investigation commenced, conducted or heard by or before, any court or other governmental body or agency (each a "Legal Proceeding ) with respect to the Merger or any of the other transactions contemplated by this Agreement, (b) keep the other Party informed as to the status of any such Legal Proceeding, and (c) promptly inform the other Party of any communication to or from the Federal Trade Commission, the Department of Justice or any other governmental body or agency regarding the Merger. The Parties will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair act law. In addition, except as may be prohibited by any governmental body or agency or by any legal requirement, in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of the Parties hereto agrees to permit authorized representatives of the other Party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to, and be consulted in connection with, any document, opinion or proposal made or submitted to any governmental body or agency in connection with any such Legal Proceeding.

            4.7   Stockholders Meetings.

                  4.7.1 Convening Meetings. Each Party hereto shall, and Access Beyond will cause Newco to, take all action necessary under all applicable legal requirements to call, give notice of, convene and hold a meeting of the holders of such Party's voting securities to consider, act upon and vote upon the adoption of this Agreement and approval of the Merger and the transactions contemplated thereby, including without limitation, approving the Amended and Restated Charter of Access Beyond, approving the Access Beyond Series A Stock, voting on new director nominees to the Access Beyond Board, and changing the name of Access Beyond to "Hayes Communications Inc." (as to Access Beyond, the "Access Beyond Stockholders Meeting," as to Hayes, the "Hayes Shareholders Meeting" and, as to both of such meetings, the "Stockholders Meeting"). Each Party's Stockholders Meeting and the stockholder meeting of Newco will be held as promptly as practicable and in any event Access Beyond shall hold its Stockholders Meeting within 60 days and Hayes shall hold the Hayes Shareholders Meeting within ten (10) business days after the Form S-4 is declared effective by the SEC. Each Promising Party, including, without limitation, Newco, shall ensure such Parties' Stockholders Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with such Party's Stockholders Meeting are solicited, in compliance with all applicable legal requirements.

                  4.7.2 Approval Recommendation. Subject to Sections 4.7.3 and
4.7.4 below: (a) the Board of Directors of each Promising Party, including without limitation Newco, shall unanimously recommend that such Party's stockholders vote in favor of and adopt and approve this Agreement and the Merger at such Party's Stockholders Meeting; (b) the Prospectus/Proxy Statement shall include a statement to the effect that the Board of Directors of such Party has unanimously recommended that such Party's stockholders vote in favor of and adopt and approve this Agreement and the Merger at such Party's Stockholders Meeting; and (c) neither the Board of Directors of such Party nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to the other Party, the unanimous recommendation of the Board of Directors of the Promising Party that such Party's stockholders vote in favor or and adopt and approve this Agreement and the Merger.

                  4.7.3 Withdrawal or Amendment of Recommendation. Nothing in clause (d) of Section 4.4.1 or in Section 4.7.2 shall prevent the Board of Directors of the Promising Party from withdrawing, amending or modifying its unanimous recommendation in favor of the Merger if (a) an unsolicited bona fide written Acquisition Proposal is submitted to such Party and is not withdrawn,
(b) the Board of Directors of such Party concludes in good faith, based upon the written advice of its financial advisor, that such Acquisition Proposal could reasonably be expected to result in a transaction that is more favorable from a financial point of view to such Party's stockholders than the Merger, (c) neither the Promising Party nor any of its representatives shall have violated any of the restrictions set forth in Section 4.4.1 and (d) the Board of Directors of such Party concludes in good faith, after consultation with, and the receipt of written advice from, outside legal counsel, that the withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of such Party to comply with its fiduciary obligations to such Party's stockholders under applicable law.

                  4.7.4 Recommendation as to Other Offer. Nothing in clause "(d)" of Section 4.4.1 or in Section 4.7.2 shall prevent the Board of Directors of the Promising Party from recommending that its stockholders accept an unsolicited Acquisition Proposal if (a) the Board of Directors of such Party shall have withdrawn, amended or modified its recommendation in favor of the Merger in accordance with and as permitted by Section 4.7.3, (b) the Board of Directors of such Party shall have concluded in good faith, based upon the written advice of its financial advisor, that such Acquisition Proposal is more favorable from a financial point of view to such Party's stockholders than the Merger, (c) neither the Promising Party nor any of its representatives shall have violated any of the restrictions set forth in Section 4.4.1, and (d) the Board of Directors of such Party shall have concluded in good faith, after consultation with, and the receipt of written advice from, its outside legal counsel, that the recommendation in favor of acceptance of such tender offer or exchange offer is required in order for the Board of Directors of such Party to comply with its fiduciary obligations to such Party's stockholders under applicable law.

            4.8   Indemnification of Officers and Directors.

                  4.8.1 Maintenance of Rights. All rights to indemnification existing in favor of the current directors and officers of each Party for acts and omissions occurring prior to the Effective Time, as provided in each Party's Articles or Certificate of Incorporation and/or Bylaws (as in effect as of the date of this Agreement) and as provided in the indemnification agreements between such Party and said directors and officers (as in effect as of the date of this Agreement), shall survive the Merger and shall be maintained by Access Beyond and Hayes, as the surviving corporation in the Merger, for a period of not less than six years from the Effective Time.

                  4.8.2 Maintenance of Insurance. From the Effective Time until the sixth anniversary of the date on which the Merger becomes effective, Access Beyond shall maintain in effect, for the benefit of the current directors and officers of the Parties with respect to acts or omissions occurring prior to the Effective Time, the directors' and officers' liability insurance policy currently carried; provided, however, that Access Beyond may substitute for such policy a policy or policies of comparable coverage.

            4.9 Confidentiality. The Mutual Confidentiality and Nondisclosure Agreement, dated May 5, 1997, between the Parties hereto will remain in full force and effect from the date hereof through the Effective Time.

            4.10 Confidentiality and Disclosure. Neither Party shall, nor shall permit any of its representatives to, issue any press release or otherwise publicly disseminate any document or other written material relating to the Merger or any of the other transactions contemplated by this Agreement unless
(a) each Party shall have approved such press release or written material (it being understood that neither Party shall unreasonably withhold or delay its approval of any such press release or written material), or (b) Access Beyond shall have been advised by its outside legal counsel that the issuance of such press release or the dissemination of such written material is required by any applicable law or regulation, and Access Beyond shall have consulted with Hayes and shall have used its best efforts to modify such release so that it is reasonably acceptable to Hayes prior to issuing such press release or disseminating such written material; provided, however, that Access Beyond shall be entitled to file with the SEC, after the execution and delivery of this Agreement, a report on Form 8-K (together with a copy of this Agreement (including the exhibits hereto) and the press release (all of which shall have been approved by Hayes) announcing this Agreement. Each Party shall use reasonable, diligent efforts to ensure that none of its representatives makes any public statement, whether oral or written, that is materially inconsistent with any press release issued or any written material approved in advance by Hayes and Access Beyond and publicly disseminated by Access Beyond or Hayes with respect to the Merger or with respect to any of the other transactions contemplated by this Agreement. Hayes will take all reasonable precautions to prevent any trading in the securities of Access Beyond by officers, directors, employees and agents of Hayes having knowledge of any material information regarding Access Beyond provided hereunder, or any disclosure by any such persons to anyone outside of Access Beyond or Hayes of any material non-public information concerning Access Beyond, any Access Beyond Subsidiary or the transactions contemplated by this Agreement, until the information in question has been adequately and publicly disclosed.

            4.11 Affiliate Agreements. To ensure that the issuance of Access Beyond Stock in the Merger complies with the Securities Act, concurrently with the execution of this Agreement Hayes will deliver to Access Beyond a letter identifying all persons who are, in Hayes' reasonable judgment, "affiliates" of Hayes (for purposes of Rule 145 promulgated under the Securities Act) at the time this Agreement is executed. Hayes will provide Access Beyond with all information and documents needed to evaluate this list for compliance with securities laws. Concurrent with the execution of this Agreement, Hayes will cause each of its affiliates to deliver to Access Beyond, written agreements (the "Hayes Affiliate Agreements") in the form of Exhibit C-3, providing, among other things, that such persons will not offer to sell, sell or otherwise dispose of any of the Access Beyond Stock issued to such person in the Merger in violation of the Securities Act and Rule 145 promulgated thereunder, as they may be amended from time to time, and will make no disposition of Access Beyond Stock for certain periods of time after the Effective Time.

            4.12 New Capital Funding. Both Hayes and Access Beyond shall make diligent efforts to obtain equity capital for Access Beyond or Hayes prior to or after the Merger in the aggregate amount of up to $35.0 million. In the event either Party is successful in obtaining such additional capital, then each Party agrees that it will be proportionately diluted by the new stock required to be issued or issuable to any new investor, and that the respective percentages of the shares of Access Beyond to be held immediately after the Effective Time by the Access Beyond and Hayes shareholders as contemplated by Section 1.1.5 shall be appropriately adjusted to accommodate the dilution occasioned by the new capital funding. No binding contract for such new capital funding prior to the Effective Time shall be entered into without the consent of the other Party, which shall not be unreasonably withheld. The Parties acknowledge that Hayes has entered into a commitment letter with respect to the issuance of $30 million in capital stock dated July 16, 1997, and agree that the consummation of the transaction described therein and as approved by Access Beyond by letter of even date herewith shall not be deemed a breach of any representation, warranty or covenant herein on the part of Hayes.

            4.13 Other Actions Required. During the period from the date of this Agreement until the Effective Time or earlier termination of this Agreement in accordance herewith, each Party covenants to, and agrees with, the other to use reasonable, diligent efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 7 or 8 as to such Party, as the case may be, and to cause the transactions provided for in this Agreement to be consummated, and, without limiting the generality of the foregoing, to use reasonable, diligent efforts to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions provided for herein.

      5.    HAYES PRECLOSING COVENANTS.

            5.1 Business Plan. By the end of the Due Diligence Period, Hayes will prepare a proposed "high level" business plan for the combination of the two companies. The business plan will be prepared with input from Access Beyond and will be constructed in such a manner that indicates ongoing operating profitability within the year following the Closing of the Merger, with reasonable contingencies. The business plan may be modified following the Closing.

            5.2 Hayes Dissenting Shares. As promptly as practicable after the date of the Hayes Shareholders Meeting and prior to the Closing Date, Hayes shall furnish Access Beyond with the name and address of each Hayes dissenting shareholder, if any, and the number of Hayes Dissenting Shares owned by such Hayes dissenting shareholders.

            5.3 Other Actions Required. Hayes shall use reasonable, diligent efforts to cause the following to occur:

                  5.3.1 Convertible Debt. Effective upon the Effective Time, with an appropriate agreement to be signed at or prior to the expiration of the Due Diligence Period, the Convertible Subordinated Promissory Notes in favor of Rinzai Limited, Kaifa Technology (H.K.) Limited, Rolling Profit Holdings, Ltd., Lao Hotel (H.K.) Limited, Saliendra Pte. Ltd. and S.P. Quek Investments Ltd. issued by Hayes in 1996 and 1997 (the "Notes") shall be converted to Hayes Common Stock or amended to terminate the convertibility feature of the Notes and to adjust the repayment (after Closing of the Merger) by Hayes or Access Beyond of the Notes to occur only upon a determination of the Board of Access Beyond, in the exercise of its fiduciary duties, that sufficient cash flow is available to make such repayment, in whole or in part.

                  5.3.2 Antidilution Warrant. Termination of that certain Warrant to Purchase Stock issued to Rinzai Limited by Hayes on April 16, 1996 (the "Antidilution Warrant") shall be executed at or prior to the expiration of the Due Diligence Period, effective upon the Effective Time.

                  5.3.3 Preferred Stock. The Hayes Series A Stock and the Hayes Series B Stock shall have been converted to Hayes Common Stock at or prior to the Effective Time, terminating all rights to any preference on liquidation that may result from the operation of Article V. Section 5 of the Hayes Articles of Incorporation as a consequence of the Merger. Alternatively, as to the Hayes Series B Stock only, the terms of such stock shall be revised at or prior to the Effective Time and be clarified to provide that the Merger shall not trigger any liquidation rights or preference or any such rights shall have been waived.

            5.4 Hayes Stock Option Plan. Prior to the Effective Time, Hayes shall not grant any more warrants or any more options to its employees under the Hayes Stock Option Plan, provided that Hayes may, in the ordinary course consistent with past practices, issue options to employees pursuant to the provisions of its Stock Option Plan permitting the award of Management Grant Options.

      6.    CLOSING MATTERS.

            6.1 The Closing. Subject to termination of this Agreement as provided in Section 9 below, the closing of the transactions provided for herein (the "Closing") will take place at the offices of Morrison, Cohen, Singer & Weinstein, 750 Lexington Avenue, New York, New

York 10022, at 10:00 a.m., Eastern Time on a date to be designated by Access Beyond (the "Closing Date"), which (subject to the satisfaction or waiver of the conditions set forth in Sections 7 and 8) shall be no later than the 5th business day after satisfaction of the latest to occur of the conditions set forth in Sections 7.5 and 8.5 (effectiveness of the Form S-4), 7.7 and 8.6 (obtaining approvals under the HSR Act) and 7.6 and 8.7 (obtaining stockholder approval). Prior to, or concurrently with, the Closing, the Certificate of Merger and such officers' certificates or other documents as may be required to effectuate the Merger will be filed in the office of the Georgia Secretary of State and the Merger will thereby become effective.

            6.2   Exchange of Certificates.

                  6.2.1 Hayes Stock Converted. As of the Effective Time, all shares of Hayes Stock that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist, and all such shares, except for Dissenting Shares, will be converted into the right to receive from Access Beyond the number of shares and type of Access Beyond Stock determined as set forth in Section 1 hereof. At and after the Effective Time, each certificate representing outstanding shares of Hayes Stock, except for Dissenting Shares, will represent the right to receive the number of shares of Access Beyond Stock into which such shares of Hayes Stock have been converted, and such shares of Access Beyond Stock will be registered in the name of the holder of such certificate. Unless surrendered to Access Beyond for exchange at the Closing, as soon as practicable after the Effective Time, each holder of shares of Hayes Stock, except for holders of Dissenting Shares, will surrender
(a) the certificates for such shares (the "Hayes Certificates") to Access Beyond for cancellation or (b) an affidavit of lost (or nonissued) certificate and indemnity with respect to the same, in form reasonably satisfactory to Access Beyond. Promptly following the Effective Time and receipt of the Hayes Certificates, Access Beyond will cause its transfer agent to issue to each such surrendering holder, certificate(s) for the number of shares of Access Beyond Stock to which such holder is entitled pursuant to Section 1.1, subject to
Section 1.1.6 hereof, and Access Beyond will distribute any cash payable under
Section 1.2. After the Effective Time, there will be no further registration of transfers of the shares of Hayes Stock on the stock transfer books of Hayes.

                  6.2.2 Certificates Not Tendered. Until Hayes Certificates representing Hayes Stock outstanding prior to the Merger are surrendered pursuant to Section 6.2.1 above, such certificates, except for certificates representing Dissenting Shares, will be deemed, for all purposes, to evidence solely the right to receive (a) the number and type of shares of Access Beyond Stock into which such shares of Hayes Stock will have been converted and (b) if applicable, cash in lieu of fractional shares.

            6.3 Assumption of Options and Warrants. Promptly after the Effective Time, Access Beyond will notify in writing each holder of a Hayes Option or a Hayes Warrant of the assumption of such Hayes Option or Hayes Warrant by Access Beyond, and the number of shares of Access Beyond Stock that are then subject to such option or warrant and the exercise price of such option or warrant, as determined pursuant to Section 1 hereof.

            6.4 Access Beyond Options. To the extent that the transactions contemplated hereby constitute a "Change of Control" (as defined in the Access Beyond Plans), and outstanding Access Beyond options are terminated as a result thereof, the Parties shall cause Access Beyond to issue substantially identical replacement options to those participants remaining employed by or a director of Access Beyond after the Effective Time, exercisable at the "Fair Market Value" of the shares (as defined in the Access Beyond Plans) at the date of grant. Credit shall be given to such participants of Access Beyond for time attained under the terminated Access Beyond options. For purposes hereof, the date of grant shall be the earlier of the ninetieth (90th) day following the Effective Time or the date on which a remaining participant irrevocably waives his or her right to exercise his or her option.

      7.    CONDITIONS TO OBLIGATIONS OF HAYES.

            Hayes' obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Hayes, but only in a writing signed on behalf of Hayes by its Chairman or President).

            7.1 Removal of Due Diligence and Other Conditions. During the thirty
(30) day period following the date of this Agreement (the "Due Diligence Period"), Hayes shall have completed its discussions with customers and suppliers of Access Beyond and shall have completed other due diligence and the agreements referred to in Section 5.3 shall have been executed. A notice to that effect shall have been sent to Access Beyond on or before the expiration of the Due Diligence Period. If Hayes determines in its reasonable discretion that the representations and warranties of Access Beyond contained herein are not true and correct in all material respects or if Access Beyond has not received the fairness opinion described in Section 8.16 by the end of the Due Diligence Period, then Hayes may terminate this Agreement without liability to Access Beyond therefor by sending written notice to Access Beyond on or before the expiration of the Due Diligence Period. If such notice is not sent by such date, the condition described in this Section 7.1 conclusively will be deemed satisfied. Hayes agrees that information disclosed in the Disclosure Letter and in documents heretofore filed by Access Beyond with the SEC (but not including documents referenced in the Disclosure Letter or such filings, unless said documents were themselves provided to Hayes or filed with the SEC) is acceptable and to the extent that such information is true, correct and complete, shall not be the basis for Hayes electing to terminate this Agreement under this Section 7.1

            7.2 Covenants, Representations and Warranties. The representations and warranties of Access Beyond set forth in Sections 3.1 through 3.13, 3.15, 3.21, 3.22, 3,23, 3.25 and 3.26 shall be true and complete in every material respect as of the Closing with the same force and effect as if they had been made at the Closing, Access Beyond shall have performed and complied in all material respects with all of its covenants contained in Section 4 to be performed before the Closing and Hayes shall have received a certificate to such effect executed on behalf of Access Beyond by its President or Chief Financial Officer.

            7.3 Compliance with Law. There shall be no order, decree, ruling or pending action by any court or governmental agency, or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

            7.4 Government Consents. There shall have been obtained at or prior to the Closing such permits or authorizations, and there shall have been taken such other actions, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the Parties and the actions herein proposed to be taken, including but not limited to satisfaction of all requirements under applicable federal and state securities laws.

            7.5 Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order and the Prospectus/Proxy Statement shall on the Closing not be subject to any proceedings commenced or threatened by the SEC.

            7.6 Documents and Consents. Hayes shall have received all written consents, assignments, waivers, authorizations or other certificates of third parties reasonably deemed necessary by Hayes' legal counsel to consummate the transactions provided for herein, including, without limitation, the approvals and consents of Access Beyond and Hayes shareholders. Access Beyond shall have deposited with Access Beyond's Transfer Agent the certificates representing the shares of Access Beyond Stock to be issued as a consequence of the Merger pending the return of the Hayes Certificates therefor; and Hayes shall have received the Certificate of Officer as to Tax Matters from Access Beyond and Newco in substantially the form attached hereto as Exhibit 1.5A.

            7.7 Hart-Scott-Rodino Compliance. All applicable waiting periods under the HSR Act shall have expired or early termination shall have been granted by both the Federal Trade Commission and the United States Department of Justice.

            7.8 No Litigation. No litigation or proceeding shall be pending which will have the probable effect of enjoining or preventing the consummation of any of the transactions provided for in this Agreement.

            7.9 Opinion of Counsel. Hayes shall have received from Morrison, Cohen, Singer & Weinstein, counsel to Access Beyond, an opinion reasonably satisfactory to Hayes' counsel.

            7.10 Employment Agreements. Access Beyond, Ronald A. Howard and Dennis C. Hayes will have executed and delivered to Access Beyond Employment Agreements substantially in the forms attached as Exhibits C-4 and C-5. Each of such agreements will become effective at the Effective Time.

            7.11 Tax-Free Transaction. The amount of the cash consideration payable for Dissenting Shares pursuant to Section 1.1.6 hereof shall not cause the Merger to fail to qualify as a tax-free reorganization under the Code.

            7.12 Listing. The shares of Access Beyond Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

            7.13 Access Beyond Restated Certificate. The stockholders of Access Beyond shall have approved and the Secretary of State of Delaware shall have accepted for filing the Amended and Restated Certificate of Incorporation substantially in the form attached hereto as Exhibit 7.13 (the "Restated Certificate") in order to (a) change Access Beyond's name to Hayes Communications Inc.; (b) create the Access Beyond Series A Stock in an amount sufficient to provide for conversion of the Hayes Series B Stock; and (c) to eliminate the classes of the Board of Directors.

            7.14 Satisfactory Form of Legal and Accounting Matters. The form, scope and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to Hayes' counsel.

            7.15 Resignations. The current officers and directors (except Ronald
A. Howard as a director) of Access Beyond shall resign their positions effective as of the Effective Time, and Access Beyond shall use its best efforts to include in the resignation with respect to such officers a general release of Access Beyond from any liability for acts, events or circumstances prior to the Effective Time. Ronald A. Howard shall appoint the individuals to the Board in the classes set forth in Section 7.16.

            7.16 Access Beyond Board of Directors. The Board of Access Beyond will consist of seven (7) Directors, as follows:

            Chairman of the Board of Hayes (Dennis C. Hayes) - Class III
            One (1) designee of the shareholders of Hayes (Chiang Lam) - Class I Chairman of the Board of Access Beyond (Ronald A. Howard) -
            Class III Three (3) other directors designated by Hayes Shareholders in accordance with the procedures set forth in Article 8.1 of the Shareholders Agreement - Two in Class II; One in Class I
            One (1) outside director designated by Access Beyond - Class III

The above Directors will be appointed effective as of the Closing, except for Dennis C. Hayes and Chiang Lam, who will be appointed as of the day after Closing.

            7.17 Shareholders Agreement. Access Beyond and Ronald A. Howard will have executed and delivered the Shareholders Agreement.

      8.    CONDITIONS TO OBLIGATIONS OF ACCESS BEYOND.

      The obligations of Access Beyond hereunder are subject to the fulfillment or satisfaction as of the Closing, of each of the following conditions (any one or more of which may be waived by Access Beyond, but only in a writing signed on behalf of Access Beyond by its President or Chief Financial Officer).

            8.1 Removal of Due Diligence and Other Conditions. The business plan prepared by Hayes for the period subsequent to the Closing with input from Access Beyond shall be completed by the expiration of the Due Diligence Period and Access Beyond shall have completed its discussions with customers and suppliers of Hayes and other due diligence by the expiration of the Due Diligence Period. If Access Beyond determines in its reasonable discretion that the representations and warranties of Hayes contained herein are not true and correct in all material respects or if Hayes has not, by the expiration of the Due Diligence Period received the agreements required to be delivered hereunder in Section 5.3 by such time, or if Access Beyond has not received the fairness opinion described in Section 8.16 by the end of the Due Diligence Period, then Access Beyond may terminate this Agreement without liability to Hayes therefor by sending written notice to Hayes on or before the expiration of the Due Diligence Period. If the notice described in this Section 8.1 is not sent by the date specified above, the conditions described in this Section 8.1 to which such notice relates (except for such fairness opinion) conclusively will be deemed satisfied. Access Beyond agrees that information disclosed in the draft Disclosure Letter (but not including documents referenced therein, unless said documents were themselves provided to Access Beyond), the Hayes 1996 audited financial statements, and the Hayes interim unaudited financial statements through June 30, 1997, is acceptable and shall not, to the extent that such information is true, correct and complete, be the basis for Access Beyond electing to terminate this Agreement under this Section 8.1

            8.2 Covenants, Representations and Warranties. The representations and warranties of Hayes set forth in Sections 2.1 through 2.13, 2.15, 2.21, 2.22 and 2.25 shall be true and complete in every material respect as of the Closing with the same force and effect as if they had been made at the Closing, Hayes shall have performed and complied in all material respects with all of its covenants contained in Sections 4 and 5 to be performed before the Closing and Access Beyond shall have received a certificate to such effect executed on behalf of Hayes by its President or Chief Financial Officer.

            8.3 Compliance with Law. There shall be no order, decree, ruling or pending action by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions provided for in this Agreement.

            8.4 Government Consents. There shall have been obtained at or prior to the Closing such permits or authorizations, and there shall have been taken such other actions, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the

Parties and the actions herein proposed to be taken, including but not limited to satisfaction of all requirements under applicable federal and state securities laws.

            8.5 Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order and the Prospectus/Proxy Statement shall on the Closing not be subject to any proceedings commenced or threatened by the SEC.

            8.6 Hart-Scott-Rodino Compliance. All applicable waiting periods under the HSR Act shall have expired or early termination shall have been granted by both the Federal Trade Commission and the United States Department of Justice.

            8.7 Documents and Consents. Access Beyond shall have received all written consents, assignments, waivers, authorizations or other certificates of third parties reasonably deemed necessary by Access Beyond's legal counsel to provide for the continuation in full force and effect of any and all material contracts and leases of Hayes and for Access Beyond to consummate the transactions contemplated hereby, including, without limitation, the consents of the securities holders described in Sections 5.3.1 through 5.3.4 above to cancellation or amendment, as described therein, and the approvals and consents of Access Beyond and Hayes shareholders. Access Beyond shall have received the Certificate of Officer as to Tax Matters from Hayes in substantially the form attached hereto as Exhibit 1.5B.

            8.8 No Litigation. No litigation or proceeding shall be pending which will have the probable effect of enjoining or preventing the consummation of any of the transactions provided for in this Agreement.

            8.9 Opinion of Counsel. Access Beyond shall have received from Womble Carlyle Sandridge & Rice, PLLC, counsel to Hayes, an opinion reasonably satisfactory to Access Beyond's counsel.

            8.10 Employment Agreements. Access Beyond, Ronald A. Howard and Dennis C. Hayes will have executed and delivered to Access Beyond Employment Agreements substantially in the forms attached as Exhibits C-4 and C-5, respectively. Each of such agreements will become effective at the Effective Time.

            8.11 Listing. The shares of Access Beyond Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

            8.12 Affiliate Agreements. Each of the Hayes Affiliate Agreements, the Voting Agreements, the Market Standoff Agreement and the Shareholders Agreement shall have been executed and delivered prior to the expiration of the Due Diligence Period and shall remain in full force and effect as of the Effective Time.

            8.13 Satisfactory Form of Legal and Accounting Matters. The form, scope and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to Access Beyond's counsel.

            8.14 Completion of Other Actions. Hayes shall have accomplished the matters set forth in paragraphs 5.3.1 and 5.3.2 not later than the expiration of the Due Diligence Period.

            8.15 Access Beyond Restated Certificate. The stockholders of Access Beyond shall have approved and the Secretary of State of Delaware shall have accepted for filing the Restated Certificate.

            8.16 Fairness Opinion. Access Beyond shall have received an opinion from Donaldson, Lufkin & Jenrette, its Investment Bankers, by no later than the expiration of the Due Diligence Period, stating that the Merger is fair to Access Beyond and its stockholders from a financial point of view of the Conversion Ratio, which opinion shall be updated at the Closing and shall otherwise be reasonably acceptable to Access Beyond.

            8.17 Access Beyond Board of Directors. The Board of Access Beyond will consist of seven (7) Directors, as follows:

            Chairman of the Board of Hayes (Dennis C. Hayes) - Class III
            One (1) designee of the shareholders of Hayes (Chiang Lam) - Class I Chairman of the Board of Access Beyond (Ronald A. Howard) -
            Class III Three (3) other directors designated by Hayes Shareholders in accordance with the procedures set forth in Article 8.1 of the Shareholders Agreement - Two in Class II; One in Class I
            One (1) outside director designated by Access Beyond - Class III

The above Directors will be appointed effective as of the Closing, except for Dennis C. Hayes and Chiang Lam, who will be appointed as of the day after Closing.

      9.    TERMINATION OF AGREEMENT.

            9.1 Termination. This Agreement may be terminated prior to the Effective time, whether before or after approval of the Merger by the stockholders or shareholders of either or both of the Parties:

                  (a)   by mutual written consent of Access Beyond and Hayes;

                  (b) by either Access Beyond or Hayes if the Merger shall not have been consummated by 5:00 p.m. (Eastern Time) on December 31, 1997 (unless the failure to consummate the Merger is attributable to a failure on the part of the Party seeking to terminate this Agreement to perform any material obligation required to be performed by such Party at or prior to the Effective Time);

                  (c) by either Access Beyond or Hayes if a court of competent jurisdiction or other governmental body or agency shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

                  (d) by either Access Beyond or Hayes if (i) any of the applicable Hayes Shareholders repudiate the Voting Agreements (Exhibit C-1) entered into by them, or if (ii) the Hayes Shareholders Meeting shall have been held and this Agreement and the Merger shall not have been adopted and approved at such meeting by the vote required by law or if
      (iii) the required Hayes Shareholder Meeting to vote on the Agreement is not held within ten (10) business days after SEC clearance of Form S-4 as contemplated in Sections 7.5 and 8.5; provided, however, that (i) Access Beyond shall not be permitted to terminate this Agreement pursuant to this clause (d) if the failure of the Hayes shareholders to adopt and approve this Agreement and the Merger at the Hayes Shareholders Meeting is attributable to a failure on the part of Access Beyond to perform any material obligation required to have been performed by Access Beyond under this Agreement, or if the Voting Agreements have terminated in accordance with their terms prior to the Hayes Shareholders' Meeting and (ii) Hayes shall not be permitted to terminate this Agreement pursuant to this clause
      (d) if the failure of the Hayes shareholders to adopt and approve this Agreement and the Merger at the Hayes Shareholders Meeting is attributable to a failure on the part of Hayes to perform any material obligation required to have been performed by Hayes under this Agreement;

                  (e) by either Access Beyond or Hayes if (i) the Access Beyond Stockholders Meeting shall have been held and (ii) this Agreement and the Merger shall not have been adopted and approved at such meeting by the vote required by law; or if the required Access Beyond Stockholders Meeting to vote on the Agreement is not held within sixty (60) days after SEC clearance of Form S-4, as contemplated in Sections 7.5 and 8.5; provided, however, that (i) Hayes shall not be permitted to terminate this Agreement pursuant to this clause (e) if the failure of the Access Beyond stockholders to adopt and approve this Agreement and the Merger at the Access Beyond Stockholders Meeting is attributable to a failure on the part of Hayes to perform any material obligation required to have been performed by Hayes under this Agreement, (ii) Access Beyond shall not be permitted to terminate this Agreement pursuant to this clause (e) if the failure of the Access Beyond stockholders to adopt and approve this Agreement and the Merger at the Access Beyond Stockholders Meeting is attributable to a failure on the part of Access Beyond to perform any material obligation required to have been performed by Access Beyond under this Agreement;

                  (f) by Access Beyond (at any time prior to the adoption and approval of this Agreement and the Merger by the Hayes shareholders by the vote required by law) if a "Triggering Event" with respect to Hayes as the "Triggering Party" shall have occurred. A "Triggering Event" shall have occurred if (i) the Board of Directors of one of the Parties hereto (the "Triggering Party") shall have failed to recommend, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to the other Party its unanimous recommendation in favor of, the Merger or approval or adoption of this Agreement; (ii) the Triggering Party shall have failed to include in the Prospectus/Proxy Statement the unanimous recommendation of the Board of Directors of the Triggering Party in favor of approval and adoption of this Agreement and the Merger, (iii) the Board of Directors of the Triggering Party shall have approved, endorsed or recommended any Acquisition Proposal, or (iv) the Triggering Party shall have failed to hold the Triggering Party Stockholders Meeting as promptly as practicable and in any event within 60 days after the Form S-4 is declared effective;

                  (g) by Hayes (at any time prior to the adoption and approval of this Agreement and the Merger by the Access Beyond stockholders by the vote required by law) if a Triggering Event with respect to Access Beyond as the Triggering Party shall have occurred;

                  (h) by Access Beyond if any of the Hayes' representations and warranties contained in this Agreement shall be or shall have become materially inaccurate, or if any of Hayes' material covenants contained in this Agreement shall have been breached in any material respect or failure of a condition set forth in Section 8 to be met, which is incapable of being cured or satisfied; provided, however, that if an inaccuracy in Hayes' representations and warranties or a breach of covenant by Hayes is curable by Hayes and Hayes is continuing to exercise reasonable efforts to cure such inaccuracy or breach, then Access Beyond may not terminate this Agreement under this Section 9.1(h) on account of such inaccuracy or breach; or

                  (i) by Hayes if any of Access Beyond's representations and warranties contained in this Agreement shall be materially inaccurate as of the date of this Agreement or those representations and warranties listed in Section 7.2 shall have become materially inaccurate, or if any of Access Beyond's material covenants contained in this Agreement shall have been breached in any material respect or failure of a condition set forth in Section 7 to be met, which is incapable of being cured or satisfied; provided, however, that if any inaccuracy in Access Beyond's representations and warranties or a breach of a covenant by Access Beyond is curable by Access Beyond and Access Beyond is continuing to exercise reasonable efforts to cure such inaccuracy or breach, then Hayes may not terminate this Agreement under this Section 9.1 (i) on account of such inaccuracy or breach.

            9.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect; provided, however, that (a) this Section 9.2, Section 9.3,
Section 10 and Section 11 shall survive the termination of this Agreement and shall remain in full force and effect, and (b) the termination of this Agreement shall not relieve any Party, from any liability for any breach of this Agreement by such Party.

            9.3   Expenses; Termination Fees.

                  9.3.1 Allocation. Except as set forth in this Section 9.3, each Party will bear its respective expenses and fees of its own accountants, attorneys, investment bankers and other professionals incurred with respect to this Agreement and the transactions contemplated hereby, whether or not the Merger is consummated; provided, however, that Hayes and Access Beyond shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with the printing and filing of the Form S-4 and the Prospectus/Proxy Statement and any amendments or supplements thereto. Each Party shall promptly reimburse its principal shareholders, stockholders, officers and directors for amounts paid by them as filing fees to governmental agencies and other reasonable and necessary expenses that are incurred by such persons to comply with any consent or approval required to be obtained in order to perform this Agreement.

                  9.3.2 Break-up Fee.

                  (a) If this Agreement is terminated by Access Beyond pursuant to Section 9.1(f) or by Hayes pursuant to Section 9.1(g), and the stockholders of Hayes or Access Beyond, respectively, fail to approve the Merger, then the non-terminating Party shall pay to the terminating Party, as nonrefundable liquidated damages, in cash upon the last to occur of the Triggering Events, the total out-of-pocket expenses of the terminating Party incurred in connection with the negotiation and performance of this Agreement, plus $200,000, provided, however, that the aggregate amount of such payment shall not exceed $500,000;

                  (b) In addition, if either Party publicly announces the entering into of an agreement relating to an Acquisition Transaction within six months after the date of termination pursuant to Section 9.1(f) or 9.1(g), then the nonrefundable liquidated damages described in Section 9.3.2(a) shall increase to $2,000,000, with the additional amount to be paid in cash within three business days after the closing of such Acquisition Transaction. Such liquidated damages shall be the sole remedy of Hayes against Access Beyond for its termination under Section 9.1(g) and the sole remedy of Access Beyond against Hayes for its termination under Section 9.1(f);

                  (c) If this Agreement is terminated by Hayes pursuant to
      Section 7.1 of this Agreement as provided therein or by Access Beyond due to its failure to satisfy the condition set forth in Section 8.16, Access Beyond shall pay to Hayes a termination fee in the amount of Hayes' total out-of-pocket expenses incurred in connection with negotiation and performance of this Agreement, provided that the aggregate amount of such termination fee shall not exceed $250,000, whereupon this Agreement shall be of no further force or effect and such remedy shall be Hayes' sole remedy for termination pursuant to Section 7.1;

                  (d) If this Agreement is terminated by Access Beyond pursuant to Section 8.1 of this Agreement as provided therein other than for failure to obtain the required fairness opinion, Hayes shall pay to Access Beyond a termination fee in the amount of Access Beyond's total out-of-pocket expenses incurred in connection with negotiation and performance of this Agreement, provided that the aggregate amount of such termination fee shall not exceed $250,000, whereupon this Agreement shall be of no further force or effect and such remedy shall be Access Beyond's sole remedy for termination pursuant to Section 8.1; and

                  (e) If this Agreement is terminated by either Party pursuant to Section 9.1(d) as provided therein or is terminated by Hayes for failure of the condition set forth in Section 7.11 to be met, then Hayes shall pay Access Beyond a termination fee in the amount of $2,000,000, as nonrefundable liquidated damages. Such liquidated damages shall be the sole remedy of Access Beyond against Hayes in such event.

      10.   NO SURVIVAL OF REPRESENTATIONS.

      All representations and warranties of the Parties contained in this Agreement will expire as of the Effective Time and be of no further force or effect subsequent to such time. Except for the obligations of the Parties under
Section 11 below, the representations and warranties of the Parties contained in this Agreement will terminate as of the termination of this Agreement in accordance with Section 9.1, clauses (a), (b) or (c).

      11.   GENERAL PROVISIONS.

            11.1 Governing Law; Dispute Resolution. The internal laws of the State of Delaware (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the Parties hereto. Any dispute hereunder ("Dispute") shall be settled by arbitration in Dover, Delaware, and, except as herein specifically stated, in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA Rules") then in effect. However, in all events, these arbitration provisions shall govern over any conflicting rules which may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a Dispute.

                  11.1.1 Compensation of Arbitrator. Any such arbitration will be conducted before a single arbitrator who will be compensated for his or her services at a rate to be determined by the Parties or, if the Parties are unable to agree, by the American Arbitration Association (the "AAA").

                  11.1.2 Selection of Arbitrator. The AAA will have the authority to select an arbitrator from a list of five arbitrators who are lawyers familiar with Delaware contract law; provided, however, that such lawyers cannot work for a firm then performing services for either Party, that each Party will have the opportunity to make such reasonable objection to any two of the arbitrators listed as such Party may desire and that the AAA will select the arbitrator from the list of arbitrators as to whom neither Party makes any such objection.

                  11.1.3 Payment of Costs. Access Beyond and, before the Closing, Hayes, will bear the expense of deposits and advances required by the arbitrator in equal proportions, but either Party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator will award to the prevailing Party, as determined by the arbitrator, all costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals that were incurred by the prevailing Party.

                  11.1.4 Burden of Proof. For any Dispute submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding.

                  11.1.5 Award. Upon the conclusion of any arbitration proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each Party to this Agreement along with a signed copy of the award.

                  11.1.6 Terms of Arbitration. The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions.

                  11.1.7 Exclusive Remedy. Except as specifically otherwise provided in this Agreement, arbitration will be the sole and exclusive remedy of the Parties for any Dispute arising out of this Agreement.

            11.2 Assignment; Binding Upon Successors and Assigns. None of the Parties hereto may assign any of its or his rights or obligations hereunder without the prior written consent of the other Parties hereto. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

            11.3 Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties hereto. The Parties further agree to replace such unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

            11.4 Counterparts. This Agreement may be executed in counterparts, each of which will be an original as regards any Party whose name appears thereon and all of which together will constitute one and the same agreement. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all Parties reflected hereon as signatories.

            11.5 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such Party, and the exercise of any one remedy will not preclude the exercise of any other.

            11.6 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the Parties to be bound thereby. The waiver by a Party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may be amended by the Parties hereto at any time before or after approval of the Hayes or Access Beyond shareholders or stockholders, respectively.

            11.7 No Waiver. The failure of any Party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such Party thereafter to enforce such provisions. The waiver by any Party of the right to enforce any of the provisions hereof on any occasion will not be construed to be a waiver of the right of such Party to enforce such provision on any other occasion.

            11.8 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and by any one or more of the following means: (i) if mailed by prepaid first class mail or certified mail, return receipt requested, at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, such notice shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) business days after the postmarked date thereof; (ii) if telexed or telecopied, such notice shall be followed forthwith by letter and shall be deemed to have been received on the next business day following dispatch and acknowledgment of receipt by the recipient's telex or telecopy machine; (iii) if delivered by hand, such notice shall be deemed effective when delivered; or (iv) if delivered by overnight courier, such notice shall be deemed to have been received on the next business day following delivery to such courier. All notices and other communications under this Agreement shall be given to the Parties hereto at the following addresses:

                  (a)   If to Access Beyond:

                        Access Beyond, Inc.
                        1300 Quince Boulevard
                        Gaithersburg, Maryland  20878
                        Attention:  President/CEO
                        Facsimile:  (301) 921-9149

                        with a copy to:
                        Morrison, Cohen, Singer & Weinstein
                        750 Lexington Avenue
                        New York, New York  10022
                        Attention:  Stephen I. Budow, Esq.
                        Facsimile:  (212) 735-8708

                  (b)   If to Hayes:

                        (If via hand delivery or overnight courier)
                        Hayes Microcomputer Products, Inc.
                        5835 Peachtree Corners East
                        Norcross, Georgia 30092-3404
                        Attention:  Chairman of the Board and
                                    Contracts Administration

                        (If via mail)
                        Hayes Microcomputer Products, Inc.
                        Post Office Box 105103
                        Atlanta, Georgia  30348
                        Attention:  Chairman of the Board and
                                    Contracts Administration
                        Facsimile:  (770) 840-6830

                        with a copy to:
                        Womble Carlyle Sandridge & Rice, PLLC
                        1275 Peachtree Street, N.E., Suite 700
                        Atlanta, Georgia 30309-3574
                        Attention:  G. Donald Johnson, Esq.
                        Facsimile:  (404) 888-7490

Any Party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 11.8.

            11.9 Construction of Agreement. The language hereof will not be construed for or against either Party. A reference to an article, section or exhibit will mean an article or section in, or an exhibit to, this Agreement, unless otherwise explicitly set forth. The titles and headings in this Agreement are for reference purposes only and will not in any manner limit the construction of this Agreement. For the purposes of such construction, this Agreement will be considered as a whole.

            11.10 No Joint Venture. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership among or between any of the Parties hereto. No Party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other Party. No Party will have the power to control the activities and operations of any other. No Party will have any power or authority to bind or commit any other. No Party will hold itself out as having any authority or relationship in contravention of this Section.

            11.11 Further Assurances. Each Party agrees to cooperate fully with the other Party and to execute such further documents and agreements and to give such further written assurances as may be reasonably requested by the other Party to evidence and reflect the transaction provided for herein and to carry into effect the intent of this Agreement.

            11.12 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, partner or employee of any Party hereto or any other person or entity, unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely among the Parties to this Agreement; provided that the provisions of Section 4.8 shall be for the benefit of the officers and directors of Hayes and Access Beyond; provided, however, that Section 6.4 shall be for the benefit of the Access Beyond optionees, and Sections 1.3.1 and 6.3 shall be for the benefit of the holders of the Hayes Options and Hayes Warrants.

            11.13 Time is of the Essence. The Parties hereto acknowledge and agree that time is of the essence in connection with the execution, delivery and performance of this Agreement.

            11.14 Entire Agreement. Except as specifically set forth herein, this Agreement, the exhibits hereto and the documents and certificates to be delivered hereunder constitute the entire understanding and agreement of the Parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the Parties with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

ACCESS BEYOND, INC.                       HAYES MICROCOMPUTER PRODUCTS, INC.


BY:                                       By:
   ----------------------------------        ----------------------------------
   Ronald A. Howard, President               Dennis C. Hayes, Chairman

                        Signature Page to Agreement and
                            Plan of Reorganization

                                    EXHIBIT A

                          Form of Certificate of Merger

                       HAYES MICROCOMPUTER PRODUCTS, INC.
                              CERTIFICATE OF MERGER

      Pursuant to the provisions of Section 14-2-1105 of the Georgia Business Corporation Code, HAYES MICROCOMPUTER PRODUCTS, INC., a corporation organized and existing under the laws of the State of Georgia (hereinafter referred to as "Hayes") hereby executes the following Certificate of Merger.

                                       I.

      H&A MERGER SUB, INC. (hereinafter referred to as "H&A"), a corporation organized and existing under the laws of the State of Georgia, shall be merged with and into Hayes, so that Hayes is the surviving corporation of such merger (hereinafter referred to as the "Merger"). The name of the surviving corporation shall be HAYES MICROCOMPUTER PRODUCTS, INC.

                                       II.

      The Merger shall be effective at [5:00] p.m. on ______________, 1997.

                                      III.

      The Merger has been duly approved by the shareholders of Hayes and H&A.

                                       IV.

      The executed Agreement and Plan of Reorganization is on file at the principal place of business of Hayes, the surviving corporation, which address on the date hereof is:

                       Hayes Microcomputer Products, Inc.
                           5835 Peachtree Corners East
                             Norcross, Georgia 30092

A copy of said Agreement and Plan of Reorganization will be furnished by Hayes, the surviving corporation, on request and without cost to any shareholder of Hayes or H&A.

                                       V.

      The undersigned hereby certifies that Hayes is the surviving corporation, has delivered the request for publication of a notice relating to the filing of this Certificate of Merger, together with payment therefor, as required by
Section 14-2-1105.1(b) of the Georgia Business Corporations Code.

      IN WITNESS WHEREOF, the undersigned HAYES MICROCOMPUTER PRODUCTS, INC. has caused this CERTIFICATE OF MERGER to be executed by its authorized officer this _____ day of ____________, 1997.

                                    HAYES MICROCOMPUTER PRODUCTS, INC.


                                    By:
                                       -----------------------------------------
                                       Dennis C. Hayes, Chairman

ATTEST:


----------------------------------
James A. Jones.  Secretary

                                   EXHIBIT C-1

                            Form of Voting Agreement

                                VOTING AGREEMENT                        Chestnut

      This Voting Agreement is entered into as of July __, 1997, by and between Access Beyond, Inc., a Delaware corporation ("Access Beyond") and Chestnut Capital Limited Partnership ("Shareholder").

                                    RECITALS

      A. Access Beyond and Hayes Microcomputer Products, Inc., a Georgia corporation ("Hayes"), have entered into an Agreement and Plan of Reorganization of even date herewith (the "Merger Agreement", which term is deemed to include all Exhibits and Schedules thereto), which provides (subject to the conditions set forth therein) for the merger of a wholly-owned subsidiary of Access Beyond ("Newco") with and into Hayes in a reverse triangular merger (the "Merger"), with Hayes to be the surviving corporation of the Merger. Capitalized terms used but not otherwise defined in this Voting Agreement have the meanings ascribed to such terms in the Merger Agreement.

      B. As of the date hereof, Shareholder owns in the aggregate (including shares held both beneficially and of record and other shares held either beneficially or of record) the number of shares of the Common Stock, the Series A Preferred Stock or the Series B Preferred Stock of Hayes set forth below Shareholder's name on the signature page hereof (4,212,958 of such shares being referred to herein as the "Subject Shares").

      C. As a condition to the willingness of Access Beyond to enter into the Merger Agreement, Access Beyond has required that Shareholder agree, and in order to induce Access Beyond to enter into the Merger Agreement Shareholder has agreed to enter into this Voting Agreement.

      NOW, THEREFORE, the parties to this Voting Agreement, intending to be legally bound, agree as follows:

1.    RESTRICTIONS ON TRANSFER

      1.1 No Disposition of or Encumbrances on Subject Shares.

            (a) Shareholder hereby covenants and agrees that prior to the Expiration Date (as defined below), Shareholder will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or transfer (or announce any offer, sale, offer of sale, contract of sale, or grant of any option to purchase or other disposition or transfer of) any of the Subject Shares to any person or entity (each, a "Person") other than Access Beyond, (ii) create, or permit to exist any encumbrances on any of the Subject Shares or (iii) reduce its beneficial ownership of, interest in, or economic risk relating to, any of the Subject Shares.

            (b) As used in this Voting Agreement, the term "Expiration Date" shall mean the earlier of (i) the date upon which the Merger Agreement is validly terminated, (ii) the date upon which the Merger becomes effective, or
(iii) any waiver of either any closing condition in favor of Hayes or any obligation of Access Beyond under or any amendment of the Merger Agreement, the giving of any required consent of Hayes under Section 4.3 or any other provision of the Merger Agreement unless such waiver, amendment or consent is approved either by the Board of Directors of Hayes or the Transaction Committee thereof established by the Hayes Board on July 28, 1997.

      1.2 Transfer of Voting Rights. Shareholder covenants and agrees that, prior to the Expiration Date, Shareholder will not deposit any of the Subject Shares into a voting trust or grant a proxy or enter into a voting agreement with respect to any of the Subject Shares, except as contemplated hereby.

      1.3 Post-Effective Time Market Standoff.

            (a) Shareholder hereby covenants and agrees that, in the event the Merger is consummated, for a period of ninety (90) days after the Effective Time of the Merger (the "Stand-Off Period"), Shareholder will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise, dispose of or transfer (or announce any offer, sale, offer of sale, contract of sale or grant of any option to purchase or other disposition or transfer of) any of the Access Beyond Securities (as defined below) to any Person, (ii) create or permit to exist any encumbrances on any of the Access Beyond Securities or (iii) reduce its beneficial ownership of, interest in, or risk relating to, any of the Access Beyond Securities.

            (b) Shareholder hereby covenants and agrees that in the event the Merger is consummated, for a period of one hundred eighty (180) days after the Stand-Off Period, Shareholder will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise, dispose of or transfer (or announce any offer, sale, offer of sale, contract of sale or grant of any option to purchase or other disposition or transfer of) any of the Access Beyond Securities to any Person, (ii) create or permit to exist any encumbrances on any of the Access Beyond Securities or (iii) reduce its beneficial ownership of, interest in, or risk relating to, any of the Access Beyond Securities; provided that paragraph 1.3(a) and (b) shall not apply to any of the Subject Shares pledged by Chestnut Capital, LLC pursuant to a Pledge Agreement of even date securing the Subordinated Convertible Notes, as amended, described in the Hayes Disclosure Letter; and, provided further that this paragraph 1.3(b) shall not apply to any sale of the Subject Shares by Chestnut Capital, LLC in an amount not to exceed $3.0 Million.

            (c) As used in this Voting Agreement, the term "Access Beyond Securities" shall mean all shares of capital stock of Access Beyond received by Shareholder in the

      Merger or otherwise acquired or held by Shareholder. The Access Beyond Securities shall not include the shares of Chestnut Capital, LLC pledged to certain shareholders of Hayes pursuant to that certain Stock Pledge Agreement of even date between Chestnut Capital, LLC and certain other shareholders of Hayes.

2.    VOTING AGREEMENTS

      2.1 Pre-Termination Voting Agreement. Shareholder hereby agrees that, prior to the Expiration Date, at any meeting of the shareholders of Hayes, however called, and in any written action by consent of shareholders of Hayes, unless otherwise directed in writing by Access Beyond, Shareholder shall vote the Subject Shares:

            (i) in favor of the Merger, the execution and delivery by Hayes of the Merger Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Merger Agreement and any action required in furtherance hereof and thereof;

            (ii) against any Acquisition Proposal (other than the Merger) and against any action or agreement that would result in a breach of any covenant or obligation of Hayes in the Merger Agreement; and

            (iii) against any other action which is intended, or could reasonably be expected to, materially impede, interfere with, delay, postpone, or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

Prior to the Expiration Date, Shareholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause "(i)", "(ii)", or "(iii)" of the preceding sentence.

3.    WAIVER OF APPRAISAL RIGHTS

      Shareholder hereby irrevocably waives and agrees with respect to the Subject Shares not to assert any and all rights of appraisal or dissenters' rights that Shareholder may have or hereafter acquire pursuant to Article 13 of the Georgia Business Corporation Code or any other applicable laws in connection with the Merger.

4.    NOTICE OF SHAREHOLDER MEETINGS AND PROPOSED CONSENTS

      For the purpose of effectively carrying out and furthering the intent of this Voting Agreement and allowing Access Beyond to exercise its rights hereunder, Shareholder agrees to give Access Beyond prompt written notice of any meeting of the shareholders of Hayes or proposed written consent of the shareholders of Hayes with respect to the matters covered by the Proxy (which notice shall, in any event be given in a manner to be received not later than two (2) days before such meeting or consent). Access Beyond acknowledges that the obligations of this Section 4 will be satisfied with respect to a given meeting or proposed written consent once it has received notice with respect to such meeting or proposed written consent from any of Shareholder, Hayes or any other shareholder of Hayes executing a similar voting agreement.

5.    MISCELLANEOUS


      5.1 Indemnification. Shareholder shall hold harmless and indemnify Access Beyond from and against any and all claims, demands, actions, losses, costs, damages, liabilities and expenses including, without limitation, attorney's fees (collectively "Damages") (regardless of whether or not such Damages relate to a third-party claim) which are incurred by Access Beyond to the extent that such Damages arise from any breach of any covenant or obligation of Shareholder contained herein.

      5.2 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses; provided, however, that the Shareholder's legal costs and expenses shall be promptly paid by Hayes.

      5.3 Notices. All notices, approvals, consents, requests and other communications that any party is required or elects to give hereunder shall be in writing and shall be deemed to have been given (a) upon personal delivery thereof, including by appropriate international courier service, five (5) days after delivery to the courier or, if earlier, upon delivery against a signed receipt therefor or (b) upon transmission by facsimile or telecopier, which transmission is confirmed, in either case addressed to the party to be notified at the address set forth below or at such other address as such party shall have notified the other parties hereto, by notice given in conformity with this
Section 5.3:

                  (a)   If to Access Beyond:

                        Access Beyond, Inc.
                        1300 Quince Boulevard
                        Gaithersburg, Maryland  20878
                        Attention:  President/CEO
                        Facsimile:  (301) 921-9149
                        with a copy to:
                        Morrison, Cohen, Singer & Weinstein
                        750 Lexington Avenue
                        New York, New York  10022
                        Attention:  Stephen I. Budow, Esq.
                        Facsimile:  (212) 735-8708

                  (b)   If to Shareholder:

                        At the address set forth below Shareholder's signature on the signature page hereto with a copy to:
                        Counsel for Shareholder, if any, at the address shown on the signature page hereto

Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 5.3.

      5.4 Severability. Any term or provision of this Voting Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Voting Agreement or affecting the validity or enforceability of any of the terms or provisions of this Voting Agreement in any other jurisdiction. If any provision of this Voting Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

      5.5 Entire Agreement. This Voting Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

      5.6 Amendment and Waivers. Any term or provision of this Voting Agreement may be amended, and the observance of any term of this Voting Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the parties to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

      5.7 Assignment, Binding Effect. Except as provided herein, neither this Voting Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Voting Agreement shall be binding upon and shall inure to the benefit of (i) Shareholder and his heirs, successor and assigns and (ii) Access Beyond and its successors and assigns.

      5.8 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement are not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that Access Beyond shall be entitled to an injunction or injunctions to prevent breaches of this Voting Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which Access Beyond is entitled at law or in equity.

      5.9 Other Agreements. Nothing in this Voting Agreement shall limit any of the rights or remedies of Access Beyond or Shareholder, or any of the obligations of either party under any Affiliate Agreement between Access Beyond and Shareholder or any other agreement.

      5.10 Governing Law. The internal laws of the State of Georgia (irrespective of its choice of law principles) will govern the validity of this Voting Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

      5.11 Counterparts. This Voting Agreement may be executed in counterparts, each of which will be an original as regards any party whose name appears thereon and all of which together will constitute one and the same agreement. This Voting Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all parties reflected hereon as signatories. Facsimile copies with signatories of the parties to this Voting Agreement, or their duly authorized representatives, shall be legally binding and enforceable. All such facsimile copies are declared as originals and, accordingly, are admissible in any jurisdiction or tribunal having jurisdiction over any matter relating to this Voting Agreement.

      5.12 Construction. The language hereof will not be construed for or against either party. A reference to a section or exhibit will mean a section in, or an exhibit to, this Voting Agreement, unless otherwise explicitly set forth. The titles and headings in this Voting Agreement are for reference purposes only and will not in any manner limit the construction of this Voting Agreement. For the purposes of such construction, this Voting Agreement will be considered as a whole.

      5.13 Hayes Shareholder Agreement. Shareholder acknowledges that the execution hereof by Shareholder and the execution by any other shareholders of Hayes of similar agreements in connection with the Merger, is not a violation of, and, in particular, does not constitute a "Transfer" or "Disposition" under, the Shareholder Agreement among the shareholders of Hayes dated April 16, 1996. Shareholder further acknowledges and agrees that the Merger and the transactions contemplated thereby and by this Voting Agreement do not constitute any liquidation or redemption event applicable to the Subject Shares under the Articles of Incorporation, Bylaws or other organizational documents of Hayes, or contracts to which such Shareholder is a party.

      IN WITNESS WHEREOF, Access Beyond and Shareholder have caused this Voting Agreement to be executed as of the date first written above.


                                   ACCESS BEYOND, INC.


                                   By:
                                      ---------------------------------------
                                      Name:
                                      Title:


                                   SHAREHOLDER:

                                   CHESTNUT CAPITAL LIMITED PARTNERSHIP


                                   By:
                                      ---------------------------------------
                                      DENNIS C. HAYES, General Partner
                                      Address: c/o Hayes Microcomputer Products,
                                               Inc.
                                               Post Office Box 105103
                                               Atlanta, Georgia 30348
                                      Facsimile: (770) 840-6830

                                   Address of Shareholder's counsel, if any, for copy of Notices under Section 5.3:

                                         Davis, Matthews & Quigley, P.C.
                                         Fourteenth Floor, Lenox Towers II
                                         3400 Peachtree Road, N.E.
                                         Atlanta, Georgia  30326
                                         Attention:  Baxter L. Davis, Esq.
                                         Facsimile:  (404) 261-0159

Shares of Hayes Common Stock owned as of the date hereof: 4,400,000

Shares of Hayes Series A Preferred Stock owned as of the date hereof: None

Shares of Hayes Series B Preferred Stock owned as of the date hereof: None

                                VOTING AGREEMENT                          Rinzai

      This Voting Agreement is entered into as of July 29, 1997, by and between Access Beyond, Inc., a Delaware corporation ("Access Beyond") and Rinzai Limited ("Shareholder").

                                    RECITALS

      A. Access Beyond and Hayes Microcomputer Products, Inc., a Georgia corporation ("Hayes"), have entered into an Agreement and Plan of Reorganization of even date herewith (the "Merger Agreement", which term is deemed to include all Exhibits and Schedules thereto), which provides (subject to the conditions set forth therein) for the merger of a wholly-owned subsidiary of Access Beyond ("Newco") with and into Hayes in a reverse triangular merger (the "Merger"), with Hayes to be the surviving corporation of the Merger. Capitalized terms used but not otherwise defined in this Voting Agreement have the meanings ascribed to such terms in the Merger Agreement.

      B. As of the date hereof, Shareholder owns in the aggregate (including shares held both beneficially and of record and other shares held either beneficially or of record) the number of shares of the Common Stock, the Series A Preferred Stock or the Series B Preferred Stock of Hayes set forth below Shareholder's name on the signature page hereof (2,581,559 of such shares being referred to herein as the "Subject Shares").

      C. As a condition to the willingness of Access Beyond to enter into the Merger Agreement, Access Beyond has required that Shareholder agree, and in order to induce Access Beyond to enter into the Merger Agreement Shareholder has agreed to enter into this Voting Agreement.

      NOW, THEREFORE, the parties to this Voting Agreement, intending to be legally bound, agree as follows:

1.    RESTRICTIONS ON TRANSFER

      1.1 No Disposition of or Encumbrances on Subject Shares.

            (a) Shareholder hereby covenants and agrees that prior to the Expiration Date (as defined below), Shareholder will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or transfer (or announce any offer, sale, offer of sale, contract of sale, or grant of any option to purchase or other disposition or transfer of) any of the Subject Shares to any person or entity (each, a "Person") other than Access Beyond, (ii) create, or permit to exist any encumbrances on any of the Subject Shares or (iii) reduce its beneficial ownership of, interest in, or risk economic relating to, any of the Subject Shares.

            (b) As used in this Voting Agreement, the term "Expiration Date" shall mean the earlier of (i) the date upon which the Merger Agreement is validly terminated, (ii) the date upon which the Merger becomes effective, or
(iii) any waiver of either any closing condition in favor of Hayes or any obligation of Access Beyond under or any amendment of the Merger Agreement, or the giving of any required consent of Hayes under Section 4.3 or any other provision of the Merger Agreement unless such waiver, amendment or consent is approved either by the Board of Directors of Hayes or the Transaction Committee thereof established by the Hayes Board on July 28, 1997.

      1.2 Transfer of Voting Rights. Shareholder covenants and agrees that, prior to the Expiration Date, Shareholder will not deposit any of the Subject Shares into a voting trust or grant a proxy or enter into a voting agreement with respect to any of the Subject Shares, except as contemplated hereby.

      1.3 Post-Effective Time Market Standoff.

            (a) Shareholder hereby covenants and agrees that, in the event the Merger is consummated, for a period of ninety (90) days after the Effective Time of the Merger (the "Stand-Off Period"), Shareholder will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise, dispose of or transfer (or announce any offer, sale, offer of sale, contract of sale or grant of any option to purchase or other disposition or transfer of) any of the Access Beyond Securities (as defined below) to any Person, (ii) create or permit to exist any encumbrances on any of the Access Beyond Securities or (iii) reduce its beneficial ownership of, interest in, or risk relating to, any of the Access Beyond Securities.

            (b) As used in this Voting Agreement, the term "Access Beyond Securities" shall mean all shares of capital stock of Access Beyond received by Shareholder in the Merger or otherwise acquired or held by Shareholder. The Access Beyond Securities shall not include the shares of Dennis C. Hayes pledged to certain shareholders of Hayes pursuant to that certain Stock Pledge Agreement of even date between Dennis C. Hayes and certain other shareholders of Hayes.

2.    VOTING AGREEMENTS

      2.1 Pre-Termination Voting Agreement. Shareholder hereby agrees that, prior to the Expiration Date, at any meeting of the shareholders of Hayes, however called, and in any written action by consent of shareholders of Hayes, unless otherwise directed in writing by Access Beyond, Shareholder shall vote the Subject Shares:

            (i) in favor of the Merger, the execution and delivery by Hayes of the Merger Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Merger Agreement and any action required in furtherance hereof and thereof;

            (ii) against any Acquisition Proposal (other than the Merger) and against any action or agreement that would result in a breach of any covenant or obligation of Hayes in the Merger Agreement; and

            (iii) against any other action which is intended, or could reasonably be expected to, materially impede, interfere with, delay, postpone, or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

Prior to the Expiration Date, Shareholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause "(i)", "(ii)", or "(iii)" of the preceding sentence.

      2.2 Proxy. Contemporaneously with the execution of this Voting Agreement, Shareholder delivers to Dennis C. Hayes a proxy in the form attached hereto as Exhibit A (the "Proxy").

3.    WAIVER OF APPRAISAL RIGHTS

      Shareholder hereby irrevocably waives and agrees with respect to the Subject Shares not to assert any and all rights of appraisal or dissenters' rights that Shareholder may have or hereafter acquire pursuant to Article 13 of the Georgia Business Corporation Code or any other applicable laws in connection with the Merger.

4.    NOTICE OF SHAREHOLDER MEETINGS AND PROPOSED CONSENTS

      For the purpose of effectively carrying out and furthering the intent of this Voting Agreement and allowing Access Beyond to exercise its rights hereunder, Shareholder agrees to give Access Beyond prompt written notice of any meeting of the shareholders of Hayes or proposed written consent of the shareholders of Hayes with respect to the matters covered by the Proxy (which notice shall, in any event be given in a manner to be received not later than two (2) days before such meeting or consent). Access Beyond acknowledges that the obligations of this Section 4 will be satisfied with respect to a given meeting or proposed written consent once it has received notice with respect to such meeting or proposed written consent from any of Shareholder, Hayes or any other shareholder of Hayes executing a similar voting agreement.

5.    MISCELLANEOUS

      5.1 Indemnification. Shareholder shall hold harmless and indemnify Access Beyond from and against any and all claims, demands, actions, losses, costs, damages, liabilities and expenses including, without limitation, attorney's fees (collectively "Damages") (regardless of whether or not such Damages relate to a third-party claim) which are incurred by Access Beyond to the extent that such Damages arise from any breach of any covenant or obligation of Shareholder contained herein, excluding any action or omission of the holder of the Proxy.

      5.2 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses; provided, however, that the Shareholder's legal costs and expenses shall be promptly paid by Hayes.

      5.3 Notices. All notices, approvals, consents, requests and other communications that any party is required or elects to give hereunder shall be in writing and shall be deemed to have been given (a) upon personal delivery thereof, including by appropriate international courier service, five (5) days after delivery to the courier or, if earlier, upon delivery against a signed receipt therefor or (b) upon transmission by facsimile or telecopier, which transmission is confirmed, in either case addressed to the party to be notified at the address set forth below or at such other address as such party shall have notified the other parties hereto, by notice given in conformity with this
Section 5.3:

                  (a)   If to Access Beyond:

                        Access Beyond, Inc.
                        1300 Quince Boulevard
                        Gaithersburg, Maryland  20878
                        Attention:  President/CEO
                        Facsimile:  (301) 921-9149

                        with a copy to:
                        Morrison, Cohen, Singer & Weinstein
                        750 Lexington Avenue
                        New York, New York  10022
                        Attention:  Stephen I. Budow, Esq.
                        Facsimile:  (212) 735-8708

                  (b)   If to Shareholder:

                        Rinzai Limited
                        c/o Acma Limited
                        Jurong Port Road
                        Singapore 2661
                        Attention:  President
                        Facsimile:  011 65 264-0125
                        with a copy to:
                        Jackson, Tufts, Cole & Black
                        60 South Market Street, 10th Floor
                        San Jose, California  95113
                        Attention:  Shane Byrne, Esq.
                        Facsimile:  (408) 998-4889

Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 5.3.

      5.4 Severability. Any term or provision of this Voting Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Voting Agreement or affecting the validity or enforceability of any of the terms or provisions of this Voting Agreement in any other jurisdiction. If any provision of this Voting Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

      5.5 Entire Agreement. This Voting Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

      5.6 Amendment and Waivers. Any term or provision of this Voting Agreement may be amended, and the observance of any term of this Voting Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the parties to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

      5.7 Assignment, Binding Effect. Except as provided herein, neither this Voting Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Voting Agreement shall be binding upon and shall inure to the benefit of (i) Shareholder and its heirs, successor and assigns and (ii) Access Beyond and its successors and assigns.

      5.8 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement are not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that Access Beyond shall be entitled to an injunction or injunctions to prevent breaches of this Voting Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which Access Beyond is entitled at law or in equity.

      5.9 Other Agreements. Nothing in this Voting Agreement shall limit any of the rights or remedies of Access Beyond or Shareholder, or any of the obligations of either party under any Affiliate Agreement between Access Beyond and Shareholder or any other agreement.

      5.10 Governing Law. The internal laws of the State of Georgia (irrespective of its choice of law principles) will govern the validity of this Voting Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

      5.11 Counterparts. This Voting Agreement may be executed in counterparts, each of which will be an original as regards any party whose name appears thereon and all of which together will constitute one and the same agreement. This Voting Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all parties reflected hereon as signatories. Facsimile copies with signatories of the parties to this Voting Agreement, or their duly authorized representatives, shall be legally binding and enforceable. All such facsimile copies are declared as originals and, accordingly, are admissible in any jurisdiction or tribunal having jurisdiction over any matter relating to this Voting Agreement.

      5.12 Construction. The language hereof will not be construed for or against either party. A reference to a section or exhibit will mean a section in, or an exhibit to, this Voting Agreement, unless otherwise explicitly set forth. The titles and headings in this Voting Agreement are for reference purposes only and will not in any manner limit the construction of this Voting Agreement. For the purposes of such construction, this Voting Agreement will be considered as a whole.

      5.13 Hayes Shareholder Agreement. Shareholder acknowledges that the execution hereof by Shareholder and the execution by any other shareholders of Hayes of similar agreements in connection with the Merger, is not a violation of, and, in particular, does not constitute a "Transfer" or "Disposition" under, the Shareholder Agreement among the shareholders of Hayes dated April 16, 1996. Shareholder further acknowledges and agrees that the Merger and the transactions contemplated thereby and by this Voting Agreement do not constitute any liquidation or redemption event applicable to the Subject Shares under the Articles of Incorporation, Bylaws or other organizational documents of Hayes, or contracts to which such Shareholder is a party.

                        [EXECUTION ON THE FOLLOWING PAGE]

      IN WITNESS WHEREOF, Access Beyond and Shareholder have caused this Voting Agreement to be executed as of the date first written above.


                                    ACCESS BEYOND, INC.


                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:

                                    SHAREHOLDER:

                                    RINZAI LIMITED


                                    By:
                                       ---------------------------------------
                                       Name:                       , President
                                            -----------------------
                                       Address: c/o Acma Limited
                                                Jurong Port Road
                                                Singapore 2661
                                       Facsimile: 011 65 264-0125

                                    Address of Shareholder's counsel, if any, for copy of Notices under Section 5.3:

                                    Jackson, Tufts, Cole & Black
                                    60 South Market Street, 10th Floor
                                    San Jose, California  95113
                                    Attention:  Shane Byrne, Esq.
                                    Facsimile:  (408) 998-4889

Shares of Hayes Common Stock owned as of the date hereof: None

Shares of Hayes Series A Preferred Stock owned as of the date hereof: 2,817,500

Shares of Hayes Series B Preferred Stock owned as of the date hereof: None

                                    EXHIBIT A
                            FORM OF IRREVOCABLE PROXY

            The undersigned shareholder of Hayes Microcomputer Products, Inc., a Georgia corporation ("Hayes"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Dennis C. Hayes the attorney and proxy of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to __________ shares of capital stock of Hayes owned by the undersigned as of the date of this proxy, which shares are specified below. (The number of shares of the capital stock of Hayes referred to above are referred to as the "Shares"). Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares.

            This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between Access Beyond, Inc. ("Access Beyond") and the undersigned (the "Voting Agreement"), and is granted in consideration of Access Beyond entering into the Agreement and Plan of Reorganization, dated as of the date hereof, between Access Beyond and Hayes (the "Merger Agreement"). Capitalized terms used but not otherwise defined in this proxy have the meanings ascribed to such terms in the Voting Agreement.

            The attorney and proxy named above are hereby empowered, and shall exercise this proxy, to vote the Shares at any time prior to the Expiration Date at any meeting of the shareholders of Hayes, however called, or in any written action by consent of shareholders of Hayes:

            (i) in favor of the Merger, the execution and delivery by Hayes of the Merger Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Merger Agreement and any action required in furtherance hereof and thereof; and

            (ii) against any Acquisition Proposal (other than the Merger) and against any action or agreement that would result in a breach of any covenant or obligation of Hayes in the Merger Agreement.

            The undersigned Shareholder may vote the Shares on all other matters. This proxy shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).


Dated:_______________, 1997
                                    --------------------------------------------
                                    Name:

                                    Number of Shares of Hayes
                                    Common Stock owned as of
                                    the date of this Proxy:_____________________

                                    Number of Shares of Hayes
                                    Series A Preferred Stock owned
                                    as of the date of this Proxy:_______________

                                    Number of Shares of Hayes
                                    Series B Preferred Stock owned
                                    as of the date of this Proxy:_______________

                                VOTING AGREEMENT

      This Voting Agreement is entered into as of July 29, 1997, by and between Access Beyond, Inc., a Delaware corporation ("Access Beyond") and Vulcan Ventures Incorporated, a Washington corporation ("Shareholder").

                                    RECITALS

      A. Access Beyond and Hayes Microcomputer Products, Inc., a Georgia corporation ("Hayes"), have entered into an Agreement and Plan of Reorganization of even date herewith (as amended from time to time, the "Merger Agreement"), which provides (subject to the conditions set forth therein) for the merger of a wholly-owned subsidiary of Access Beyond ("Newco") with and into Hayes in a reverse triangular merger (the "Merger"), with Hayes to be the surviving corporation of the Merger. Capitalized terms used but not otherwise defined in this Voting Agreement have the meanings ascribed to such terms in the Merger Agreement.

      B. As of the date hereof, Shareholder owns in the aggregate (including shares held both beneficially and of record and other shares held either beneficially or of record) the number of shares of the Common Stock, the Series A Preferred Stock or the Series B Preferred Stock of Hayes set forth below Shareholder's name on the signature page hereof and the Access Beyond Securities (as defined herein) (all such shares, together with any shares of the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock or other shares of capital stock of Hayes that may hereafter be acquired by Shareholder, being referred to herein as the "Subject Shares").

      C. As a condition to the willingness of Access Beyond to enter into the Merger Agreement, Access Beyond has required that Shareholder agree, and in order to induce Access Beyond to enter into the Merger Agreement Shareholder has agreed to enter into this Voting Agreement.

      NOW, THEREFORE, the parties to this Voting Agreement, intending to be legally bound, agree as follows:

1.    RESTRICTIONS ON TRANSFER

      1.1 No Disposition of or Encumbrances on Subject Shares.

            (a) Shareholder hereby covenants and agrees that prior to the Expiration Date (as defined below), Shareholder will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or transfer (or announce any offer, sale, offer of sale, contract of sale, or grant of any option to purchase or other disposition or transfer of) any of the Subject Shares to any person or entity (each, a "Person") other than Access Beyond,

(ii) create, or permit to exist any encumbrances on any of the Subject Shares or
(iii) reduce its beneficial ownership of, interest in, or risk relating to, any of the Subject Shares.

            (b) As used in this Voting Agreement, the term "Expiration Date" shall mean the earlier of the date upon which the Merger Agreement is validly terminated or the date upon which the Merger becomes effective.

      1.2 Transfer of Voting Rights. Shareholder covenants and agrees that, prior to the Expiration Date, Shareholder will not deposit any of the Subject Shares into a voting trust or grant a proxy or enter into a voting agreement with respect to any of the Subject Shares.

      1.3 Post-Effective Time Market Standoff.

            (a) Shareholder hereby covenants and agrees that in the event the Merger is consummated, for a period of ninety (90) days after the Effective Time of the Merger (the "Stand-Off Period"), Shareholder will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise, dispose of or transfer (or announce any offer, sale, offer of sale, contract of sale or grant of any option to purchase or other disposition or transfer of) any of the Access Beyond Securities (as defined below) to any Person, (ii) create or permit to exist any encumbrances on any of the Access Beyond Securities or (iii) reduce its beneficial ownership of, interest in, or risk relating to, any of the Access Beyond Securities.

            (b) As used in this Voting Agreement, the term "Access Beyond Securities" shall mean all shares of capital stock of Access Beyond received by Shareholder in the Merger or otherwise acquired or held by Shareholder.

2.    VOTING AGREEMENTS

      2.1 Pre-Termination Voting Agreement. Shareholder hereby agrees that, prior to the Expiration Date, at any meeting of the shareholders of Hayes, however called, and in any written action by consent of shareholders of Hayes, unless otherwise directed in writing by Access Beyond, Shareholder shall vote the Subject Shares:

            (i) in favor of the Merger, the execution and delivery by Hayes of the Merger Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Merger Agreement and any action required in furtherance hereof and thereof;

            (ii) against any Acquisition Proposal (other than the Merger) and against any action or agreement that would result in a breach of any covenant or obligation of Hayes in the Merger Agreement; and

            (iii) against any other action which is intended, or could reasonably be expected to, materially impede, interfere with, delay, postpone, or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

Prior to the earlier to occur of the valid termination of the Merger Agreement or the Effective Time, Shareholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause "(i)", "(ii)", or "(iii)" of the preceding sentence.

      2.2 Proxy. Contemporaneously with the execution of this Voting Agreement, Shareholder delivers to Dennis C. Hayes a proxy in the form attached hereto as Exhibit A (the "Proxy").

3.    WAIVER OF APPRAISAL RIGHTS

      Shareholder hereby irrevocably waives and agrees not to assert any and all rights of appraisal or dissenters' rights that Shareholder may have or hereafter acquire pursuant to Article 13 of the Georgia Business Corporation Code or any other applicable laws in connection with the Merger.

4.    NOTICE OF SHAREHOLDER MEETINGS AND PROPOSED CONSENTS

      For the purpose of effectively carrying out and furthering the intent of this Voting Agreement and allowing Access Beyond to exercise its rights hereunder, Shareholder agrees to give Access Beyond prompt written notice of any meeting of the shareholders of Hayes or proposed written consent of the shareholders of Hayes with respect to the matters covered by the Proxy (which notice shall, in any event be given in a manner to be received not later than two (2) days before such meeting or consent action). Access Beyond acknowledges that the obligations of this Section 4 will be satisfied with respect to a given meeting or proposed written consent once it has received notice with respect to such meeting or proposed written consent from any of Shareholder, Hayes or any other shareholder of Hayes executing a similar voting agreement.

5.    MISCELLANEOUS

      5.1 Indemnification. Shareholder shall hold harmless and indemnify Access Beyond from and against any and all claims, demands, actions, losses, costs, damages, liabilities and expenses including, without limitation, attorney's fees (collectively "Damages") (regardless of whether or not such Damages relate to a third-party claim) which are incurred by Access Beyond to the extent that such Damages arise from any breach of any covenant or obligation of Shareholder contained herein.

      5.2 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses; provided, however, that the Shareholders legal costs and expenses shall be promptly paid by Hayes.

      5.3 Notices. All notices, approvals, consents, requests and other communications that any party is required or elects to give hereunder shall be in writing and shall be deemed to have been given (a) upon personal delivery thereof, including by appropriate courier service, five (5) days after delivery to the courier or, if earlier, upon delivery against a signed receipt therefor or (b) upon transmission by facsimile or telecopier, which transmission is confirmed, in either case addressed to the party to be notified at the address set forth below or at such other address as such party shall have notified the other parties hereto, by notice given in conformity with this Section 5.3:

                  (a)   If to Access Beyond:

                        Access Beyond, Inc.
                        1300 Quince Boulevard
                        Gaithersburg, Maryland  20878
                        Attention:  President/CEO
                        Facsimile:  (301) 921-9149

                        with a copy to:
                        Morrison, Cohen, Singer & Weinstein
                        750 Lexington Avenue
                        New York, New York  10022
                        Attention:  Stephen I. Budow, Esq.
                        Facsimile:  (212) 735-8708

                  (b)   If to Shareholder:
                        At the address set forth below Shareholder's signature on the signature page hereto with a copy to:
                        Counsel for Shareholder, if any, at the address shown on the signature page hereto

Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 5.3.

      5.4 Severability. Any term or provision of this Voting Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Voting Agreement or affecting the validity or enforceability of any of the terms or provisions of this Voting Agreement in any other jurisdiction. If any provision of this Voting Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

      5.5 Entire Agreement. This Voting Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

      5.6 Amendment and Waivers. Any term or provision of this Voting Agreement may be amended, and the observance of any term of this Voting Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the parties to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

      5.7 Assignment, Binding Effect. Except as provided herein, neither this Voting Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Voting Agreement shall be binding upon and shall inure to the benefit of (i) Shareholder and his heirs, successor and assigns and (ii) Access Beyond and its successors and assigns.

      5.8 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement was not performed in accordance with its specific terms or are otherwise breached. It is accordingly agreed that Access Beyond shall be entitled to an injunction or injunctions to prevent breaches of this Voting Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which Access Beyond is entitled at law or in equity.

      5.9 Other Agreements. Nothing in this Voting Agreement shall limit any of the rights or remedies of Access Beyond or any of the obligations of Shareholder under any Affiliate Agreement between Access Beyond and Shareholder or any other agreement.

      5.10 Governing Law. The internal laws of the State of Georgia (irrespective of its choice of laprinciples) will govern the validity of this Voting Agreement, the construction of its terms, athe interpretation and enforcement of the rights and duties of the parties hereto.

      5.11 Counterparts. This Voting Agreement may be executed in counterparts, each of which will be an original as regards any party whose name appears thereon and all of which together will constitute one and the same agreement. This Voting Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all parties reflected hereon as signatories. Facsimile copies with signatories of the parties to this Voting Agreement, or their duly authorized representatives, shall be legally binding and enforceable. All such facsimile copies are declared as originals and, accordingly, are admissible in any jurisdiction or tribunal having jurisdiction over any matter relating to this Voting Agreement.

      5.12 Construction. The language hereof will not be construed for or against either party. A reference to a section or exhibit will mean a section in, or an exhibit to, this Voting Agreement, unless otherwise explicitly set forth. The titles and headings in this Voting Agreement are for reference purposes only and will not in any manner limit the construction of this Voting Agreement. For the purposes of such construction, this Voting Agreement will be considered as a whole.

      5.13 Hayes Shareholder Agreement. Shareholder acknowledges that the execution hereof by Shareholder and the execution by any other shareholders of Hayes of similar agreements in connection with the Merger, is not a violation of, and, in particular, does not constitute a "Transfer" or "Disposition" under, the Shareholder Agreement among the shareholders of Hayes dated April 16, 1996. Shareholder further acknowledges and agrees that the Merger Agreement and the transactions contemplated thereby and by this Voting Agreement do not constitute any liquidation or redemption event applicable to the Subject Shares under the Articles of Incorporation, Bylaws or other organizational documents of Hayes, or contracts to which such Shareholder is a party.

      IN WITNESS WHEREOF, Access Beyond and Shareholder have caused this Voting Agreement to be executed as of the date first written above.


                                    ACCESS BEYOND, INC.


                                    By:
                                       ---------------------------------------
                                       RONALD A. HOWARD, President

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                    SHAREHOLDER:

                                    VULCAN VENTURES INCORPORATED


                                    By:
                                       ---------------------------------------
                                       WILLIAM SAVOY
                                          110-110th Avenue, N.E., Suite 550
                                          Bellevue, Washington 98004
                                          Facsimile: (206) 453-1985

                                    Address of Shareholder's counsel, if any, for copy of Notices under Section 5.3:

                                    Christopher W. Wright, Esq.
                                    Foster Pepper & Shefelman
                                    1111 Third Avenue, Suite 3400
                                    Seattle, WA  98101-3299
                                    Facsimile:  (206) 749-2037

Shares of Hayes Common Stock owned as of the date hereof: None

Shares of Hayes Series A Preferred Stock owned as of the date hereof: None

Shares of Hayes Series B Preferred Stock owned as of the date hereof: 263,113

                                    EXHIBIT A
                            FORM OF IRREVOCABLE PROXY

            The undersigned shareholder of Hayes Microcomputer Products, Inc., a Georgia corporation ("Hayes"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Dennis C. Hayes the attorney and proxy of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to (i) the shares of capital stock of Hayes owned by the undersigned as of the date of this proxy, which shares are specified below, and (ii) any and all other shares of capital stock of Hayes which the undersigned may acquire after the date hereof. (The shares of the capital stock of Hayes referred to in clauses (i) and (ii) of the immediately preceding sentence are collectively referred to as the "Shares"). Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares.

            This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between Access Beyond and the undersigned (the "Voting Agreement"), and is granted in consideration of Access beyond entering into the Agreement and Plan of Reorganization, dated as of the date hereof, between Access Beyond and Hayes (the "Merger Agreement"). Capitalized terms used but not otherwise defined in this proxy have the meanings ascribed to such terms in the Voting Agreement.

            The attorney and proxy named above are hereby empowered, and shall exercise this proxy, to vote the Shares at any time prior to the Expiration Date at any meeting of the shareholders of Hayes, however called, or in any written action by consent of shareholders of Hayes:

            (i) in favor of the Merger, the execution and delivery by Hayes of the Merger Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Merger Agreement and any action required in furtherance hereof and thereof; and

            (ii) against any Acquisition Proposal (other than the Merger) and against any action or agreement that would result in a breach of any covenant or obligation of Hayes in the Merger Agreement. The undersigned Shareholder may vote the Shares on all other matters.

            This proxy shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).


Dated:_______________, 1997
                                    --------------------------------------------
                                    VULCAN VENTURES INCORPORATED

                                    Number of Shares of Hayes
                                    Common Stock owned as of
                                    the date of this Proxy: None

                                    Number of Shares of Hayes
                                    Series A Preferred Stock owned
                                    as of the date of this Proxy: None

                                    Number of Shares of Hayes
                                    Series B Preferred Stock owned
                                    as of the date of this Proxy: 263,113

                           MARKET STAND-OFF AGREEMENT

      This Market Stand-Off Agreement (this "Agreement") is entered into as of ____________, 1997 by Access Beyond, Inc., Inc., a Delaware corporation ("Access Beyond") and _________________________________ ("Shareholder").

                                    RECITALS

      A. Access Beyond and Hayes Microcomputer Products, Inc., a Georgia corporation ("Hayes"), are entering into an Agreement and Plan of Reorganization of even date herewith (as amended from time to time, the "Merger Agreement"), which provides (subject to the conditions set forth therein) for the merger of a wholly owned subsidiary of Access Beyond ("Newco") with and into Hayes in a reverse triangular merger (the "Merger"), with Hayes to be the surviving corporation of the Merger. Capitalized terms used but not otherwise defined in this Agreement have the meanings ascribed to such term in the Merger Agreement.

      B. As of the date hereof, Shareholder owns in the aggregate (including shares held both beneficially and of record and other shares held either beneficially or of record) the number of shares of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock of Hayes set forth below Shareholder's name on the signature page hereof (all such shares, together with any shares of the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock or other shares of capital stock of Hayes that may hereafter be acquired by Shareholder, being referred to herein as the "Subject Shares").

      C. As a condition to closing the Merger and other transactions contemplated by the Merger Agreement, Access Beyond has required that Shareholder agree to enter into this Agreement.

      Now, therefore, the parties to this Agreement, intending to be legally bound, agree as follows:

1.    MARKET STAND-OFF

            Shareholder hereby covenants and agrees that, prior to ninety (90) days after the Effective Time of the Merger (the "Stand-Off Period"), Shareholder will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or transfer (or announce any offer, sale, offer of sale, contract of sale or grant of any option to purchase or other disposition or transfer of) any of the Access Beyond Securities (as defined below) to any Person, (ii) create or permit to exist any encumbrance on any of the Access Beyond Securities or (iii) reduce its beneficial ownership of, interest in, or risk relating to, any of the Access Beyond Securities. As used in this Agreement, the term "Access Beyond Securities" shall mean all shares of capital stock of Access Beyond received by

Shareholder in the Merger or otherwise acquired or held by Shareholder.

2.    MISCELLANEOUS

      2.1 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

      2.2 Entire Agreement. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings between the parties with respect thereto.

      2.3 Notices. All notices, approvals, consents, requests and other communications that any party is required or elects to give hereunder shall be in writing and shall be deemed to have been given (a) upon personal delivery thereof, including by appropriate international courier service, five (5) days after delivery to the courier or, if earlier, upon delivery against a signed receipt therefor or (b) upon transmission by facsimile or telecopier, which transmission is confirmed, in either case addressed to the party to be notified at the address set forth below or at such other address as such party shall have notified the other parties hereto, by notice given in conformity with this
Section 2.3:

                  (a)   If to Access Beyond:

                        Access Beyond, Inc.
                        1300 Quince Boulevard
                        Gaithersburg, Maryland  20878
                        Attention:  President/CEO
                        Facsimile:  (301) 921-9149

                        with a copy to:
                        Morrison, Cohen, Singer & Weinstein
                        750 Lexington Avenue
                        New York, New York  10022
                        Attention:  Stephen I. Budow, Esq.
                        Facsimile:  (212) 735-8708

                  (b)   If to Shareholder:

                        At the address set forth below Shareholder's signature on the signature page hereto with a copy to:
                        Counsel for Shareholder, if any, at the address shown on the signature page hereto

Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 2.3.

      2.4 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the parties to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

      2.5 Assignment; Binding Effect. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of (i) Shareholder and his heirs, successors and assigns, and (ii) Access Beyond and its successors and assigns.

      2.6 Other Agreements. Nothing in this Agreement shall limit any of the rights or remedies of Access Beyond of any of the obligations of Shareholder under any Affiliate Agreement between Access Beyond and Shareholder or any other instrument.

      2.7 Governing Law. The internal laws of the State of Georgia (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

      2.8 Counterparts. This Agreement may be executed in counterparts, each of which will be an original as regards any party whose name appears thereon and all of which together will constitute one and the same agreement. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signature of all parties reflected hereon as signatories.

      2.9 Hayes Shareholder Agreement. Shareholder acknowledges that the execution hereof by Shareholder and the execution by any other shareholders of Hayes of similar agreements in connection with the Merger, is not a violation of, and, in particular, does not constitute a "transfer" under, the Shareholder Agreement among the shareholders of Hayes dated April 16, 1996. Shareholder further acknowledges and agrees that the Merger and the transactions contemplated thereby and by this Market Stand-Off Agreement do not constitute any liquidation or redemption event applicable to the Subject Shares under the Articles of Incorporation, Bylaws or other organizational documents of Hayes, or contracts to which such Shareholder is a party.

            IN WITNESS WHEREOF, Access Beyond and Shareholder have caused this Market Stand-Off Agreement to be executed as of the date first written above.


                                    ACCESS BEYOND, INC.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    SHAREHOLDER:


                                    --------------------------------------------
                                    Name:

                                    Address of Shareholder's counsel, if any, for copy of Notices under Section 5.3:

                                    ____________________________________________
                                    ____________________________________________
                                    ____________________________________________
                                    ____________________________________________
                                    Facsimile:__________________________________

                                    Number of Shares of Hayes
                                    Common Stock owned as of
                                    the date hereof: ___________________________

                                    Number of Shares of Hayes
                                    Series A Preferred Stock owned
                                    as of the date hereof: _____________________

                                    Number of Shares of Hayes
                                    Series B Preferred Stock owned
                                    as of the date hereof: _____________________

                            HAYES AFFILIATE AGREEMENT

      This Hayes Affiliate Agreement (this "Affiliate Agreement") is made and entered into as of July 29, 1997 (the "Effective Date") among Access Beyond, Inc., a Delaware corporation ("Access Beyond"), Hayes Microcomputer Products, Inc., a Georgia corporation ("Hayes") and Dennis C. Hayes ("Shareholder") who is an affiliate of Hayes.

                                    RECITALS

      A. This Affiliate Agreement is entered into pursuant to that certain Agreement and Plan of Reorganization dated as of July 29, 1997 between Access Beyond and Hayes (as such may be amended the "Merger Agreement") which provides (subject to the conditions set forth therein) for the merger of a wholly owned subsidiary of Access Beyond ("Newco") with and into Hayes in a reverse triangular merger (the "Merger"), with Hayes to be the surviving corporation of the Merger, all pursuant to the terms and conditions of the Merger Agreement and the Agreement of Merger to be entered into between Newco and Hayes in the form attached to the Merger Agreement (the "Agreement of Merger"). The Merger Agreement and the Agreement of Merger are collectively referred to herein as the "Merger Agreements." Capitalized terms used but not otherwise defined in this Affiliate Agreement have the meanings ascribed to such terms in the Merger Agreement.

      B. The Merger Agreements provide that, in the Merger, the shares of Hayes Common Stock and shares of Hayes Series A Preferred Stock that are issued and outstanding at the Effective Time of the Merger will be converted into shares of Access Beyond Common Stock and the shares of Hayes Series B Preferred Stock that are issued and outstanding at the Effective Time of the Merger will be converted into shares of Access Beyond Series A Stock, all as more particularly set forth in the Merger Agreement

      C. Shareholder understands that Shareholder is deemed an "affiliate" of Hayes within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), and that any shares of Access Beyond capital stock acquired by the Shareholder in the Merger may be disposed of only in conformity with the limitations described herein.

                                A G R E E M E N T

      1. Tax Treatment, Reliance. Shareholder understands and agrees that it is intended that the Merger will be treated as a tax-free reorganization for federal income tax purposes and that such treatment requires that a sufficient number of former stockholders of Hayes maintain a meaningful continuing equity ownership interest in Access Beyond after the Merger. Shareholder understands that the representations, warranties and covenants of Shareholder set forth herein will be relied upon by Hayes and Access Beyond and their respective counsel and accounting firms and by Hayes' stockholders. Shareholder will rely on Shareholder's own tax advisers as to the tax attributes of the Merger to Shareholder and understands that neither Access Beyond, nor Access Beyond's counsel, Hayes or Hayes' counsel has guaranteed nor will guarantee to Shareholder that the Merger will be a tax-free reorganization, nor shall any of them have any liability to Shareholder as a result of issuing any opinion in respect thereof that may be required in connection with any registration statement under the 1933 Act.

      2. Representations, Warranties, and Covenants of Shareholder. Shareholder represents, warrants and covenants as follows.

            (a) Authority; Affiliate Status. Shareholder has all requisite right, power, legal capacity and authority to execute, deliver and perform this Affiliate Agreement and to perform its obligations hereunder. Shareholder further understands and agrees that Shareholder is deemed to be an "affiliate" of Hayes within the meaning of the 1933 Act and, in particular, Rule 145 promulgated under the 1933 Act ("Rule 145"),

            (b) Hayes Securities Owned. Attachment 1 hereto sets forth all shares of Hayes capital stock and any other securities of Hayes owned by Shareholder, including all securities of Hayes as to which Shareholder has sole or shared voting or investment power, and all rights, options and warrants to acquire shares of capital stock or other securities of Hayes granted to or held by Shareholder (such shares of Hayes capital stock, other securities of Hayes and rights, options and warrants to acquire shares of Hayes capital stock and other securities of Hayes are hereinafter collectively referred to as "Hayes Securities"). As used herein, the term "Expiration Date" means the earliest to occur of (i) the closing, consummation and effectiveness of the Merger, or (ii) such time as the Merger Agreement may be terminated in accordance with its terms.

            (c) New Hayes Securities. As used herein, the term "New Hayes Securities" means, collectively, any and all shares of Hayes capital stock, other securities of Hayes and rights, options and warrants to acquire shares of Hayes capital stock and other securities of Hayes that Shareholder may purchase or otherwise acquire any interest in (whether of record or beneficially), on and after the Effective Date of this Affiliate Agreement and prior to the Expiration Date. All New Hayes Securities will be subject to the terms of this Affiliate Agreement to the same extent and in the same manner as if they were Hayes Securities.

            (d) Merger Securities. As used herein, the term "Merger Securities" means, collectively, all shares of Access Beyond Common Stock, and Access Beyond Series A Stock that are or may be issued by Access Beyond in connection with the Merger or the transactions contemplated by the Merger Agreements, or to any former holder of Hayes options, warrants or rights to acquire shares of Hayes Common Stock, and any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor or upon conversion thereof.

            (e) Transfer Restrictions on Merger Securities. Shareholder has been advised that the issuance of the shares of Access Beyond Common Stock and Access Beyond Series A Stock in connection with the Merger is expected to be effectuated pursuant to a Registration Statement on Form S-4 under the 1933 Act, and that the provisions of Rule 145 will limit

Shareholder's resales of such Merger Securities. Shareholder accordingly agrees not to sell, transfer, exchange, pledge, or otherwise dispose of, or make any offer or agreement relating to, any of the Merger Securities and/or any option, right or other interest with respect to any Merger Securities that Shareholder may acquire, unless: (i) such transaction is permitted pursuant to Rules 145(c) and 145(d) under the 1933 Act; or (ii) legal counsel representing Shareholder, which counsel is reasonably satisfactory to Access Beyond, shall have advised Access Beyond in a written opinion letter reasonably satisfactory to Access Beyond and Access Beyond's legal counsel, and upon which Access Beyond and its legal counsel may rely, that no registration under the 1933 Act would be required in connection with the proposed sale, offer, exchange, pledge or other disposition of Merger Securities by Shareholder, or (iii) a registration statement under the 1933 Act covering the Merger Securities proposed to be sold, transferred, exchanged, pledged or otherwise dispose of, describing the manner and terms of the proposed sale, transfer, exchange, pledge or other disposition, and containing a current prospectus, shall have been filed with the Securities and Exchange Commission ("SEC") and been declared effective by the SEC under the 1933 Act, or (iv) an authorized representative of the SEC shall have rendered written advice to Shareholder (sought by Shareholder or counsel to Shareholder, with a copy thereof and all other related communications delivered to Access Beyond and its legal counsel) to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to the proposed disposition of Merger Securities if consummated. Nothing herein imposes upon Access Beyond any obligation to register any Merger Securities under the 1933 Act.

            (f) Intent. Shareholder does not now have, and as of the Effective Time of the Merger will not have, any present plan or intention to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction which would result in a direct or indirect disposition (a "Sale") of shares of Access Beyond voting common stock to be issued to Hayes shareholders in the Merger, which shares would have an aggregate fair market value, as of the Effective Time of the Merger, in excess of 50% of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of Hayes stock. For purposes of this representation, shares of Hayes stock (or the portion thereof) (a) with respect to which a Hayes shareholder receives consideration in the Merger other than Access Beyond voting common stock and/or
(b) with respect to which a Sale by a Hayes shareholder who owns 5% or more of Hayes stock or is an officer or director of Hayes occurs during the pre-merger period shall be considered shares of outstanding Hayes stock exchanged for Access Beyond voting common stock in the Merger and then disposed of pursuant to a prearranged plan.

      3. Legends. Shareholder also understands and agrees that stop transfer instructions will be given to Access Beyond's transfer agent with respect to certificates evidencing the Merger Securities to enforce Shareholder's compliance with Shareholder's representations in Sections 2(e) and Shareholder's compliance with applicable securities laws regarding the Merger Securities, and that there will be placed on the certificates evidencing such Merger Securities a legend providing substantially as follows:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, ANY APPLICABLE STATE SECURITIES LAWS, AND THE OTHER CONDITIONS SPECIFIED IN THAT CERTAIN HAYES AFFILIATE AGREEMENT DATED AS OF JULY 29, 1997 AMONG ACCESS BEYOND, INC. ("ACCESS BEYOND"), HAYES MICROCOMPUTER PRODUCTS, INC. AND THE HOLDER OF SUCH SHARES, A COPY OF WHICH MAY BE INSPECTED BY THE HOLDER OF THIS CERTIFICATE AT THE OFFICES OF THE ISSUER. THE ISSUER WILL FURNISH WITHOUT CHARGE A COPY THEREOF TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST THEREFOR."

            4. Notices. All notices, approvals, consents, requests and other communications that any party is required or elects to give hereunder shall be in writing and shall be deemed to have been given (a) upon personal delivery thereof, including by appropriate international courier service, five (5) days after delivery to the courier or, if earlier, upon delivery against a signed receipt therefor or (b) upon transmission by facsimile or telecopier, which transmission is confirmed, in either case addressed to the party to be notified at the address set forth below or at such other address as such party shall have notified the other parties hereto, by notice given in conformity with this
Section 4:

                  (a)   If to Access Beyond:

                        Access Beyond, Inc.
                        1300 Quince Boulevard
                        Gaithersburg, Maryland  20878
                        Attention:  President/CEO
                        Facsimile:  (301) 921-9149

                        with a copy to:

                        Morrison, Cohen, Singer & Weinstein
                        750 Lexington Avenue
                        New York, New York  10022
                        Attention:  Stephen I. Budow, Esq.
                        Facsimile:  (212) 735-8708

                   (b)  If to Hayes:

                        (If via hand delivery or overnight courier)
                        Hayes Microcomputer Products, Inc.
                        5835 Peachtree Corners East
                        Norcross, Georgia 30092-3404
                        Attention:  Chairman of the Board and
                                    Contracts Administration

                        (If via mail)
                        Hayes Microcomputer Products, Inc.
                        Post Office Box 105103
                        Atlanta, Georgia  30348
                        Attention:  Chairman of the Board and
                                    Contracts Administration
                        Facsimile:  (770) 840-6830

                        with a copy to:
                        Womble Carlyle Sandridge & Rice, PLLC
                        1275 Peachtree Street, N.E., Suite 700
                        Atlanta, Georgia 30309-3574
                        Attention:  G. Donald Johnson, Esq.
                        Facsimile:  (404) 888-7490

                  (c)   If to Shareholder:

                        At the address for notice to such Shareholder set forth on the last page hereof with a copy to:
                        Counsel for Shareholder, if any, at the address shown on the signature page hereto

Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 4.

            5. Survival; Termination. All representations, warranties and agreements made by Shareholder in this Affiliate Agreement shall survive the consummation of the Merger. This Affiliate Agreement shall be terminated and shall be of no further force and effect upon the earlier to occur of (i) any termination of the Merger Agreement pursuant to its terms, or (ii) any waiver of either any closing condition in favor of Hayes or any obligation of Access Beyond under or any amendment of the Merger Agreement, or the giving of any required consent of Hayes under Section 4.3 or any other provision of the Merger Agreement, unless such waiver, amendment or consent is approved either by the Board of Directors of Hayes or any committee thereof consisting of at least two (2) members of the Hayes Board authorized to approve any such amendment, waiver or consent, one of whom approving such amendment, waiver or consent by action of either the full Hayes Board or such committee is a representative of Rinzai Limited.

            6. Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Affiliate Agreement shall be paid by the party incurring such costs and expenses; provided, however, that the Shareholder's legal costs and expenses shall be promptly paid by Hayes.

            7. Counterparts. This Affiliate Agreement may be executed in counterparts, each of which will be an original as regards any party whose name appears thereon and all of which together will constitute one and the same agreement. This Affiliate Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all parties reflected hereon as signatories. Facsimile copies with signatories of the parties to this Agreement, or their duly authorized representatives, shall be legally binding and enforceable. All such facsimile copies are declared as originals and, accordingly admissible in any jurisdiction or tribunal having jurisdiction over any matter relating to this Agreement.

            8. Assignment, Binding Effect. Except as provided herein, neither this Affiliate Agreement nor any of the rights, interests or obligations hereunder shall be assigned the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Affiliate Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted signs.

            9. Amendment and Waivers. Any term or provision of this Affiliate Agreement may be amended, and the observance of any term of this Affiliate Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the parties to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

            10. Entire Agreement. This Affiliate Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and under standings between the parties with respect thereto.

            11. Other Agreements. Nothing in this Affiliate Agreement shall limit any of the rights or remedies of Access Beyond or Shareholder or any of the obligations of either party under any Voting Agreement between Access Beyond and Shareholder or any other agreement.

            12. Severability. Any term or provision of this Affiliate Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Affiliate Agreement or affecting the validity or enforceability of any of the terms and provisions of this Affiliate Agreement or affecting the validity or enforceability of any of the terms or provisions of this Affiliate Agreement in any other jurisdiction. If any provision of this Affiliate Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

            13. Governing Law. The internal laws of the State of Georgia (irrespective of its choice of law principles) will govern the validity of this Affiliate Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

            14. Construction. The language hereof will not be construed for or against either party. A reference to a section will mean a section of this Affiliate Agreement, unless otherwise explicitly set forth. The titles and headings in this Affiliate Agreement are for reference purposes only and will not in any manner limit the construction of this Affiliate Agreement. For the purposes of such construction, this Affiliate Agreement will be considered as a whole.

            15. Hayes Shareholder Agreement. Shareholder acknowledges that the execution hereof by Shareholder and the execution by any other shareholders of Hayes of similar agreements in connection with the Merger, is not a violation of, and, in particular, does not constitute a "Transfer" or "Disposition" under the Shareholder Agreement among the shareholders of Hayes dated April 16, 1996. Shareholder further acknowledges and agrees that this Affiliate Agreement does not constitute any liquidation or redemption event applicable to the Merger Securities under the Articles of Incorporation, Bylaws or other organizational documents of Hayes, or contracts to which such Shareholder is a party.

            IN WITNESS WHEREOF, the parties hereto have caused this Affiliate Agreement to be executed as of the date first written above.

ACCESS BEYOND, INC.                 HAYES MICROCOMPUTER PRODUCTS, INC.


By:                                 By:
   --------------------------------    --------------------------------------
     Name:                               Name:
     Title:                              Title:

SHAREHOLDER:


-----------------------------------

                                  ATTACHMENT 1

Affiliate's Address for Notice: Dennis C. Hayes
                                110 Bellacree Road
                                Duluth, Georgia

with a copy to counsel          Baxter L. Davis, Esq.
for Shareholder                 Davis, Matthews & Quigkley, P.C.
                                Fourteenth Floor Lenox Towers II
                                3400 Peachtree Road, N.E.
                                Atlanta, Georgia  30326

Number of Shares of Hayes
Common Stock owned as of the
date of this Affiliate Agreement:                    543,221

Number of Shares of Hayes
Series A Preferred Stock owned
as of the date of this Affiliate Agreement:            N/A

Number of Shares of Hayes
Series B Preferred Stock owned
as of the date of this Affiliate Agreement:            N/A

Number of Hayes Options for
Common Stock owned as of
the date of this Affiliate Agreement:                  N/A

Number of Hayes Warrants for
Common Stock owned as of
the date of this Affiliate Agreement:                  N/A

                         EXECUTIVE EMPLOYMENT AGREEMENT

      This Executive Employment Agreement (this "Agreement") is entered into by and between Hayes Communications Inc., formerly known as Access Beyond, Inc. (the "Company") and Ronald A. Howard (the "Executive") on this 29th day of July, 1997.

      For and in consideration of the employment or continued employment, as the case may be, of the Executive by the Company, the mutual covenants and promises contained herein, and in the Terms and Conditions of Employment attached hereto as Exhibit "A," and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby covenant and agree as follows:

      1. Employment; Duties. Company hereby employs Executive as Vice Chairman of the Board of Directors and Executive Vice President - Corporate Development on the terms and conditions set forth herein and Executive accepts such employment. Executive shall report to the Chairman of the Company. Executive's duties shall be as follows:

            (a) Participate and advise the Company on the successful launch of the networking business of Hayes and the successful combination of Access Beyond, Inc. and Hayes Microcomputer Products, Inc.

            (b) Participate as a corporate spokesperson to the financial community and to the industry in coordination with the other Company spokesperson.

            (c) Participate in the development of mergers and acquisitions strategy, the evaluation of merger and acquisition opportunities, and recommendations to the Chairman and the Board.

            (d) Promote and encourage an environment of progressive innovation and openness to change in the Company culture.

            (e) Serve as a member of and participate on the Senior Management Committee consisting of the Chairman, Vice Chairman and the President, to be established by the Board of Directors of the Company subject to guidelines established by the Board, to foster and enhance communications among the senior officers of the Company in order to facilitate and coordinate the strategic and operational activities of the Company.

            (f) Such other duties and responsibilities as may be assigned by the Chairman or the Board from time to time, consistent with Executive's status as a senior executive of the Company, Executive's principal areas of expertise as reflected in the above responsibilities, and the other terms of this Agreement.

            (g) The Company agrees that Executive will not be required to relocate to the Atlanta area; provided that Executive agrees that he will spend as much time at the

      Company's headquarters as reasonably determined by the Board of Directors of the Company to be necessary for Executive to perform his duties.

      2.    Compensation.

            (a) Base Salary. Executive's initial base salary shall be $330,000.00 per year and shall be reviewed and subject to increase but not decrease in the discretion of the Board on an annual basis for the Term hereof. The Executive's salary shall not be less than that of the President of the Company during the first year of the Term hereof.

            (b) Bonus. In addition, Executive shall be eligible for aggregate bonuses equal to an amount calculated by dividing Executive's base salary by seventy percent (70%) and subtracting from the result so obtained the amount of Executive's base salary. The amount obtained by such calculation is herein referred to as the "Bonus Amount".

                  (i) The Executive shall be eligible for a Personal Incentive Bonus in the maximum amount of thirty percent (30%) of the Bonus Amount, based on attaining personal goals in respect to his duties on behalf of the Company as such goals may be established by the Compensation Committee of the Company.

                  (ii) Executive shall be eligible for a Corporate Incentive Bonus in the maximum amount of seventy percent (70%) of the Bonus Amount, based on the Company's attaining such goals, objectives and benchmarks as may be set by the Board of the Company.

      3. Stock Option Plan. The Company shall award to Executive each year during the Term hereof, stock options to purchase 150,000 shares of common stock of the Company with an exercise price at fair market value as of the date of award less a fifteen percent (15%) discount off the fair market value at the date of award (the "Options"). Fair market value shall mean the average closing price of the Company's stock for the twenty (20) trading days immediately prior to the date of the award. Such Options shall have the following additional features:

            (a) The Options will have a term of ten (10) years from the date of award, and must be exercised within such ten (10) year period, except as expressly set forth below in this Section 3.

            (b) The Options will be awarded effective as of January 1 of each year of the Term hereof.

            (c) Twenty-five percent (25%) of the Options will vest at the date of award and twenty-five percent (25%) on December 31 of such year and each ensuing year, except as otherwise provided in this Section 3.

            (d) If Executive voluntarily resigns his employment (except in the case of a breach hereof by the Company, or in the case of a Change of Control, as hereinafter defined) or if Executive's employment is terminated by the Company for Cause (as hereinafter defined), then no further vesting will occur and all unvested Options will terminate immediately upon such termination of employment. Executive must exercise any vested Options after such termination of employment within the earlier to occur of (i) five (5) years after the date of termination of employment or (ii) the expiration of the ten (10) year term of the Options.

            (e) If Executive's employment is not continued after the expiration of the Term hereof for a period of at least two (2) years or if Executive's employment terminates as a result of his death or disability, or if Executive's employment terminates for any reason within one (1) year after a Change of Control, then all unvested Options shall vest at the time that such Options would have vested as if Executive's employment had continued through such time.

            (f) If Executive's employment is terminated in breach hereof by the Company, or if Executive terminates as a result of a breach hereof by the Company, then all unvested Options awarded through such termination date shall vest immediately upon such termination.

            (g) "Change of Control," for purposes of this Section 3, means (i) the closing of a merger, consolidation or reorganization of the Company with or into any other corporation or corporations in which the Company is not the surviving entity (other than a mere reincorporation transaction),
      (ii) a sale of all or substantially all of the assets of the Company,
      (iii) a transaction or series of related transactions in which the Company issues shares representing more than 50% of the voting power of the Company, immediately after giving effect to such transaction or series of related transactions, to a person or persons who were not shareholders of the Company immediately prior to such transaction, or (iv) if during any period of two (2) consecutive years or less there shall cease to be a majority of the Board comprised of "Continuing Directors", defined as individuals who constitute the Board as of the date of this Employment Agreement and any new director(s) whose election by such Board or nomination for election by Employer's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then in office who either were directors as of the date of this Employment Agreement or whose election or nomination for election was previously approved.

      4. Term. The term of the Executive's employment hereunder is conditioned upon the occurrence of, and shall commence on, the Effective Time under the Agreement and Plan of

Reorganization between Hayes Microcomputer Products, Inc. and Access Beyond, Inc. (the "Effective Time"), and shall continue for a period of three (3) years from January 1, 1998 unless either terminated or extended as provided by the Agreement (the "Term"). The Employment Agreement dated November 18, 1996 between Access Beyond, Inc. and Executive is hereby terminated effective as of the Effective Time.

      5. Benefits. Executive shall be afforded the same benefits and perquisites as shall be made generally available to the other senior executive officers of the Company. It is expressly agreed that the Company shall continue to pay the premiums on the life insurance policy that has heretofore been paid by the Company immediately prior to the Effective Time.

      6. Termination and Severance. This Agreement may be terminated by Company with Cause as defined in the Terms and Conditions of Employment attached hereto as Exhibit "A". In the event that Company or the Chairman of the Board terminates Executive's employment for Cause, or Executive voluntarily terminates employment other than due to breach hereof by the Company, or the Term expires, the Company shall not be obligated to pay any salary or other Compensation to Executive after the effective date of termination. Executive agrees to provide Company with at least six (6) weeks advance written notice prior to voluntary termination or resignation by Executive.

      7.    Dispute Resolution.

      7.1 Resolution of Disputes and Mediation. Except for the matters set forth in Sections 2, 3, and 5 of Exhibit "A" hereto, any dispute between the parties either with respect to the interpretation of any provision of this Agreement or with respect to the performance by the Executive or by the Company hereunder (the "Dispute") shall be resolved in accordance with this Section 7 as follows:

            7.1.1 Upon the written request of either party hereto, each of the parties shall appoint a designated representative, whose task it shall be to meet for the purpose of endeavoring to resolve the Dispute. The Company's designated representative shall be a member of the Board excluding (i) the Executive and (ii) the Board member selected by the Executive to be a Board member.

            7.1.2 The designated representatives shall meet as often as necessary to gather and furnish to the other all information with respect to the Dispute which is appropriate and germane in connection with its resolution.

            7.1.3 Such representatives shall discuss the Dispute and negotiate in good faith in an effort to resolve the Dispute without the necessity of any formal proceeding relating thereto.

            7.1.4 During the course of such negotiations all reasonable requests made by one party to the other for non-privileged information reasonably related to the Dispute, shall be honored in order that each of the parties may be fully advised of the other's position.

            7.1.5 The specific format for such discussions shall be left to the discretion of the designated representatives but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party.

      7.2 Judicial Resolution. If the parties hereto are not able to resolve the Dispute concerning this Agreement as set forth in Section 7.1 above within sixty
(60) calendar days, upon the initial written request as provided in Section 7.1.1, then the parties shall have the option and right to resolve such Dispute by judicial or other equitable resolution.

      8. Errors and Omissions. The Company shall provide directors' and officers' liability and errors and omissions coverage for the Executive in an amount and under terms consistent with those provided other Company officers and directors.

      9. Reimbursement of Expenses. The Company shall reimburse the Executive for all reasonable expenses incurred by the Executive in performing his duties hereunder, including without limitation, expenditures for entertainment, travel, lodging, and meals; provided, however, the Executive shall submit to the Company verification of the nature and amount of such expenses in accordance with Company policies and procedures as established from time to time by the Compensation Committee, including audit, related to expense reimbursement of employees.

      10. Repayment Upon Disallowance. Any salary, commission, expense, reimbursement or other payment to the Executive by the Company pursuant to
Section 9 which is disallowed in whole or in part as a deductible expense to the Company for federal or state income tax purposes shall be promptly repaid to the Company by the Executive to the full extent of such disallowance, but without the payment by the Executive of any interest or penalty incurred by the Company in connection with the disallowance of any such payment as a deductible expense for the Company.

      11. Terms and Conditions. Executive acknowledges that this Agreement, and his employment obligations hereunder, expressly include the provisions set forth in the Terms and Conditions of Employment attached hereto as Exhibit "A", which are incorporated herein by this reference thereto. This Agreement shall supersede any prior employment agreement, and any restrictive covenants, previously entered into by Executive with the Company.

                       [EXECUTION ON THE FOLLOWING PAGE]

      IN WITNESS WHEREOF, the parties hereto have set their hands and seals on the date and year first above written.

EXECUTIVE:                                COMPANY:


                             (SEAL)      By:                              (SEAL)
-----------------------------------          -----------------------------------
Ronald A. Howard                                      Dennis C. Hayes, Chairman

             [TERMS AND CONDITIONS OF EMPLOYMENT ON FOLLOWING PAGES]

                                   EXHIBIT "A"

                       TERMS AND CONDITIONS OF EMPLOYMENT

      1. Duties and Responsibilities. Executive shall devote his full business time and best efforts to the duties and responsibilities assigned by the Company in accordance with the provisions hereof and shall abide by this Agreement and the Company's Operations Policies. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to prohibit the Executive from serving on boards of directors or from consulting with charitable or other organizations on non-Company time, so long as such organization is not in competition with the Company and does not interfere with Executive's performance of his duties on behalf of the Company. Executive's specific job description and responsibilities include, but are not limited to, those described in Section 1 of this Agreement.

      2. Confidential Information, Trade Secrets. Executive shall not use or disclose to any person or entity any Confidential Information or trade secrets of Company other than as necessary in the fulfillment of this Agreement in the course of employment. This paragraph shall be effective during the term hereof and for a period of two (2) years after termination of employment, whether with or without Cause.

      3. Inventions. The Company and Executive acknowledge that in the course of Executive's employment by the Company, Executive may from time to time develop or participate in the development of software or technology. All works or inventions conceived, originated, authored, or discovered, in whole or in part, by Executive, which result from any work performed for the Company or related to or useful in the business of the Company are and shall be the exclusive property of the Company. Executive shall cooperate with the Company in the protection of the Company's copyrights, patents, and other proprietary rights therein and, to the extent deemed desirable by the Company, in the registration of the same. Executive hereby assigns to the Company all of Executive's right, title and interest in and to any and all inventions, processes, systems and creations, whether or not patentable or copyrightable, that Executive may conceive, develop, or create, in whole or in part, during his employment with the Company, whether or not during normal working hours. Executive shall sign and deliver all documents relative to said inventions requested by the Company for the purpose of confirming the Company's title thereto.

      4. Company Property. Upon request of the Company, and without request promptly on termination of this Agreement or Executive's employment hereunder, Executive shall deliver all Company Property in Executive's possession or control to the Company. Executive acknowledges and agrees that title to all Company Property is vested in the Company, and Executive shall not retain any such property or any copies thereof in any form, including magnetic or electronic form.

      5. Protective Covenants. Executive is and will during the course of employment become intimately familiar with Confidential Information, trade secrets, facilities and services, and other property of the Company, and the protection of the Company requires that all such property and information must remain the sole and private property of the Company to be used only for the Company's benefit, not to be disclosed to any other party or used by Executive against

Company. Accordingly, Executive does hereby warrant, represent, covenant and agree, as follows:

      (i) Covenant Not to Compete. Executive agrees that, for a period of eighteen (18) months from the termination of his employment with Company, whether with or without Cause, he shall not, directly or indirectly, on behalf of himself or any other person or entity, compete with the Company within a fifty (50) mile radius of the Company's principal place of business in Norcross, Georgia, or its principal place of business in Gaithersburg, Maryland, by engaging in the manufacture, assembling, or selling of computer component products, software, or systems, including modems, competitive with those manufactured, assembled, or sold by the Company, in a capacity which requires Executive to perform services substantially identical to the services performed by Executive on behalf of Company.

      (ii) Covenant Not to Solicit Customers. During the term of Executive's employment hereunder, and for a period of eighteen (18) months following the termination of such employment for any reason whatsoever, Executive shall not (except on behalf of or with the prior written consent of Company), either directly or indirectly, on Executive's own behalf or on behalf of others, solicit, divert, or appropriate any business for the manufacture, assembling, or sale of computer component products, software or systems, including modems, competitive with those manufactured, assembled or sold by the Company, from any customer or actively sought prospective customer of the Company to whom the Company offered or provided products or services, and with whom Executive had material contact at any time during the twenty-four (24) months preceding the termination of Executive's employment.

      (iii) Covenant Not to Solicit Employees. During the term of Executive's employment hereunder, and for a period of eighteen (18) months following the termination of such employment for any reason whatsoever, Executive shall not employ or solicit the employment of any employee of the Company who was an employee of the Company at any time during the six (6) months preceding the termination of Executive's employment with the Company, for the purpose of causing such employee to take employment with Executive or a competitor of the Company.

            Executive agrees and acknowledges that the restrictions in this Agreement are not vague, over broad or indefinite, and are reasonable and designed to protect the legitimate business interests of the Company. In addition to any other remedies which Company may have under the law for breach of any or all of said covenants, Company shall be entitled to injunctive and/or other equitable relief against Executive for any violation of any of said Covenants.

      6. Survival. Paragraphs 2, 3, 4, 5, and 6 hereof, together with any provisions of the Company's Operations Policies expressly or by necessary implication applicable after the termination of employment, shall survive termination of this Agreement. Upon termination, Executive shall repay to Company immediately any advances by Company, not offset by earnings or other credits due him or her, even if not expressly made repayable at the time of such advance, it being the intent of the parties that all such advances shall be repayable as provided by this paragraph. Company may offset any sums owed to Company by Executive against any amounts otherwise owed by Company to Executive. No sums otherwise due Executive at termination shall be payable to Executive if, at the time of termination or thereafter, Executive shall be in violation of any term or provision of this Agreement.

      7. Entire Agreement. This Agreement contains the entire understanding and agreement between the parties, and all promises, representations, warranties or inducements made by either party to the other, including any prior employment agreement or restrictive covenants, not specifically made in writing or made a part hereof by reference, are expressly superseded and shall have no force or effect. This Agreement may not be modified except in a writing signed by both parties hereto.

      8. Severability. If any provision of this Agreement (including any subparts of any paragraph) is invalid or unenforceable by any rule of law or public policy, this Agreement shall be construed so as to delete herefrom the invalid or unenforceable covenant or provision. To the extent that any provision is invalid or unenforceable that may be valid or enforceable by limitation thereof, then such provision shall be enforceable to the fullest extent permitted under the law of the jurisdiction in which enforcement is sought. If any particular provision is held to be invalid, illegal or unenforceable, all other covenants, terms, conditions and provisions hereof shall be and remain in full force and effect.

      9. Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, each respective party's heirs, successors, legal representatives, executors and assigns. This Agreement shall be construed and governed in accordance with the laws of the State of Georgia.

      10. Definitions. Any word used in this Agreement which is defined in this paragraph shall have the meaning set forth below:

            (a) "Agreement." The Executive Employment Agreement, together with the Terms and Conditions of Employment and any documents incorporated therein by reference. In the event of any inconsistency between the Agreement and any Operations Policies, the Agreement shall control.

            (b) Cause. The term "Cause" as used in the within and foregoing Agreement shall mean (i) Executive's breach of a material covenant or obligation of this Agreement, including any of the Terms and Conditions of Employment, or any failure or refusal by Executive to perform Executive's duties hereunder to the reasonable satisfaction of the Board of Directors, or to comply with any lawful directive of the Board of Directors consistent with the provisions of this Agreement, if, after receiving written notice of such breach, failure or refusal to perform, Executive does not cure or correct such breach, failure or refusal or cease and desist from such breach if incapable of being cured, within fifteen (15) business days after Executive's receipt of such notice; and (ii) conviction of a crime involving any act of Executive in the course of Executive's employment that constitutes larceny, fraud or moral turpitude, or
(iii) failure to maintain the confidentiality of the Confidential Information and trade secrets of Company.

            (c) "Company." Hayes Microcomputer Products, Inc., and any successor or assignee hereof.

            (d) "Company Property." All property, without limitation, whether real, personal, tangible or intangible, including all inventions, confidential information, trade secrets, facilities, trade names, logos, patents and all tangible materials and supplies (whether originals or duplicates and including, but not in any way limited to, sample products, video tape cassettes, film, catalogues, price lists, rate sheets, outstanding quotations, books, records, manuals, sales presentation literature, training materials, calling or business cards, customer record cards, customer files, customer names, addresses and telephone numbers, supplier information, contacts, pricing and practices, strategic partner information, files and records, current or prospective business plans, Operations Policies, directives, correspondence, documents, contracts, orders, messages, memoranda, notes, circulars, agreements, bulletins, invoices and receipts, and sources of financing), which in any way pertain to Company's business, whether or not furnished to Executive by Company and whether or not prepared, compiled, or acquired by Executive while employed by Company, are the sole property of Company.

            (e) "Compensation." Any and all payments, remuneration and benefits, provided to Executive by the Company, regardless of the form thereof. Such compensation as is paid to Executive shall be conclusively deemed legally sufficient consideration for this Agreement.

            (f) "Confidential Information." All confidential information regarding the Company's business, including but not limited to its methods of operation, products, software programs, equipment and techniques, existing and contemplated facilities and services, inventions, systems, devices (whether or not patentable), financial information and practices, plans, pricing, selling techniques, names, addresses and phone numbers of the Company's Customers and prospective Customers and suppliers and prospective suppliers, credit information and financial data of the Company and the Company's Customers and prospective customers and suppliers and prospective suppliers, particular business requirements of the Company's Customers, and special methods and processes involved in designing, producing and selling Company's facilities and services, current and prospective business plans, strategic partner information, files and records, and the terms of this Agreement, all shall be deemed Confidential Information and the Company's exclusive property. The parties agree that Confidential Information shall be deemed to be trade secrets under the Georgia Trade Secrets Act. Confidential Information shall not include information that is in the public domain or otherwise readily accessible to members of the public.

            (g) "Customer." Each person, corporation, firm, partnership or other entity whatsoever, which has purchased or shall purchase the Company's products, facilities or services.

            (h) "Executive." The person signing this Agreement as Executive, regardless of any title or duties which may now or hereafter be assigned to such person by the Company. This Agreement shall govern the employment relationship in any and all such situations.

            (i) "Inventions." Any and all devices, systems, software and other programs, processes, products, patents and any other creation (all of the foregoing, for purposes of this paragraph, called "inventions") identical or similar to or relating to devices, processes, systems, products or services utilized and/or offered by the Company.

            (j) "Operations Policies." All written procedures, policies, instructions from Company's officers, directors or managers, the Company Employee Manual (if any), and all other written communications from the Company to Executive individually, not inconsistent with Executive's duties hereunder, or to all Company's employees. Said Operations Policies are hereby incorporated herein and expressly made a part of this Agreement by this reference thereto.

            (k) "Termination." Cessation of this Agreement or the underlying employment relationship, whether by action of the Executive or Company, and whether voluntary or involuntary. Termination hereby may be with or without Cause.

            (l) "Terms and Conditions of Employment." This document entitled Terms and Conditions of Employment, which is Exhibit "A" to the Executive Employment Agreement, and all of the provisions hereof.


                              PLEASE INITIAL:
                                              ----------------------------------
                                              Executive

                              EMPLOYMENT AGREEMENT

            THIS EMPLOYMENT AGREEMENT (this "Agreement") is made this ___ day of __________, 1997, between HAYES COMMUNICATIONS INC. (formerly known as ACCESS BEYOND, INC.), a Delaware corporation (the "Company"), and DENNIS C. HAYES, a resident of Gwinnett County, Georgia (the "Executive").

                              W I T N E S S E T H :

            WHEREAS, Hayes Microcomputer Products, Inc., a Georgia corporation ("Hayes") and Executive have entered into that certain Employment Agreement dated July 1, 1983, as amended and restated by that certain Amendment and Restated Employment Agreement dated April 16, 1996 (the "Employment Agreement") which are currently in force; and

            WHEREAS, pursuant to the April 16, 1996 Employment Agreement between Executive and Hayes, Executive has been entitled to a $1,000,000 annual base salary and certain benefits and perquisites which Executive and the Company desire to revise to an incentive-based compensation plan which reflects that Hayes will become a publicly traded company upon completion of the Merger pursuant to the Merger Agreement (defined below); and

            WHEREAS, the Executive and the Company desire to enter into this Agreement in order to set forth the terms under which Executive's employment with the Company will commence upon the Effective Time (as defined below) and certain arrangements with respect to Executive's activities and obligations following the termination of Executive's employment with the Company; and

            WHEREAS, Hayes is engaged in the business of developing, manufacturing, marketing and distributing certain computer component products, software and systems and the Company is engaged in the business of developing and marketing network access devices (hereinafter the collective business of Hayes and the Company referred to as the "Business of the Company"); and

            WHEREAS, Hayes has entered into that certain Agreement and Plan of Reorganization between Hayes and the Company dated the _____ day of ____________, 1997 (the "Merger Agreement"); and

            WHEREAS, execution of this Agreement is a condition precedent to the effectiveness and enforceability of the Merger Agreement and the closing of the Merger as contemplated in the Merger Agreement is a condition to the effectiveness of this Agreement..

            NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Executive, Hayes, and the Company agree as follows:

                          1.  Employment and Duties.

      1.1 Appointment as Chairman. For the Term of this Agreement as set forth in Section 2 hereof, the Executive shall be employed, hold the office, perform the duties, and have the authority and responsibilities of the Chairman of the Board of Directors, which shall be a corporate office of the Company ("Chairman") of the Company as set forth herein.

      1.2 Duties of the Chairman. The Executive shall have the following authority, responsibilities and duties as Chairman of the Company:

            1.2.1 The Chairman shall direct the Office of Chairman which will develop initiatives for the Board of Directors ("Board") and shareholders in connection with long-term operating and strategic planning, policy development, new technology strategy and corporate business development for the Company.

            1.2.2 The Chairman shall act as a Company spokesperson and shall exert his best efforts to interface, develop and maintain positive relations with the industrial, political, business, financial, academic, investment and research communities.

            1.2.3 The Chairman shall serve as a member of and participate on the Senior Management Committee to be established by the Board of Directors of the Company to foster and enhance communications among the senior officers of the Company in order to facilitate and coordinate the strategic and operational activities of the Company.

      1.3 Other Duties. The Chairman shall perform such other duties as may be reasonably assigned from time to time by the Board consistent with the position of Chairman.

      1.4 Duties of CEO. To the extent that the responsibilities of the Chairman duplicate duties assigned to the Chief Executive Officer of the Company (the "CEO"), the Chairman shall advise the CEO on those responsibilities.

      1.5 Outside Activities. During the Term, the Executive shall devote his full business time and efforts to the execution of his duties and responsibilities hereunder. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to prohibit the Executive from serving on other boards of directors, whether or not for compensation (subject to Board approval and opinion of Company counsel, as may be appropriate) and from consulting for other non-Competing Businesses, as defined in Section 5.1, on non-Company time, or from owning copyrights, royalties, or other rights with respect to books, historical accounts, speeches, presentations, or other works of authorship by or in collaboration with the Executive, whether or not they relate to the Company or its affairs to the extent that such activities do not interfere with his performance of his duties and responsibilities as Chairman and are permitted by Sections 5, 6, and 7 of this Agreement.

      1.6 Other Positions. The Executive shall only hold the office of Chairman. The employment by the Company of the Executive hereunder as the Chairman shall not preclude appointment or election of the Executive by the Board to any other corporate office of the Company.

                           2. Term and Effective Time.

      The term of the Executive's employment hereunder is conditioned upon the occurrence of, and shall commence on, the Effective Time under the Merger Agreement (the "Effective Time"), and shall continue for a period of three (3) years from January 1, 1998 unless either terminated or extended as provided by the Agreement (the "Term"). The April 16, 1996 Employment Agreement is terminated effective as of the Effective Time.

                       3. Compensation and Other Benefits.

      3.1 Salary. As compensation for his services to the Company rendered pursuant hereto, the Executive shall be paid a base salary at the rate Four Hundred Thousand Dollars ($400,000.00) per annum (hereinafter referred to as "Base Salary") with increases on each anniversary date of the Effective Time to the Base Salary directly proportional to any increase (but not decrease) in the cost of living as reflected by the "Consumer Price Index for Urban Wage Earners and Clerical Workers-All Items" ("CPI") published by the Bureau of Labor Statistics of the U.S. Department of Labor (or the official successor to such index) in effect on such anniversary date as compared to the CPI in effect on the preceding anniversary date or Effective Time, as appropriate. The Base Salary shall accrue and be due and payable in equal, or as nearly equal as practicable, semi-monthly installments, and the Company may deduct from each such installment all amounts required to be deducted and withheld in accordance with the provisions of any applicable law now in effect or hereafter in effect including without limitation federal and state income, FICA and other withholding tax requirements, and such other deductions permitted by the Company which Executive may authorize from time to time.

      If the Effective Time is on other than the first business day of a calendar month or if the Executive's employment hereunder shall terminate on other than the last day of a calendar month, the Executive's Base Salary for such month shall be prorated according to the number of days during such month that the Executive was employed hereunder.

      3.2   Bonus.  Executive shall be eligible for such bonuses as follows:

            3.2.1 Personal Incentive Bonus. Executive shall be paid a personal incentive bonus up to a maximum of Five Hundred Thousand Dollars ($500,000.00) per year, payable quarterly, based on Executive's attaining personal goals in respect to his employment as Chairman of the Company, such goals to be mutually determined by the Executive and the Compensation Committee of the Board (the "Compensation Committee") and approved by the Board.

            3.2.2 Corporate Incentive Bonus. The Executive shall be eligible to receive a Corporate Incentive Bonus up to a maximum amount of Three Hundred Thousand Dollars ($300,000.00) per year, payable semi-annually. The payment of such Corporate Incentive Bonus shall be based on the Company's attainment of the same goals, objectives and benchmarks as set by the Board for the payment of a similar corporate incentive bonus to the President of the Company.

      3.3 Stock Option Plan. The Company shall award to Executive each year during the Term hereof, stock options to purchase 200,000 shares of common stock of the Company with an exercise price at fair market value as of the date of award less a fifteen percent (15%) discount off the fair market value at the date of award (the "Options"). Fair market value shall mean the average closing price of the Company's stock for the twenty (20) trading days immediately prior to the date of the award. Such Options shall have the following additional features:

            (a) The Options will have a term of ten (10) years from the date of award, and must be exercised within such ten (10) year period, except as expressly set forth below in this Section 3.3.

            (b) The Options will be awarded effective as of January 1 of each year of the Term hereof.

            (c) Twenty-five percent (25%) of the Options will vest at the date of award and twenty-five percent (25%) on December 31 of such year and each ensuing year, except as otherwise provided in this Section 3.3.

            (d) If Executive voluntarily resigns his employment (except in the case of a breach hereof by the Company or in the case of a Change of Control, as hereinafter defined) or if Executive's employment is terminated by the Company for Cause (as hereinafter defined), then no further vesting will occur and all unvested Options will terminate immediately upon such termination of employment. Executive must exercise any vested Options after such termination of employment within the earlier to occur of (i) five (5) years after the date of termination of employment or (ii) the expiration of the ten (10) year term of the Options.

            (e) If Executive's employment is not continued after the expiration of the Term hereof for a period of at least two (2) years or if Executive's employment terminates as a result of his death or disability (as contemplated by Section 3.7.3 hereof), or if Executive's employment terminates for any reason within one (1) year after a Change of Control, then all unvested Options shall vest at the time that such Options would have vested as if Executive's employment had continued through such time.

            (f) If Executive's employment is terminated in breach hereof by the Company, or if Executive terminates as a result of a breach by the Company, then all unvested

      Options awarded through such termination date shall vest immediately upon such termination.

            (g) "Change of Control," for purposes of this Section 3.3, means the closing of a merger, consolidation or reorganization of the Company with or into any other corporation or corporations in which the Company is not the surviving entity (other than a mere reincorporation transaction), a sale of all or substantially all of the assets of the Company or a transaction or series of related transactions in which the Company issues shares representing more than 50% of the voting power of the Company, immediately after giving effect to such transaction or series of related transactions, to a person or persons or other entity or entities who were not shareholders of the Company immediately prior to such transaction.

      3.4 Civic, Trade Organization and Club Dues. Subject to quarterly review of the Compensation Committee with respect to ongoing business expenses, the Company shall pay for or reimburse the Executive for dues paid in connection with his membership in civic organizations or trade organizations which promote the image or Business of the Company or establish, maintain or expand the interface and relationship between the Company and various communities; and for Executive's dues at clubs utilized by Executive or made available by Executive and other management to entertain customers, vendors and others with whom the Company or Hayes has business relations, or for other Company-related business activities, entertainment and functions.

      3.5 Vacation. The Executive shall receive not less than thirty (30) working days paid vacation during each twelve (12) month period of the Term. The Executive shall give the Board members at least five (5) days prior written or oral notice before commencing each vacation period. To the extent that any annual vacation provided herein is not taken during the year in which it accrued, such unused vacation time shall be carried forward to the following year not to exceed twenty (20) working days per year, and provided that Executive shall not have more than fifty (50) working days of accrued and unused vacation at any one time.

      3.6 Health Plans. The Executive shall be eligible to participate in the Company's health plans, in accordance with their terms, which the Company now or hereafter has in effect and which are generally made available to the Company's other employees, and the Company shall make contributions for Executive's participation in such plans as it generally makes for its other employees. The Company reserves the right to modify, add to or eliminate any or all of its fringe benefit plans at any time and for any reason.

      3.7   Insurance.

            3.7.1 Life Insurance. The Company shall continue to maintain at no cost to the Executive, except as provided in this Section 3.8.1, those life insurance policies with respect to the Executive which are set forth on Schedule 3.8. The Executive may borrow such amounts as are permitted under the terms of such life insurance policies; provided, however, that on and after the Effective Time the Executive shall be solely responsible for repayment of such borrowed amounts, interest thereon and payment of any resulting increase(s) in the Company's premium payment and shall give advance written notice to the Board of his intention to borrow such amounts.

            3.7.2 Errors and Omissions. The Company shall provide directors' and officers' liability and errors and omissions coverage for the Executive in an amount and under terms consistent with those provided other Company officers and directors.

            3.7.3 Disability. If the Executive is determined to be disabled under the Company's short-term disability plan or long-term disability plan ("Disability Plan"):

                  (a) The Company shall pay to the Executive, through insurance or otherwise, an amount equal to one hundred percent (100%) of the Executive's Base Salary plus the maximum amount of the Personal Incentive Bonus for a period of one year from and after the occurrence of the disability as determined under the Disability Plan. The sum of amounts paid by the Company under this Section 3.7.3(a) shall be reduced by the Executive's total income during such period from: social security, workers' compensation, compensation from the Company or any other business entity which controls, or is controlled by, or is under common control with the Company including, but not limited to, any Disability Plan benefits and earned income from employment in any capacity ("Offset Amount").

                  (b) Commencing on the three hundred sixty-sixth (366th) consecutive calendar day from and after the Executive's disability as determined under the Disability Plan, the Company shall pay to the Executive, through insurance or otherwise, an amount equal to seventy-five percent (75%) of the Executive's Base Salary plus the maximum amount of the Personal Incentive Bonus. The sum of amounts paid by the Company under this Section 3.7.3(b) shall be reduced by the Offset Amount plus all of the Executive's proceeds from the sale of Company stock.

                  (c) The Company's obligation to make payments, as set forth in Sections 3.7.3(a) and (b), to the Executive during the Executive's period of disability shall cease upon the later of the termination of the Term or three (3) years from the commencement of the disability as described in the first sentence of this Section 3.7.3.

                  (d) The Executive's Base Salary and vacation accrual shall cease during payments under Section 3.7.3(a) and (b), but all other benefits of this Agreement shall continue. The Executive's Base Salary and vacation accrual shall recommence upon the cessation of the Executive's disability during the Term, and said Base Salary shall be the amount as set forth in Section
                        3.1 of this Agreement.

      3.8 Car. The Company shall provide the Executive with one Company or Hayes employee as a driver on a full-time basis, and a car of similar quality and status as a Mercedes Benz, 4 door sedan, model 420SEL, or successor model, as available in North America. Such services and car shall be paid for or provided by the Company, directly or indirectly, by such method deemed appropriate by the Compensation Committee.

      3.9 Administrative Assistant. The Company shall provide as necessary the services of a personal administrative assistant based in the Company's offices, who is paid consistent with a clerical level Company position to assist the Executive in personal finances, social functions and other matters in order to enhance Executive's ability to focus on the Business of the Company.

      3.10 Reimbursement of Expenses. The Company shall reimburse the Executive for all reasonable expenses incurred by the Executive in performing his duties hereunder, including without limitation, expenditures for entertainment, travel, lodging, and meals; provided, however, the Executive shall submit to the Company verification of the nature and amount of such expenses in accordance with Company policies and procedures as established from time to time by the Compensation Committee, including audit, related to expense reimbursement of employees.

      3.11 Miscellaneous. The salary, compensation and benefits set forth in this Section 3 shall not preclude or exclude the payment of any other or additional compensation to the Executive by the Company (as determined by the Compensation Committee of the Company) for serving as an officer, director, Board committee member or in any other capacity for the Company to which he is appointed or elected by the Board and which is not specifically covered by this Agreement.

      3.12 Repayment Upon Disallowance. Any salary, commission, expense, reimbursement or other payment to the Executive by the Company pursuant to this
Section 3 which is disallowed in whole or in part as a deductible expense to the Company for federal or state income tax purposes shall be promptly repaid to the Company by the Executive to the full extent of such disallowance, but without the payment by the Executive of any interest or penalty incurred by the Company in connection with the disallowance of any such payment as a deductible expense for the Company.

                            4. Termination/Extension.

      4.1 Definition of "Cause." For purposes of this Agreement, Cause shall mean: (i) felony conviction of the Executive in connection with his employment, judgment against the Executive in a civil action brought by the Company relating to fraud or diversion or conversion of Company assets by the Executive, or other felony conviction of the Executive involving moral turpitude; (ii) failure by the Executive to perform the duties of his employment set forth in this Agreement or failure to follow lawful policies of the Company or lawful and reasonable directives of the Board; or (iii) violation of Section 5, 6 or 7 of this Agreement. The Executive shall be given sixty (60) days written notice by the Board of an occurrence of a failure or violation of Section 4.1 (ii) or (iii) and shall be provided an opportunity to cure, if possible, and/or to cease and desist, as appropriate; provided, however, that if such failure or violation (or a substantially related failure or violation) occurs more than three (3) times during any six (6) month period, there shall be no further notice.

      4.2 Definition of "Total Disability." For the purposes of this Section 4 only, "Total Disability" shall mean the Executive's disability pursuant to the Company's Disability Plan for a period of at least one hundred eighty (180) consecutive calendar days. Total Disability shall be deemed to have occurred on the first (1st) day following said one hundred eighty (180) calendar day period.

      4.3   Termination Events.

            The Term shall be terminated with respect to Executive's employment as set forth below and only for the following reasons:

            4.3.1 By mutual agreement of the Board and the Executive;

                  4.3.2 At the election of and by the Executive, upon a breach of the Agreement by the Company;

            4.3.3 At the election of and by the Board for Cause, as defined in
      Section 4.1, with an opportunity to cure and/or cease and desist, as appropriate, as provided by said Section 4.1;

            4.3.4 Automatically three (3) full calendar years after the Effective Time.

            4.3.5 Automatically upon the Executive's death;

            4.3.6 At the election of and by the Board upon the Executive's Total Disability as defined in Section 4.2 of this Agreement; or

            4.3.7 In the event that, after the Effective Time, the Executive is not re-elected to serve on the Board of Directors of the Company, then Executive's title as Chairman shall cease and Executive shall for the remainder of the Term be deemed an employee of the Company with such title, responsibility and authority as may be delegated to him by the Board of Directors; provided, however, that all other aspects of this Agreement shall continue to be in effect in accordance with their terms.

      4.4 Severance Payments Upon Termination Events. The Executive shall receive no severance payment upon the occurrence of the termination of the Executive's employment pursuant to Section 4.3; provided, however, in the event of termination in accordance with Section 4.3.5, the Executive's estate shall receive an amount equal to three-twelfths (3/12ths) of Executive's Base Salary.

                            5. Restrictive Covenants.

      5.1 During the Term. During the Term, the Executive shall not, either directly or indirectly, on his own behalf or as a partner, officer, director, employee, consultant, agent or trustee of any person, firm, corporation, partnership or other entity, engage in or be employed by any business or enterprise which is the same as, or substantially the same as, the Business of the Company ("Competing Business").

      5.2 After the Term. For a period of eighteen (18) months after the Term (the "Restricted Period"), the Executive shall keep, observe and abide by each of the following separate covenants:

            5.2.1 Except on behalf of the Company, the Executive shall not, either directly or indirectly, on his own behalf or as a partner, officer, director, employee, consultant, agent or trustee of any person, firm, corporation, partnership or other entity, within the Area, as defined in
      Section 5.3, engage in or be employed by or have any interest in any business organization of whatever form engaged, either directly or indirectly, in a Competing Business in a capacity that requires him to perform services on behalf of such Competing Business substantially similar to those performed by him on behalf of the Company; provided, however, that the Executive may during the Restricted Period interview and seek to make arrangements for such employment, engagement or interest that commences after the Restricted Period.

            5.2.2 During the Restricted Period, except on behalf of the Company, the Executive shall not, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert or hire away, to any Competing Business or attempt to solicit, divert or hire away, to any Competing Business any person or persons employed by the Company as of the termination of the Term or within the six (6) months preceding or subsequent to the termination of the Term, whether or not such employee is a full-time employee or a temporary employee of the Company, and whether or not such employment is pursuant to a written contract with the Company or is for a determined period or at will, until such employee has ceased his employment with the Company for at least six (6) months.

      5.3 Definition of "Area". The "Area" is defined as the geographic territory included in a radius of fifty (50) miles from Hayes' business location in Norcross, Georgia and the Company's business location in Gaithersburg, Maryland.

      5.4 No Prior Restrictions. The Executive affirms and represents that he is under no obligation to any former employer or third party which is inconsistent with, or which imposes any restriction upon, the continued employment of the Executive by the Company or the Executive's undertakings under this Agreement.

      5.5 Survival. The provisions of this Section 5 shall continue after the Term as set forth herein and shall survive irrespective of the reason the Executive's employment terminates.

      6. Ownership, Non-Disclosure and Non-Use of Confidential Information.

      6.1 Definition of Confidential Information. For purposes of this Section 6, "Confidential Information" shall mean any and all data and information relating to the Business of the Company (whether constituting a trade secret or not), (i) which is or has been disclosed to the Executive, or of which the Executive becomes aware as a consequence of or through his employment relationship with the Company, or which was developed in whole or in part by him during the term of his employment with the Company; and (ii) which has value to the Company and is not generally known by its competitors. Confidential Information shall not include any data or information (A) that has been voluntarily disclosed to the public by the Company or has become generally known to the public (except where such public disclosure has been made by the Executive or another person or entity without authorization by the Company), or
(B) that has been independently developed and disclosed by parties other than the Executive or the Company to the public generally or to the Executive without breach of any obligation of confidentiality by any such parties running directly or indirectly to the Company, or (C) that otherwise enters the public domain through lawful means. Confidential Information may include, but is not limited to, information relating to the Company's financial affairs (including the Company's relationship with its investors and lenders), products, processes, services, customers, employees, executives' compensation, research, development, inventions, manufacturing, purchasing, accounting, engineering and marketing.

      6.2 Definition of Trade Secrets. For the purposes of this Section 6, Trade Secrets shall mean, in addition to the information described in the Georgia Trade Secrets Act, (i) any Invention, as defined herein, which is being used or studied by the Company and is not described in a printed patent, described in any literature already published and distributed externally by the Company, and which is not readily ascertainable from inspection of a product of the Company,
(ii) any engineering, technical, or product specifications including those of features to be used, or use of which is contemplated, in a future product of the Company; and (iii) any machine, process or method of manufacturing employed by the Company, whether patentable or not, which is not generally known to competitors of the Company. Trade Secrets shall not include any data or information (A) that has been voluntarily disclosed to the public by the Company or has become generally known to the public (except when such public disclosure has been made by Executive or another person or entity without authorization by the Company), or (B) that has been independently developed and disclosed by parties other than the Executive or the Company to the public generally or to the Executive without a breach of any obligation of non-disclosure by any such parties running directly or indirectly to the Company, or (C) that otherwise enters the public domain through lawful means.

      6.3 Ownership. The Executive acknowledges and agrees that all Confidential Information and Trade Secrets, and all physical embodiments thereof, are confidential to and are and shall remain the sole and exclusive property of the Company, and that any of the Confidential Information or Trade Secrets produced by him shall be considered proprietary to the Company. The Executive agrees: (i) immediately to disclose solely to the Company all Confidential Information and Trade Secrets developed in whole or in part by him during the term of his employment with the Company; (ii) to assign to the Company any right, title or interest he may have in such Confidential Information and Trade Secrets, and
(iii) at the request and expense of the Company, to do all things and sign all documents or instruments reasonably necessary in the opinion of the Company to eliminate any ambiguity as to the ownership by and rights of the Company in such Confidential Information and Trade Secrets including, without limitation, providing to the Company his full cooperation in any litigation, unless between the Executive and the Company after termination of Executive's employment, or other proceeding to establish, protect or obtain such ownership and rights. Upon request by the Company, and in any event upon termination of his employment with the Company for any reason, the Executive shall promptly deliver to the Company all property belonging to the Company, including, without limitation, all Confidential Information and Trade Secrets (and all embodiments thereof) then in his custody, control or possession.

      6.4 Non-Disclosure. The Executive agrees that, during the term of his employment by the Company and (i) at all times following the termination of such employment for any reason whatsoever, with respect to Trade Secrets under the Georgia Trade Secrets Act and (ii) during the Restricted Period with respect to other Confidential Information, he will not use, disclose or make available, directly or indirectly, any Confidential Information or Trade Secrets to any person, concern or entity, except in the performance of his duties and responsibilities hereunder or with the prior written consent of the Company. The provisions of this Section 6 shall continue after the Term as provided herein and shall survive irrespective of the reason the Executive's employment terminates.

                          7. Inventions and Trademarks.

      7.1   Definition of Invention and Executive Invention.

            7.1.1 For the purposes of this Section 7, Invention shall mean any discovery, whether or not patentable, including, but not limited to, any useful process, method, formula, technique, machine, manufacture, composition of matter, algorithm or computer program, as well as improvements thereto, which is new or which the Executive has a reasonable basis to believe may be new.

            7.1.2 For the purposes of this Section 7, Executive Invention shall mean any Invention which is conceived by the Executive or conceived by the Executive in a joint effort with others during the Executive's employment by the Company which (i) may be reasonably expected to be used in a current product of the Company, a projected future product of the Company, or a product similar to a Company product; (ii) results from work that the Executive has been assigned as part of his duties as an employee, officer or director of the Company; (iii) is in an area of technology which is the same or substantially related to the areas of technology with which the Executive is involved in the performance of the Executive's duties as an employee, officer or director of the Company;
      (iv) is useful, or which may reasonably be expected to be useful, in any manufacturing process, product design or internal control system of the Company; or (v) is in an area of technology which includes machinery or processes with which the Executive normally works in performing his duties as an employee, officer or director of the Company.

      7.2 Property of the Company. The Executive hereby agrees that all Executive Inventions shall become the property of the Company. The Company makes no claim of rights to any Inventions of the Executive which are not Executive Inventions, except to the extent that, by operation of law, the "shop rights doctrine" provides the Company with any such rights.

      7.3 Conception of Invention. The Executive hereby agrees that if he conceives any Invention during his employment, for which there is a reasonable basis to believe that the conceived Invention may be an Executive Invention, the Executive will provide notice containing a written description of the Invention to each Board member, adequate to allow evaluation thereof by the Board for a determination of whether the Invention is an Executive Invention. In the event of any dispute regarding such determination, the dispute shall be resolved pursuant to Section 9 hereof.

      7.4 Patent Registration. The Executive hereby agrees that should the Company elect to file any application for patent protection either in the United States or in any foreign country on an Executive Invention, the Executive will execute all necessary papers and documents, including formal assignments to the Company, relating to such patent application. The Executive further agrees that he will cooperate with any attorneys or other persons designated by the Company by explaining the nature of the Executive Invention, reviewing applications and other papers, and providing any other assistance reasonably required for the orderly prosecution of the patent applications.

      7.5 Discontinuance of Use. On or after the termination of the Term, the Executive may request that the Board approve the transfer or assignment to the Executive of a (i) patent or an Executive invention which existed during the Term but has not been practiced or used for a period of one (1) year or more prior to the Executive's request therefor or (ii) trademark, service mark or tradename which was owned by the Company during the Term but has not been used for a period of one (1) year or more prior to the Executive's request therefor. The Board shall make a determination with respect to such transfer or assignment and the value thereof in its sole discretion.

      7.6 Survival. The provisions of this Section 7 shall continue after the Term as provided herein and shall survive irrespective of the reason for the Executive's termination.

                      8. Breach of Covenants by Executive.

      The Executive agrees that the covenants and agreements contained in Sections 5, 6 and 7 of this Agreement are of the essence of this Agreement and that each of such covenants is reasonable and necessary to protect and preserve the interests and properties of the Company and the Business of the Company. The Executive further agrees that the Company is engaged in and through the Area in the Business of the Company and that irreparable loss and damage will be suffered by the Company should the Executive breach any of such covenants and agreements. Each of such covenants and agreements is separate, distinct and severable not only from the other of such covenants and agreements but also from the other and remaining provisions of this Agreement and the unenforceability of any such covenant or agreement shall not affect the validity or enforceability of any other such covenants or agreements or any other provision or provisions of this Agreement. The Executive acknowledges that damages are inadequate for any breach of Sections 5, 6 or 7, and that the Company shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of both temporary and permanent injunctions to prevent a breach or contemplated breach by the Executive of any of such covenants or agreements. The Executive shall further be liable for damages, if any, resulting from any breach of such covenants and agreements.

                           9. Resolution of Disputes.

      9.1 Resolution of Disputes and Mediation. Except for the matters set forth in Sections 5, 6, and 7 hereof, any dispute between the parties either with respect to the interpretation of any provision of this Agreement or with respect to the performance by the Executive or by the Company hereunder (the "Dispute") shall be resolved in accordance with this Section 9 as follows:

            9.1.1 Upon the written request of either party hereto, each of the parties shall appoint a designated representative, whose task it shall be to meet for the purpose of endeavoring to resolve the Dispute. The Company's designated representative shall be a member of the Board excluding (i) the Executive and (ii) the Board member selected by the Executive to be a Board member.

            9.1.2 The designated representatives shall meet as often as necessary to gather and furnish to the other all information with respect to the Dispute which is appropriate and germane in connection with its resolution.

            9.1.3 Such representatives shall discuss the Dispute and negotiate in good faith in an effort to resolve the Dispute without the necessity of any formal proceeding relating thereto.

            9.1.4 During the course of such negotiations all reasonable requests made by one party to the other for non-privileged information reasonably related to the Dispute, shall be honored in order that each of the parties may be fully advised of the other's position.

            9.1.5 The specific format for such discussions shall be left to the discretion of the designated representatives but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party.

      9.2 Judicial Resolution. If the parties hereto are not able to resolve the Dispute concerning this Agreement as set forth in Section 9.1 above within sixty
(60) calendar days, upon the initial written request as provided in Section 9.1.1, then the parties shall have the option and right to resolve such Dispute by judicial or other equitable resolution.

                               10. Miscellaneous.

      10.1 Key Man Insurance. The Executive agrees that during the Term, the Company in its sole discretion may purchase in addition to those specified in
Section 3.9.1 insurance policies on the Executive's life with the Company as the primary beneficiary, provided that all costs of such insurance are paid by the Company.

      10.2 Assignment. This Agreement may not be assigned by any party hereto without the prior written agreement of the other party hereto.

      10.3 Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such provision shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      10.4 Beneficiary. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, heirs, executors, administrators and permitted assigns.

      10.5 Entire Agreement. This Agreement embodies the entire agreement of the parties hereto relating to the subject matter hereof. This Agreement supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, written or oral, of the parties hereto, relating to the subject matter of this Agreement. Nothing in this Agreement is intended or shall confer upon or give any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

      10.6 No Amendments. No amendments or modifications of this Agreement shall be valid or binding upon the Company unless made in writing and approved by the Board and signed by a Board member duly authorized by the Board (other than a Board member designated by the Executive or the Executive), or upon the Executive unless made in writing and signed by the Executive.

      10.7 Waiver. The waiver by either party hereto of a breach by the other party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision by the breaching party.

      10.8 Notices. Any notice required or permitted to be given hereunder shall be in writing and delivered personally or by facsimile/telecopy transmission. Any notice delivered personally shall be deemed given as of the date of delivery. Notice given by facsimile/telecopy shall be evidenced by the facsimile/telecopy verification confirming that the notice was satisfactorily transmitted and received and shall be deemed given as of the date of confirmation; provided, however, that its receipt shall be confirmed by telephone and all notices sent by facsimile/telecopy transmission must be thereafter transmitted to the party to be notified by an overnight express mail delivery service within three (3) days of said facsimile/telecopy transmission.

      AS TO THE COMPANY:

            Hayes Communications Inc.
            ______ Peachtree Corners Circle East
            Norcross, Georgia  30092
            Attention:  Chief Executive Officer
            Facsimile:  (770) __________

      AS TO EXECUTIVE:

            Dennis C. Hayes
            Hayes Communications Inc.
            _____ Peachtree Corners Circle East
            Norcross, Georgia  30092
            Private Fax:  (770) 840-6830

      AS TO HAYES:

            Hayes Microcomputer Products, Inc.
            _____ Peachtree Corners Circle East
            Norcross, Georgia  30092
            Attention: Chief Executive Officer
            Facsimile: (770)  ____________

      10.9 Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and are not intended to have any substantive significance in interpreting this Agreement.

      10.10 Number. Unless the context otherwise requires, whenever used in this Agreement, the singular shall include the plural and the plural shall include the singular.

      10.11 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

      10.12 Counterparts. This Agreement may be executed in four (4) counterparts and each of such counterparts, when duly executed, shall be deemed an original document.

            IN WITNESS WHEREOF, Dennis C. Hayes, the Executive, and the Company, acting by and through its duly authorized officers, have hereunto executed, delivered and sealed this Agreement effective as of the Effective Time.

                                    EXECUTIVE:


                                                                    (SEAL)
                                    --------------------------------
                                    DENNIS C. HAYES
                                    5835 Peachtree Corners Circle East
                                    Norcross, Georgia  30092
                                    Private Fax: (404) 840-6830

                                    COMPANY:

ATTEST:                             HAYES COMMUNICATIONS INC.


                                    BY:
                                       --------------------------------------


                                       Name:
                                            ---------------------------------

[CORPORATE SEAL]
                                       Title:
--------------------------                   --------------------------------
Secretary

            The undersigned Hayes Microcomputer Products, Inc.,is made a signatory hereto for the sole purpose of terminating the Employment Agreement dated April 16, 1996, pursuant to paragraph 2 of this Agreement.

                                    HAYES MICROCOMPUTER PRODUCTS, INC.


                                    By:
                                       --------------------------------------

                                    Name:
                                          -----------------------------------

                                    Title:
                                           ----------------------------------

                      SCHEDULE 3.8 TO EMPLOYMENT AGREEMENT

                             LIFE INSURANCE POLICIES

    Policy Number
    & Company              Policy Date      Policy Owner    Beneficiary
    -------------          -----------      ------------    -----------
1.  Amer. United Life      04/18/84         Company         Company
    #6-002-1742

2.  Amer. United Life      08/18/86         Executive       Estate of Executive
    #6-026-4910

3.  Amer. United Life      04/18/84         Company         Company
    #1-516-163

4.  Confederation Life     06/28/92         Company         Estate of Executive
    # 542 0411

5.  Security Life          07/08/92         Company          Estate of Executive
    # 001045302

                                                             July 24, 1997 Draft
Exhibit 1.5A

                             CERTIFICATE OF OFFICER
                             OF ACCESS BEYOND, INC.

            The undersigned officer of Access Beyond, Inc., a Delaware corporation ("Acquirer"), and _________________, a Georgia corporation ("Newco"), on behalf of Acquirer and Newco, respectively, after consulting with legal counsel and financial auditors regarding the meaning of and the factual support for the following representations, hereby represent, in connection with the proposed merger of Hayes Microcomputer Products, Inc., a Georgia corporation ("Target"), with and into Newco, with Target surviving the merger and with Target shareholders receiving solely Acquirer voting stock in the merger, intended to qualify as a reorganization described in ss. 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by virtue of the provisions of ss. 368(a)(2)(E), collectively referred to as the "Merger," pursuant to that certain Agreement and Plan of Reorganization by and between Acquirer, Newco and Target, dated as of _______________, 1997, and Exhibits thereto (collectively the "Agreement"),(1) that to the best of their knowledge and belief the following facts are now true, correct and complete; and will continue to be true, correct and complete as of the Effective Time for the Merger and thereafter, as relevant.

            1. Newco is a newly-formed corporation that was created for the sole purpose of facilitating Acquirer's acquisition of Target. It has not conducted and is not conducting any business activities. Newco will hold only those assets necessary for it to effect the Merger.

            2. Following the transaction, Target will hold at least 90% of the fair market value of its net assets, at least 70% of the fair market value of its gross assets, at least 90% of the fair market value Newco's net assets, and at least 70% of the fair market value of Newco's gross assets held immediately prior to the transaction. For purposes of this representation, amounts paid by Target or Newco to dissenters, amounts paid by Target or Newco to shareholders who receive cash or other property, amounts used by Target or Newco to pay reorganization expenses, all redemptions and distributions (except for regular, normal dividends) made by Newco, and Newco assets disposed of by Newco prior to the Merger and in contemplation thereof (including without limitation any asset disposed of by Newco, other than in the ordinary course of business, during the period ending on the Effective Time and beginning with the commencement of negotiations, whether formal or informal, between Target and Acquirer regarding the Merger (the "Pre-Merger Period")), will be included as assets of Target or Newco, respectively, immediately prior to the transaction.

            3. Prior to the Merger, Acquirer will be in Control of Newco. As used herein, "Control" shall mean ownership of stock possessing at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such

----------
      (1) Unless otherwise indicated, all capitalized terms shall have the meaning defined in the Agreement.

stock) are held by a third party (including a voting trust) other than an agent of such person.

            4. Acquirer will acquire Control of Target in the Merger solely in exchange for Acquirer voting stock.

            5. The Conversion Ratio as defined in paragraph 1.1.5 of the Agreement is the result of arm's length bargaining. The fair market value of the Acquirer voting common stock to be received by shareholders to Target will be approximately equal to the fair market value of the Target common stock and Target Series A preferred stock to be surrendered in exchange therefor. The fair market value of the Acquirer Series A preferred stock to be received by shareholders of Target will be approximately equal to the fair market value of the Target Series B Preferred Stock to be surrendered in exchange therefor. The fair market value of the substituted Acquirer options to be received by the Target option holders will be approximately equal to the fair market value of the Target options to be assumed in exchange therefor. The fair market value of the substituted Acquirer warrants to be received by the Target warrant holders will be approximately equal to the fair market value of the Target warrants to be assumed in exchange therefor.

            6. The Acquirer common stock to be exchanged for Target common stock in the Merger will be newly issued Acquirer stock.

            7. Acquirer has no plan or intention to cause Target to issue, after the Merger, additional shares of stock (or rights to acquire shares of Target stock) that would result in Acquirer losing Control of Target.

            8. Acquirer has no plan or intention to reacquire any of its voting stock issued in the Merger. For purposes of this representation, it should be noted that Acquirer may from time to time repurchase some of its issued and outstanding stock in open market repurchase transactions. Acquirer has no plan or intention to make any extraordinary distribution with respect to its voting stock issued in the Merger.

            9. Acquirer has no plan or intention to: (a) cause Target to sell, transfer or otherwise dispose of any of its assets or any of the assets acquired from Newco except for dispositions made in the ordinary course of business or for the payment of expenses incurred by Target in the Merger; (b) liquidate Target; (c) merge Target with or into another corporation including Acquirer or its affiliates; or (d) to sell, distribute or otherwise dispose of the stock of Target.

            10. In the Merger, Newco will have no liabilities assumed by Target and will not transfer to Target any assets subject to liabilities.

            11. Acquirer intends that, immediately following the Merger, Target will continue its historic business or use a significant portion of its historic business assets in a business.

            12. Neither Acquirer nor any Acquirer subsidiary owns, or has owned during the past five years, directly or indirectly, any shares of Target stock, or the right to acquire or vote any such stock.

            13. No shareholder of Target is acting as agent for Acquirer in connection with the Merger or approval thereof.

            14. The transfer of cash to Target shareholders in lieu of fractional Acquirer voting common stock shares, if any, is solely for the purpose of avoiding the expense and inconvenience to Acquirer of accounting for fractional shares and does not represent separately bargained-for consideration.

            15. Except with respect to payments of cash to Target shareholders in lieu of fractional shares of Acquirer voting stock and cash paid for Target Dissenting Shares, if any, 100% of the Target stock outstanding immediately prior to the Merger will be exchanged solely for Acquirer voting stock. In any event, the total consideration other than Acquiring voting stock received by Target Shareholders will be less than 20% of the total fair market value of the Target stock outstanding immediately prior to the Merger. Thus, except as set forth in the preceding sentences, Acquirer intends that no consideration other than Acquirer voting stock be paid or received (directly or indirectly, actually or constructively) for Target stock.

            16. No shares of Newco have been or will be used as consideration or issued to shareholders of Target in the Merger.

            17. Newco and Acquirer will each pay separately its own expenses in connection with the Merger as contemplated by the Agreement.

            18. There is no inter-corporate indebtedness existing between Acquirer and Target or between Newco and Target that was issued, acquired, or will be settled at a discount, and Acquirer will assume no liabilities of Target or any Target shareholder in connection with the Merger.

            19. None of the payments to be received by any shareholder of Target that are designated as compensation are actually separate consideration for, or allocable to, any of their shares of Target stock, and the compensation to be paid to any shareholder of Target will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

            20. Neither Acquirer nor Newco are investment companies as defined in ss. 368(1)(2)(F) of the Code.

            21. The Merger is to be carried out for a substantial business purpose.

            22. Acquirer and Newco are authorized to make all of the representations set forth herein, and the undersigned are authorized to execute this certificate on behalf of Acquirer and Newco.

            The undersigned recognize that counsel to and auditors for Target and counsel to and auditors for Acquirer and Newco will rely upon the foregoing representations in evaluating the U.S. federal income tax consequences of the Merger.

ACCESS BEYOND, INC. (ACQUIRER)                                           (NEWCO)
                                          ------------------------------


By:                                       By:
    --------------------------------          --------------------------------

Name:                                     Name:
      ------------------------------            ------------------------------

Title:                                    Title:
       -----------------------------             -----------------------------

Date:                                     Date:
      ------------------------------            ------------------------------

                                                             July 24, 1997 Draft

Exhibit 1.5B

                             CERTIFICATE OF OFFICER
                      OF HAYES MICROCOMPUTER PRODUCTS, INC.

            The undersigned officer of Hayes Microcomputer Products, Inc., a Georgia corporation ("Target"), on behalf of the management of Target, after consulting with legal counsel and financial auditors regarding the meaning of and the factual support for the following representations, hereby represent, in connection with the proposed merger of Target with and into _________________, a Georgia corporation ("Newco"), a wholly owned subsidiary of Access Beyond, Inc, a Delaware corporation ("Acquirer"), with Target surviving the merger and with Target shareholders receiving solely Acquirer voting stock in the merger, intended to qualify as a reorganization described in ss. 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by virtue of the provisions of ss. 368(a)(2)(E), collectively referred to as the "Merger," pursuant to that certain Agreement and Plan of Reorganization by and between Acquirer, Newco and Target, dated as of _______________, 1997, and Exhibits thereto (collectively the "Agreement"),(1) that to the best of their knowledge and belief the following facts are now true, correct and complete; and will continue to be true, correct and complete as of the Effective Time for the Merger and thereafter, as relevant.

            1. At least 90% of the fair market value of its net assets and at least 70% of the fair market value of the gross assets held by Target immediately before the Merger during the Pre-Merger Period will be held by Target immediately after the Merger. For the purpose of determining the percentage of the net and gross assets held by Target immediately before the Merger for purposes of this representation, the following assets will be treated as property held by Target immediately prior but not subsequent to the Merger:
(a) assets disposed of by Target prior to the Merger and in contemplation thereof (including without limitation any asset disposed of by Target, other than in the ordinary course of business, during the period ending on the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) between Target and Acquirer regarding the merger (the "Pre-Merger Period")), (b) assets used by Target to pay expenses or liabilities incurred in connection with the Merger, and (c) assets used to make distributions (except for regular and normal dividends), redemption or other payments in respect of Target stock or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the merger or related thereto.

            2. Target has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger or during the Pre-Merger Period other than (a) in the ordinary course of business, and (b) payments for expenses incurred in connection with the Merger.

----------
      (1) Unless otherwise indicated, all capitalized terms shall have the meaning defined in the Agreement.

            3. In the Merger, shares of Target stock representing Control of Target will be exchanged solely for voting stock of Acquirer; at the time of the Merger, there will exist no rights of any kind (including without limitation, warrants, options, convertible securities, contingent rights, informal or unwritten rights) to acquire Target stock or to vote (or restrict or otherwise control the vote of) Target stock, which, if exercised, could affect Acquirer's acquisition and retention of Control of Target. For purposes of this representation, shares of Target stock exchanged in the Merger for cash and other property will be treated as Target stock outstanding on the date of the Merger but not exchanged for voting stock of Acquirer. As used herein, the term "Control" shall mean ownership of stock possessing at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person.

            4. At the Effective Time of the Merger, there will be no accrued but unpaid dividends on shares of Target stock.

            5. The Conversion Ratio as defined in paragraph 1.1.5 of the Agreement is the result of arm's length bargaining. The fair market value of the Acquirer voting common stock to be received by shareholders of Target will be approximately equal to the fair market value of the Target common stock and Target Series A voting preferred stock to be surrendered in exchange therefor. The fair market value of the Acquirer Series A preferred stock to be received by shareholders of Target will be approximately equal to the fair market value of the Target Series B preferred stock to be surrendered in exchange therefor. The fair market value of the substituted Acquirer options to be received by the Target option holders will be approximately equal to the fair market value of the Target options to be assumed in exchange therefor. The fair market value of the substituted Acquirer warrants to be received by the Target warrant holders will be approximately equal to the fair market value of the Target warrants to be assumed in exchange therefor.

            6. At the Effective Time of the Merger, the fair market value of the assets of Target will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which its assets are subject.

            7. Target has no obligation, understanding, agreement or intention to issue additional shares of stock after the Merger that would result in Acquirer losing Control of Target.

            8. Target has no plan or intention, and is under no obligation, to discontinue its business, to sell or otherwise dispose of any of its assets or of any of the assets acquired from Newco in the Merger except for dispositions made in the ordinary course of business or the payment of expenses incurred by Target pursuant to the Merger.

            9. There is no plan or intention on the part of any Target shareholder who owns 5% or more of Target stock or is an officer or director of Target, and to the knowledge of the management of Target, there is no plan or intention on the part of the remaining Target shareholders to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction which would result in a direct or indirect disposition (a "Sale") of shares of Acquirer voting stock to be issued to Target shareholders in the Merger, which shares would have an aggregate fair market value, as of the Effective Time of the Merger, in excess of 50% of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of Target stock. For purposes of this representation, shares of Target stock (or the portion thereof) (a) with respect to which a Target shareholder receives consideration in the Merger other than Acquirer voting common stock and/or (b) with respect to which a Sale by a Target shareholder who owns 5% or more of Target stock or is an officer or director of Target occurs during the Pre-Merger Period shall be considered shares of outstanding Target stock exchanged for Acquirer voting stock in the Merger and then disposed of pursuant to a prearranged plan.

            10. Target has no plan or intention to immediately reacquire any of the voting stock issued to its shareholders in the Merger.

            11. Target intends that, immediately following the Merger, Target will continue its historic business or use a significant portion of its historic business assets in a business.

            12. The transfer of cash to Target shareholders in lieu of fractional Acquirer voting common stock shares, if any, is solely for the purpose of avoiding the expense and inconvenience to Acquirer of accounting for fractional shares and does not represent separately bargained-for consideration by the Target Shareholders.

            13. Except with respect to payments of cash to Target shareholders in lieu of fractional shares of Acquirer voting stock and cash paid for Target Dissenting Shares, if any, 100% of the Target stock outstanding immediately prior to the Merger will be exchanged solely for Acquirer voting stock. In any event, the total consideration other than Acquiring voting stock received by Target Shareholders will be less than 20% of the total fair market value of the Target stock outstanding immediately prior to the Merger. Thus, except as set forth in the preceding sentences, Acquirer intends that no consideration other than Acquirer voting stock be paid or received (directly or indirectly, actually or constructively) for Target stock.

            14. Target and the shareholders of Target will each pay separately its or their own expenses in connection with the Merger as contemplated by the Agreement.

            15. There is no inter-corporate indebtedness existing between Acquirer and Target or between Newco and Target that was issued, acquired, or will be settled at a discount, and the knowledge of the management of Target, Acquirer will assume no liabilities of Target or any Target shareholder in connection with the Merger.

            16. There is no indebtedness existing between Target and any Target shareholder which will be repaid in connection with or as part of the Merger, or will be specifically funded with amounts Acquirer would contribute to Target subsequent to the Merger.

            17. None of the payments to be received by any shareholder of Target which have been designated as compensation are actually separate consideration for, or allocable to, any of their shares of Target stock; and the compensation paid to any shareholder of Target will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

            18. Target is not an investment company as defined in ss. 368(a)(2)(F) of the Code, and is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of ss. 368(a)(3)(A) of the Code.

            19. The Merger is to be carried out for a substantial business purpose.

            20. Target is authorized to make all of the representations set forth herein, and the undersigned are authorized to execute this certificate on behalf of Target.

            The undersigned recognize that counsel to and auditors for Target and counsel to and auditors for Acquirer and Newco will rely upon the foregoing representations in evaluating the federal income tax consequences of the Merger.

                                     HAYES MICROCOMPUTER PRODUCTS, INC. (TARGET)


                                     By:
                                         ---------------------------------------

                                     Name:
                                           -------------------------------------

                                     Title:
                                            ------------------------------------

                                     Date:
                                           -------------------------------------

EXHIBIT 7.13

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               ACCESS BEYOND, INC.
                   (Originally Incorporated on July 23, 1996)

                                    ARTICLE I

      The name of the Corporation is Hayes Communications Inc.

                                   ARTICLE II

      The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware. The name of its registered agent at that address is The Corporation Trust Company.

                                   ARTICLE III

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

      The total number of shares of all classes of stock which the Corporation has authority to issue is one hundred million (100,000,000) shares, consisting of two classes: __________________ (__________) shares of Common Stock, $.01 par value per share, and __________________ (__________) shares of Preferred Stock, $.01 par value per share. __________________ (____(1)____) shares of the
Preferred Stock are designated as Series A Preferred Stock.

      The Board of Directors is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of the shares of Preferred Stock in one or more series, and, by filing a certificate of designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such wholly unissued series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). The number of authorized shares of Preferred Stock may also be increased or

----------
      (1) This number will be equal to the number of shares of Series A Preferred Stock issued in exchange for the Hayes Series B Preferred Stock.

decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, unless a vote of any other holders is required pursuant to a certificate or certificates establishing a series of Preferred Stock.

      Except as otherwise expressly provided in Article V or in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provisions of this Article IV, any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of the Common Stock or the holders of Preferred Stock, or any series thereof, and any such new series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock.

                                   ARTICLE V

      The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock and the Common Stock are as follows:

      1. Dividend Rights. The holders of Series A Preferred Stock shall be entitled to receive, as and when declared by the Board, but only out of funds legally available therefor, cumulative compounding dividends at the dividend rate of ten percent (10%) per annum of $______. [this blank will equal the original issue price per share of Hayes Series B Preferred Stock ($20.9036) divided by the Conversion Ratio] Dividends shall accrue quarterly as if such dividends had commenced to accrue on April 24, 1997, provided, however, that in the event of conversion of the Series A Preferred Stock (as set forth in Section
3), dividends shall be accrued through the day immediately prior to such conversion. Subject to the restrictions set forth in this Section 1, dividends accumulated on the Series A Preferred Stock shall be declared by the Board and paid on the Redemption Date provided that the Redemption Request is provided as set forth in Section 7. Such dividends shall be paid in cash upon redemption, or in additional shares of Common Stock upon conversion of the Series A Preferred Stock as provided in Section 3 below. Dividends accumulated on the Series A Preferred Stock shall be declared by the Board and paid in cash every three (3) months to the extent permitted by law. No dividends may be paid on the Common Stock unless all accrued and unpaid dividends on the Series A Preferred Stock are paid.

      2. Voting Rights.

            (a) Common Stock. Each holder of shares of Common Stock shall be entitled to one (1) vote for each share thereof held.

            (b) Preferred Stock. Each holder of shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares of Series A Preferred Stock could be converted pursuant to the provisions of Section 3 below at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of shareholders is solicited.

            (c) Vote Required. Subject to the foregoing provisions of this
      Section 2, each holder of Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of the Company (as in effect at the time in question) and applicable law, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise required by law or by the provisions of Section 5 of this Article V, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

      3. Conversion Rights. The holders of Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

            (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing US $______ [this blank will equal $20.9036 divided by the Conversion Ratio] by the Series A Conversion Price determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. If any holder elects to convert his shares of Series A Preferred Stock as provided above, all unpaid and accrued dividends on the Series A Preferred Stock existing immediately prior to the conversion of the Series A Preferred Stock will be converted into such number of fully paid and nonassessable shares of Common Stock as determined by dividing all unpaid and accrued dividends by the Series A Conversion Price, determined as hereinafter provided. The "Series A Conversion Price" shall initially be US $__________ [this blank will equal $20.9036 divided by the Conversion Ratio]. Such initial Series A Conversion Price shall be adjusted as hereinafter provided.

            (b) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted (as set forth below) into such number of fully paid and nonassessable shares of Common Stock as determined by dividing US $_____ [this blank will equal $20.9036 divided by the Conversion Ratio] (adjusted for any stock splits, stock dividends, stock combinations or similar events) plus the per share amount of all unpaid and accrued dividends on the Series A Preferred Stock existing immediately prior to the conversion of the Series A Preferred Stock by the Series A Conversion Price, determined as hereinafter provided, in effect (i) immediately prior to the consummation of a Qualified Public Offering (as defined below) under the Securities Act of 1933, as amended (the "Securities Act"); or (ii) at such time as the Corporation has registered

      Common Stock pursuant to an underwritten public offering under the Securities Act and (a) the Corporation has listed or would be qualified to list its shares on the NASDAQ National Market System; (b) the average market value of the Common Stock equals or exceeds the lesser of US $_________ [this blank will equal $33.00 divided by the Conversion Ratio] per share or two (2) times the then-current Series A Conversion Price (in either such case as adjusted for stock splits, stock dividends, stock combinations or similar events) determined by the median of the high and low sales price each day for a consecutive twenty (20) day period; (c) the aggregate market value of the shares of Common Stock held in the public market equals or exceeds US $25,000,000, determined by the 20 trading day average of the high and low sales price described in (b) above; and (d) the holders of the Series A Preferred Stock have the unrestricted right at such time to sell in a registered offering or pursuant to Rule 144 at least one-half of the number of shares of Common Stock into which such Series A Preferred Stock would be converted; or (iii) upon the affirmative vote of holders of at least a majority of the Series A Preferred Stock (any such event described in subsections (i), (ii) and (iii) above being referred to herein as a "Series A Conversion Event"). All unpaid and accrued dividends on the Series A Preferred Stock existing immediately prior to the Series A Conversion Event shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock as determined by dividing all unpaid and accrued dividends by the Series A Conversion Price, determined as hereinafter provided, in effect immediately prior to the Series A Conversion Event. As used herein, "Qualified Public Offering" means an underwritten sale to the public of Common Stock pursuant to an effective registration statement under the Securities Act in connection with which (a) the gross proceeds to the Corporation for the Common Stock actually sold to the public in such sale, prior to deducting the amount of brokers' commissions and expense allowances paid by the Corporation in connection with the original sale of such Common Stock, is US $25,000,000 or more, and (b) the public offering price per share (prior to underwriters' commissions and expenses) equals or exceeds the lesser of (i) US $______ [This blank will equal $33.00 divided by the Conversion Ratio] per share or (ii) two (2) times the then-current Series A Conversion Price, in either such case as adjusted for stock splits, stock dividends, stock combinations or similar events. Immediately prior to the Qualified Public Offering, or promptly upon the occurrence of another Series A Conversion Event, each share of Series A Preferred Stock shall be automatically converted, without cost, on the terms of this Section 3(b), into the number of shares of Common Stock into which such share of Series A Preferred Stock would be convertible under
      Section 3 immediately prior to such Series A Conversion Event.

            (c) Mechanics of Conversion.

                  (i) Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  (ii) If a conversion is in connection with an underwritten offering of securities pursuant to the Securities Act, the conversion may, at the option of any holder tendering shares of Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

            (d) Adjustments to Conversion Price for Certain Diluting Issues.

                  (i) Special Definitions. For purposes of this Section 3(d), the following definitions apply:

                        (A) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (defined below).

                        (B) "Original Issue Date" shall mean, with respect to the Series A Preferred Stock, the date on which a share of Series A Preferred Stock was first issued.

                        (C) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock and Series A Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                        (D) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 3(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                              (1)   upon conversion of shares of Series A
                                    Preferred Stock;

                              (2) up to _______ [this number will equal the number of shares of Access Beyond Common Stock currently subject to outstanding options or reserved for future issuance, plus 1,800,000 multiplied by the Conversion Ratio] shares, subject to adjustment for all stock splits, stock dividends, subdivisions and combinations of shares of Common Stock issued (or, pursuant to Section 3(d)(iii), deemed to be issued) to officers and employees of the Corporation pursuant to the Corporation's stock option, purchase or similar plans, or other options or warrants as approved by the Corporation's Board of Directors;

                              (3) as a dividend or distribution on Series A Preferred Stock; and

                              (4) upon exercise or conversion of, or otherwise pursuant to, securities of the Corporation outstanding as of the Original Issue Date of the Series A Preferred Stock (including any securities assumed by the Corporation on such date or otherwise assumed or issued in connection with the transactions consummated by the Corporation on such date).

                        (E) "Board" shall mean the Board of Directors of the Corporation.

                  (ii) No Adjustment of Conversion Price. Any provision herein to the contrary notwithstanding, no adjustment in the Series A Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 3(d)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series A Conversion Price in effect on the date of, and immediately prior to, such issue.

                  (iii) Deemed Issue of Additional Shares of Common Stock. In
                        the event the Corporation at any time or from time to time after the Original Issue Date of the Series A Preferred Stock shall issue any Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                        (A) no further adjustments in the Series A Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                        (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price computed upon the original issue thereof, and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Series A Conversion Price shall affect the Common Stock previously issued upon conversion of the Series A Preferred Stock);

                        (C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                              (1) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of

                                    Common Stock issued were the shares of
                                    Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                              (2)   in the case of Options for Convertible
                                    Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 3(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                        (D) no readjustment pursuant to clause (B) or (C) above shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (1) the Series A Conversion Price on the original adjustment date, or (2) the Series A Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

                        (E) in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Series A Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above.

                  (iv) Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event this corporation, at any time after the Original Issue Date shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3(d)(iii)), without consideration or for a consideration per share less than US $______ [this blank will equal $20.9036 divided by the Conversion Ratio] per share but equal to or greater than US $______ [this blank will equal $7.14 divided by the Conversion Ratio] per share (in each case as adjusted for any stock splits, stock dividends, stock combinations or similar events) then and in such event, the Series A Conversion Price shall be reduced concurrently with such issue, to a price equal to the lowest per share consideration received by the Corporation for any of the Additional Shares of Common Stock. If such price per share of Additional Shares is less than US $________ [this blank will equal $7.14 divided by the Conversion Ratio] (adjusted for any stock splits, stock dividends, stock combinations or similar events) then and in such event, the Series A Conversion Price shall first be reduced to US $_______ [this blank will equal $7.14 divided by the Conversion Ratio] and then the Series A Conversion Price shall be further reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series A Conversion Price by a fraction, (i) the numerator of which shall be the number of shares of Common Stock issuable upon conversion of the shares of the Series A Preferred Stock actually issued and outstanding (or deemed issued pursuant to Section 3(d)(iii)) immediately prior to such issue plus the quotient obtained by dividing (x) the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued (or deemed issued pursuant to Section 3(d)(iii)) by (y) the Series A Conversion Price in effect immediately prior to such issuance, and (ii) the denominator of which shall be the number of shares of Common Stock issuable upon conversion of the shares of the Series A Preferred Stock actually issued and outstanding (or deemed issued pursuant to Section 3(d)(iii)) immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued (or deemed issued pursuant to Section 3(d)(iii)).

                  (v)   Determination of Consideration. For purposes of this
                        Section 3(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                        (A)   Cash and Property. Such consideration shall:

                              (1) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation (without deducting any discounts or commissions paid by the Corporation);

                              (2) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

                              (3) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board.

                        (B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3(d)(iii), relating to Options and Convertible Securities shall be determined by dividing:

                              (1) the maximum amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                              (2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

            (e) Adjustments for Stock Dividends, Subdivisions, or Split-ups of Common Stock. If the number of shares of Common Stock outstanding at any time after the filing of this Restated Certificate of Incorporation is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, effective at the close of business upon the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Series A Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be increased in proportion to such increase of outstanding shares of Common Stock.

            (f) Adjustments for Combinations of Common Stock. If the number of shares of Common Stock outstanding at any time after the filing of this Restated Certificate of Incorporation is decreased by a combination of the outstanding shares of Common Stock, then, effective at the close of business upon the record date of such combination, the Series A Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

            (g) Adjustments for Other Distributions. In the event the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 3(g) with respect to the rights of the holders of the Series A Preferred Stock.

            (h) Adjustments for Reorganizations, Reclassifications, etc. If the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property, whether by reclassification, a merger or consolidation of this corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of this corporation (but only if the stockholders of this corporation hold more than fifty percent (50%) of the outstanding voting equity securities of the surviving corporation in such merger, consolidation or sale of assets reorganization), or otherwise (other than a subdivision or combination of shares provided for above or a merger or other transaction referred to in Section 4(c) below) the Series A Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock or securities or other property equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before such event; and, in any such case, appropriate adjustment (as determined by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as may be reasonable, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock. In the event of any conflict between this Section 3(h) and Section 4(b), Section 4(b) shall be controlling.

            (i) No Impairment. The corporation will not, except by a properly approved amendment of its Certificate of Incorporation, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

            (j) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this
Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock, a certificate executed by the Corporation's President/Chief Executive Officer or Treasurer/Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustments and readjustments, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock.

            (k) Notices of Record Date. In the event that the Corporation shall propose at any time: (a) to declare any special dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not out of earnings or earned surplus; (b) to offer to subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (d) to merge or consolidate with or into any other corporation (other than a mere reincorporation transaction), or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series A Preferred Stock:

                  (A) at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; and

                  (B) in the case of the matters referred to in (c) and (d) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

            (l) Issue Taxes. The corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

            (m) Reservation of Stock Issuable Upon Conversion. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in its best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

            (n) Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board).

            (o) Notices. Any notice required by the provisions of this Section 3 to be given to the holders of shares of Series A Preferred Stock shall be given in writing and it or any certificates or other documents delivered hereunder shall be deemed effectively given or delivered (as the case may be) upon personal delivery; when deposited with a recognized international courier, five (5) days after deposit (or if earlier, upon delivery against a signed receipt therefor); when transmitted by telecopy, which transmission is confirmed, at the address appearing on the books of the Corporation.

      4. Liquidation Rights.

            (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holder of each share of the Series A Preferred Stock then outstanding shall be entitled to receive out of the remaining assets of the Corporation available for distribution to stockholders, and before any payment or declaration and setting apart for payment of any amount shall be made in respect of Common Stock, an amount equal to $________. [this blank will equal the original issue price per share of Hayes Series B Preferred Stock ($20.9036) divided by the Conversion Ratio] (which amount shall be adjusted proportionately in the event the shares of Series A Preferred Stock are subdivided into a greater number or combined into a lesser number) plus an amount equal to any accrued but unpaid dividends through the date of such liquidation, dissolution or winding up of the Corporation (the "Series A Preferred Stock Liquidation Preference"). If, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the holders of Series A Preferred Stock shall be insufficient to permit the payment of the full Series A Preferred Stock Liquidation Preference pursuant to this Section 4(a), then all of the remaining assets of the Corporation to be distributed shall be distributed ratably to the holders of Series A Preferred Stock.

            (b) A merger, consolidation or reorganization of the Corporation with or into any other corporation or corporations that results in the transfer of fifty percent (50%) or more of the outstanding voting stock of the Corporation (other than a transaction effected primarily for the purpose of changing the domicile of the Corporation), a sale of all or substantially all of the assets of the Corporation, or a transaction or series of related transactions (other than a public offering of the Corporation's securities, following which a majority of the Board is comprised of those persons who were members of the Board prior to such offering) in which the Corporation issues shares representing more than fifty percent (50%) of the voting power of the Corporation immediately after giving effect to such transaction, shall be treated as a liquidation, dissolution or winding up for purposes of this Section
4. Any securities to be delivered to the holders of the Series A Preferred Stock and Common Stock pursuant to such event shall be valued as follows:

                  (i) Securities not subject to investment letter or other similar restrictions on free marketability:

                        (A) If traded on a securities exchange or reported on a national inter dealer quotation system, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;

                        (B) If actively traded over the counter and not reported on a national inter dealer quotation system, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing; and

                        (C) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board.

                  (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board.

            (c) In the event of a transaction (or series of related transactions) to be treated as a liquidation pursuant to this Section 4, the Corporation shall give each holder of record of Series A Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 4, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the shares of Series A Preferred Stock.

      5. Restrictions and Limitations. So long as any of the Series A Preferred Stock remain outstanding, this corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the total number of shares of Series A Preferred Stock outstanding:

            (i) alter or change the rights, preferences or privileges of the Series A Preferred Stock;

            (ii) increase the aggregate number of authorized shares of Series A Preferred Stock (other than an increase pursuant to a stock split) or decrease the aggregate number of authorized shares of Series A Preferred Stock below the number of shares of Series A Preferred Stock then outstanding;

            (iii) authorize or issue, or obligate itself to issue, any other equity security senior to or on a parity with the Series A Preferred Stock as to dividends or assets in liquidation or create or reclassify any obligation or security convertible into or exchangeable for, or having any option rights to purchase, any such equity security other than shares of capital stock issuable upon conversion or exercise of securities outstanding as of the Original Issue Date of the Series A Preferred Stock;

            (iv) take any action which results in the redemption of, or payment of dividends or the distribution of cash or any property with respect to, any shares of Common Stock (other than pursuant to
                  (x) Section 4(a); (y) payments made to a stockholder who is not a stockholder of the Corporation as of the Original Issue Date of the Series A Preferred Stock in connection with an acquisition or merger transaction by the Corporation which is not deemed to be a liquidation pursuant to Section 4(b) above; or (z) redemptions of employee or director owned stock or options);

            (v) incur or guarantee any indebtedness other than (a) in the ordinary course of business; (b) under the Loan and Security Agreement dated December 21, 1995, by and between Hayes Microcomputer Products, Inc., an affiliate of the Corporation and The CIT Group/Credit Finance, Inc., as amended thereafter, or any replacement credit facility with a commercial lender under which the Corporation or its subsidiaries maintains its primary borrowing relationship; (c) indebtedness existing as of the Original Issue Date of the Series A Preferred Stock;
                  (d) in an amount not to exceed $2,000,000 in the aggregate; or
                  (e) in connection with an acquisition or merger transaction by the Corporation which is not deemed to be a liquidation under
                  Section 4(b) above; or

            (vi) approve or create any mortgage, pledge or security interest in all or substantially all of the assets or property of the Corporation, except for such security interests or liens arising under the Corporation's borrowings permitted under Subsection 5(v) above.

      6. No Reissuance of Series A Preferred Stock. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The corporation may, from time to time, take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series A Preferred Stock, but not below the number of shares of such Series then outstanding.

      7. Redemption.

            (a) Redemption Date. "Redemption Date" means April 23, 2000, or such other date determined in accordance with Section 7(b) or 7(c) below.

            (b) Stockholder Redemption Request. Subject to the limitations set forth herein and in Section 7(f) below, on ninety (90) days prior written notice from the holders of more than fifty percent (50%) of the Series A Preferred Stock ("Redemption Request") delivered to the Corporation not earlier than November 1, 1999, the Corporation shall redeem all of the shares of Series A Preferred Stock held by each holder as of the date of such notice by paying in cash therefor, US $_________ [this blank will equal $20.9036 divided by the Conversion Ratio] per share of Series A Preferred Stock (such amount to be adjusted proportionately in the event the shares of Series A Preferred Stock are subdivided into a greater number or combined into a lesser number and in the event the Corporation at any time pays a dividend, or makes any other distribution, to holders of Series A Preferred Stock payable in shares of Series A Preferred Stock) plus all accrued but unpaid dividends on such shares (the "Redemption Price") on such Redemption Date.

            (c) Corporation Redemption Request. The corporation may, at its sole option and discretion, at any time at which it has funds legally available to do so, redeem all (or, if the holders of a majority of the outstanding Series A Preferred Stock consent thereto, any part) of the Series A Preferred Stock upon thirty (30) days prior written notice to the holders of the Series A Preferred Stock, by paying the Redemption Price on the Redemption Date. Any partial redemption hereunder shall be made pro rata among all holders of the Series A Preferred Stock. Notwithstanding the foregoing, any holder of Series A Preferred Stock may elect to convert to Common Stock all or any part of the Series A Preferred Stock shares which the Corporation has elected to redeem by providing written notice of its conversion election to the Corporation within twenty (20) days after the date of the Corporation's redemption notice. In such event, those shares of Series A Preferred Stock shall convert to Common Stock at the Series A Conversion Price as provided in, and subject to the terms and conditions of
Section 3.

            (d) Surrender of Certificates. On or before the Redemption Date, each holder of shares of Series A Preferred Stock being redeemed shall surrender the certificate or certificates representing such shares to the Corporation, at the Corporation's principal place of business. Upon such surrender (but not earlier than the Redemption Date) the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. If a certificate is surrendered and all the shares evidenced thereby are not being redeemed, the Corporation shall cause certificates evidencing the shares not being redeemed to be issued in the name of the registered owner of such shares and to be delivered to such person.

            (e) Termination of Stock Rights. If the Corporation elects to redeem the Series A Preferred Stock as provided above, or if a holder of Series A Preferred Stock gives a Redemption Request and holds shares of Series A Preferred Stock on the Redemption Date, and if on the Redemption Date the Redemption Price is either paid or made available for payment through the deposit arrangement specified in Section 7(f) below, then notwithstanding that the certificates evidencing any of the shares of Series A Preferred Stock to be redeemed shall not have been surrendered, all rights with respect to such shares shall terminate as of the Redemption Date, except only the right of the holder to receive the Redemption Price upon surrender of the certificate evidencing such shares.

            (f) Deposit of Redemption Price. On or prior to a Redemption Date, the Corporation shall deposit with any bank or trust company in the United States having a capital and surplus of at least US $50,000,000, as a trust fund, a sum equal to the aggregate Redemption Price of all shares of Series A Preferred Stock to be redeemed on the Redemption Date, with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date or prior thereto, the Redemption Price to the respective holders upon the surrender of their share certificates. From and after the date of such deposit ("Redemption Deposit"), the shares so called for redemption shall be redeemed. The deposit shall constitute full payment of the shares to their holders, and from and after the Redemption Date the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect thereto and shall have no rights with respect thereto except the rights to receive from the bank or trust company payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor. Any funds so deposited and unclaimed at the end of one year from the Redemption Date shall be released or repaid to the holders of the shares called for redemption shall be entitled to receive payment of the Redemption Price with respect to such shares only from the Corporation.

            (g) Insufficient Funds. If the funds of the Corporation legally available therefor shall be insufficient to discharge the redemption requirements under Section 7(b) in full due on any Redemption Date, funds to the maximum extent legally available for such purpose shall be set aside on or before the Redemption Date in accordance with Section 7(b). The maximum number of full shares of Series A Preferred Stock that can be redeemed with such funds shall be redeemed ratably from the holders of shares of Series A Preferred Stock to be redeemed as of the Redemption Date. Thereafter, the Corporation shall redeem shares of Series A Preferred Stock ratably from the holders thereof as funds legally available therefor become available. Dividends shall continue to accrue on shares of Series A Preferred Stock scheduled to be redeemed on a Redemption Date but not yet redeemed until funds sufficient to redeem such shares become legally available therefor and are paid or set aside in accordance with this Section 7.

                                   ARTICLE VI

      The Board of Directors of the Corporation shall have the power to adopt, amend or repeal Bylaws of the Corporation.

                                   ARTICLE VII

            The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated as Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors, initially, with the directors of Class I elected for a term of one year, the directors of

Class II elected for a term of two years and the directors of Class III elected for a term of three years. At each succeeding annual meeting of stockholders following such classification and election, directors elected to succeed those directors whose terms expire shall be elected for a three-year term.

            Subject to the rights of the holders of any class or series of the capital stock of the Corporation entitled to vote generally in the election of directors (hereinafter in this Article VII and in the first proviso of Article VIII of this Certificate of Incorporation, such stock is referred to as the "Voting Stock") then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

            Subject to the rights of the holders of any class or series of the Voting Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class (it being understood that, for all purposes of this Article VII, and the provisions of the By-Laws of the Corporation which require the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, to alter, amend or repeal any provision of the By-Laws which is to the same effect as the provisions of this Certificate of Incorporation enumerated in the first proviso of Article VIII hereof, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article V of this Certificate of Incorporation or any designation of the rights, powers and preferences of any class or series of Preferred Stock made pursuant to said Article IV (a "Preferred Stock Designation")).

            Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article VII.

            Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto (including the resolutions of the Board of Directors pursuant to Article IV), and such Directors so elected shall not be divided into classes pursuant to this Article VII unless expressly provided by such terms.

                                  ARTICLE VIII

            In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                  To make, alter or repeal the bylaws of the Corporation;
            provided, however, that notwithstanding any other provisions of the Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal (i) any provision of the By-laws which is to the same effect as Article VII of this Certificate of Incorporation, or (ii) this proviso of this
            Article VIII.

                  To authorize and cause to be executed mortgages and liens upon the real property of the Corporation.

                  To set apart out of any of the funds of the Corporation
            available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                  By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation.

                  When and as authorized by the stockholders in accordance with this Certificate of Incorporation and applicable statutes, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration (which may consist, in whole or in part, of money or property, including shares of stock in, and/or other securities of, any other corporation or corporations) as the Corporation's Board of Directors shall deem appropriate and in the best interests of the Corporation.

                                   ARTICLE IX

      To the fullest extent permitted by law, no director of the Corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

      Neither any amendment nor repeal of this Article IX, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article IX, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

      This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been duly executed by the Corporation as of the ____ day of _________, 1997.

                                          ACCESS BEYOND, INC.


                                          BY:
                                              ----------------------------------

                                              Name:
                                                    ----------------------------

                                                Title:
                                                       -------------------------